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                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT


      SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 7, 2001, by and among CSK Auto Corporation, a Delaware corporation, with headquarters located at 645 E. Missouri Avenue, Suite 400, Phoenix, Arizona 85012 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").
WHEREAS:

      A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

      B. The Company has authorized the issuance of up to $50 million principal amount of its 7% Convertible Debentures (plus such additional amount as may be added to such principal amount pursuant to the second paragraph thereof) due on the five year anniversary of the first date of issuance of such Debentures (collectively, the "Debentures"), which shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Debentures.

      C. The Buyers severally wish to purchase, upon the terms and conditions stated in this Agreement, (i) an aggregate of up to $50 million principal amount of Debentures on the Closing Date (as defined below), such Debentures to be in the form attached hereto as Exhibit A (the "Debentures") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers and (ii) warrants (the "Make-Whole Warrants") to purchase shares of Common Stock (as exercised collectively, the "Warrant Shares"), such Make-Whole Warrants to be substantially in the form attached hereto as Exhibit B.

      D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      E. The location of defined terms in this Agreement is set forth on the Index of Terms attached hereto.

      NOW THEREFORE, the Company and the Buyers hereby agree as follows:
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      1.    PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

            a. Purchase of Debentures and Make-Whole Warrants. Subject to the satisfaction or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective principal amount of Debentures, together with the related Make-Whole Warrants, set forth opposite such Buyer's name on the Schedule of Buyers (the "Closing").

            b. The Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on December 21, 2001 or such later date on or before December 31, 2001 (the "Closing Deadline"), which, unless otherwise agreed by the Company and the Buyers, shall be within five (5) Business Days following the date on which the Company certifies in writing to each Buyer that each of the conditions set forth in Section 7 hereof has been satisfied (or, with respect to those conditions to be satisfied on the Closing Date, will be satisfied on the Closing Date). The Closing shall occur on the Closing Date at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166. The failure by any Buyer to purchase the Debentures to be purchased by such Buyer on the Closing Date shall not affect or impair any other Buyer's right to purchase (acknowledging that pursuant to the terms of this Agreement, such Buyer is then not obligated to so purchase) the Debentures to be purchased by such Buyer at the Closing.

            c. Form of Payment. On the Closing Date, (A) each Buyer shall pay the Company for the Debentures and the related Make-Whole Warrants to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and
(B) the Company shall deliver to each Buyer Debentures (in the denominations as such Buyer shall reasonably request) representing the principal amount of Debentures which such Buyer is then purchasing hereunder, along with warrants representing the related Make-Whole Warrants, duly executed on behalf of the Company and registered in the name of such Buyer.

            d. Failure to Close. In the event that the Closing shall not have occurred with respect to a Buyer on or before the Closing Deadline (other than by reason of such Buyer's refusal to purchase the Debentures and Make-Whole Warrants to be purchased at the Closing by such Buyer in violation of the terms of this Agreement), then, with respect to each such Buyer other than Investcorp CSK Holdings L.P. and its affiliates, the Company shall on or before January 2, 2002, at the option of the Company, (i) pay to such Buyer, by wire transfer of immediately available funds in accordance with such Buyer's written wire instructions, a non-refundable fee in an amount equal to the product derived by multiplying (A) .035 by (B) the principal amount of Debentures to be purchased at the Closing by such Buyer, as set forth on the Schedule of Buyers or (ii) cause the Company's transfer agent to, by delivery of the Break-Up Share Issuance Notice substantially in the form attached hereto as Exhibit D, issue and promptly thereafter deliver to such Buyer at the address listed on the Schedule of Buyers a number of fully paid and nonassessable shares (rounded up or down to the nearest whole share) of Common Stock equal to the amount calculated pursuant to subclause (i) of this paragraph divided by the arithmetic average of the Closing Sale Price (as defined in the Debentures) of the Common Stock for the five (5) trading days ended December 31, 2001 (collectively, the "Break-up Shares").


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            e.    Post-Closing Deadline Purchase of Debentures and Make-Whole
Warrants.

            In the event that the Closing shall not have occurred with respect to a Buyer on or before the Closing Deadline (other than by reason of such Buyer's refusal to purchase the Debentures and Make-Whole Warrants to be purchased at the Closing by such Buyer in violation of the terms of this Agreement), such Buyer (a "Participating Buyer") shall, upon three (3) Business Days' prior written notice by such Participating Buyer to the Company (with a copy of such notice to each other Buyer) (a "Post-Closing Buyer Participation Notice"), have the right (the "Post-Closing Buyer Participation Right") at any time, but not more than one time, during the 90 day period immediately following the Closing Deadline (the "Post-Closing Participation Period") to require the Company to issue and sell to such Participating Buyer all but not less than all of the Debentures and related Make-Whole Warrants that such Participating Buyer was scheduled to purchase prior to the Closing Deadline as set forth on the Schedule of Buyers, upon and subject to the terms and conditions of this Agreement and the other Transaction Documents (as defined herein) and the satisfaction or waiver of the conditions set forth in Sections 6 and 7 hereof. Each of the Company and the Participating Buyer shall use its reasonable best efforts to effectuate the purchase of Debentures and related Make-Whole Warrants pursuant to this Section 1(e). Each purchase of Debentures and related Make-Whole Warrants by a Participating Buyer under this Section 1(e) shall be treated for all purposes under this Agreement and the other Transaction Documents as if it occurred on the Closing Date.

            f. (i) Notwithstanding Section 9(e), at the election of the Company on or prior to December 15, 2001, this Agreement shall be amended to add Oppenheimer Capital Fund or one or more of its affiliates ("Oppenheimer") as a party, and the Schedule of Buyers shall be amended to reflect the addition of Oppenheimer as a Buyer purchasing up to $10 million aggregate principal amount of Debentures and Make-Whole Warrants and, with respect to each of the existing Buyers, a pro rata reduction (based on the principal amount of Debentures set forth on the Schedule of Buyers) of the principal amount of Debentures and Make-Whole Warrants to be purchased by such existing Buyers.

            (ii) Notwithstanding Section 9(e), at the election of the Company on or prior to the Closing Date, this Agreement shall be amended to add The Carmel Trust or one or more of its affiliates ("Carmel"), and the Schedule of Buyers shall be amended to reflect the addition of Carmel as a Buyer purchasing up to $10.5 million aggregate principal amount of Debentures and Make-Whole Warrants and, with respect to Investcorp CSK Holdings L.P., an equivalent reduction of the principal amount of Debentures and Make-Whole Warrants to be purchased by Investcorp CSK Holdings L.P.

            (iii) In the event of such amendment, each new party to this Agreement will be entitled to the rights provided to Buyers under Section 1(d) with respect to all of the principal amount of Debentures to be purchased at Closing by such party, as set forth on the amended Schedule of Buyers.

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

      Each Buyer represents and warrants with respect to only itself that:


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            a.    Investment Purpose. Such Buyer (i) is acquiring the Debentures and the Make-Whole Warrants, (ii) upon conversion of the Debentures owned by it, will acquire the Conversion Shares then issuable, (iii) upon exercise of the Make-Whole Warrants held by it, will acquire the Warrant Shares issuable upon exercise thereof, (iv) upon issuance of any Interest Shares (as defined in the Debentures), will acquire the Interest Shares and (v) if applicable, is acquiring the Break-Up Shares (the Debentures, the Conversion Shares, the Interest Shares, the Make-Whole Warrants, the Warrant Shares and the Break-Up Shares collectively are referred to herein as the "Securities") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and in accordance with any applicable state securities laws.

            b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

            c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

            d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer and which such Buyer considers necessary or appropriate for deciding whether to purchase the Securities. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in this Agreement.

            e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall


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have delivered to the Company an opinion of counsel, in substantially the form attached hereto as Exhibit F, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

            g. Legends. Such Buyer understands that the Debentures and Make-Whole Warrants and, until such time as the sale of the Conversion Shares, the Interest Shares and the Warrant Shares have been sold or transferred pursuant to a registration statement under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, the Interest Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Debentures, Make-Whole Warrants and stock certificates):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN SUBSTANTIALLY THE FORM ATTACHED HERETO AS EXHIBIT A, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue the relevant securities without such legend to the holder of the Securities upon which it is stamped, if, (i) such Securities are sold or transferred pursuant to a registration statement under the 1933 Act, (ii) in


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connection with a sale transaction, such holder provides the Company with an opinion of counsel, in substantially the form attached hereto as Exhibit F, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

            h. Authorization; Enforcement; Validity. Such Buyer has the requisite power and authority to enter into and perform its obligations under the Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            i. Residency. Such Buyer is a resident of that country or state specified in its address on the Schedule of Buyers.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each of the Buyers that:

            a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 25% or more of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect 25% or more of the board of directors or similar governing body of such entity) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or other power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, assets, operations, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). A complete list of entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest is set forth on Schedule 3(a).

            b. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this


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Agreement, the Debentures, the Make-Whole Warrants, the Registration Rights
Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and the Voting Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Debentures, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, the reservation for issuance and the issuance of the Interest Shares, the issuance of the Make-Whole Warrants, the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Make-Whole Warrants, and the reservation for issuance and the issuance of the Break-Up Shares have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except to the extent that stockholder approval may be required pursuant to the Rule 312.00 of the NYSE (as defined below) (the "Stockholder Approval Rule")). The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which as of October 31, 2001 27,847,778 shares are issued and outstanding, no shares are held in treasury, 3,378,341 shares are reserved for issuance pursuant to the Company's stock option and purchase plans, and 4,524,886 shares are issuable and reserved for issuance pursuant to securities (other than the Debentures and the Make-Whole Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), as of the date hereof, (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights (arising under Delaware law, Arizona law, the Company's Certificate of Incorporation or By-laws or any agreement or instrument to which the Company is a party) or any liens or encumbrances granted or created by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (C) except as set forth in the SEC Documents, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness in excess of $1,000,000 of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (D) except as set forth in the SEC Documents, there will be no amounts due upon termination of, any credit agreement or credit facility of the Company or any of its Subsidiaries; (E) except as set forth in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (F)


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except as set forth in the SEC documents, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (G) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (H) the Company does not have any stock appreciation rights or "phantom" stock plans or agreements or any similar plan or agreement; (I) to the knowledge of the Company, since February 4, 2001, no officer, director or beneficial owner of 5% or more of the Company's outstanding capital stock has pledged shares of the Company's capital stock in connection with a margin account or other loan secured by such capital stock;
and (J) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents (as defined herein) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses since February 4, 2001 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.
The Company has made available to each Buyer, or the SEC Documents contain, true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto except for stock options granted under any benefit plan or stock option plan of the Company approved by the Board of Directors of the Company.

            d. Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of the applicable Transaction Documents, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, and shall not be subject to pre-emptive rights or other similar rights of shareholders of the Company. As of the Closing, at least 12.7 million shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) will have been duly authorized and reserved for issuance upon conversion of the Debentures, issuance of any Interest Shares and exercise of the Make-Whole Warrants. As of the date hereof, at least 150,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) will have been duly authorized and reserved for issuance upon issuance of any Break-Up Shares. Upon conversion or issuance in accordance with the Debentures, this Agreement or the Make-Whole Warrants, as applicable, the Conversion Shares, the Interest Shares, the Warrant Shares and the Break-Up Shares, as the case may be, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Based, in part, on reliance on the representations and warranties of each of the Buyers in the Transaction Documents, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares, the Interest Shares, the Warrant Shares and the


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Break-Up Shares) will not (i) result in a violation of the Certificate of
Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except for such violations as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, By-laws or their organizational charter or by-laws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the 1933 Act to register such Securities, as required by Blue Sky filings or as required by the Stockholder Approval Rule, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. The Company is not in violation of the listing requirements of the Principal Market, and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

            f. SEC Documents; Financial Statements. Since February 4, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of the date of filing of such SEC Documents, such SEC Documents, as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, as of the date filed and as of the date they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as


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may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, when considered in conjunction with the information contained in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Other than information required to be made publicly available pursuant to Sections 4(h) and 4(t) hereof, neither the Company nor any of its Subsidiaries has provided the Buyers with any material, nonpublic information. As of the date hereof, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement) and does not have any actual knowledge of any fact which would reasonably result in its not meeting such requirements. Except as set forth on Schedule 3(f), the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act. Except for the issuance of the Debentures and the Make-Whole Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is currently contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company at the time of such event, liability, development or circumstance and prior to the date hereof under applicable securities laws and which has not been publicly disclosed.

            g. Absence of Certain Changes. Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended February 4, 2001, the Quarterly Reports on Form 10-Q for the quarters ended May 6, 2001 and August 5, 2001 or any Current Reports on Form 8-K filed by the Company since February 4, 2001 (the "Designated SEC Documents") or as disclosed in the Company's press releases issued on November 29, 2001, there has been no change or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any actual knowledge that its creditors intend to initiate involuntary bankruptcy proceedings. Except as disclosed in the Designated SEC Documents, since February 4, 2001, the Company has not declared or paid any dividends, and as of the date hereof, has not sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business (which shall include sales of stores that are not, individually or in the aggregate, material to the business of the Company or any of its Subsidiaries) or had capital expenditures, individually or in the aggregate, in excess of $5,000,000.

            h. Absence of Litigation. Except as disclosed in the SEC Documents or as would not reasonably be expected to result in a Material Adverse Effect, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries or any of the Company's or the Subsidiaries' officers or directors in their capacities as such. To the knowledge of the Company, none of the directors or officers of the Company have been a party to any securities related litigation during the past five years.

            i. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

            j. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            k. Employment Matters; ERISA Matters. (i) Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened which would reasonably be expected to result in a Material Adverse Effect. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

            (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect.

            l. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individually or in the aggregate, in a Material Adverse Effect. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and except as would not have a Material Adverse Effect, there is no claim, action or proceeding being made or brought against, or to the knowledge of the Company, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            m. Title. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them. Except as would not reasonably be expected to result in a Material Adverse Effect, any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases.

            n. Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where the failure of the Company and its Subsidiaries would not, either individually or in the aggregate, have a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

            (ii) Except as would not reasonably be expected to result in a Material Adverse Effect, other than those that are or were stored, used or disposed of in compliance with applicable law, to the knowledge of the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries.

            (iii) Except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

            o. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to remain so insured as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            p. Regulatory Permits. Except for Permits (as defined below) the absence of which would not result, either individually or in the aggregate, in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (the "Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

            q. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and the Warrant Shares issuable upon conversion of the Debentures and the exercise of the Make-Whole Warrants, respectively, will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Make-Whole Warrants, in accordance with this Agreement and the respective terms of the Debentures and the Make-Whole Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            r. No Materially Adverse Contracts, Etc. Except for laws, rules and regulations of general applicability (including those relating to corporate taxes and the environment), neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is reasonably expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is reasonably expected to have a Material Adverse Effect.

            s. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject except where the filing date for such return has been validly extended by the proper jurisdiction, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and
(iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            t. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, the laws of the state of its incorporation or the laws of any other state which is or could become applicable to the Buyers, and that would be adverse to Buyers, as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

            u. Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            v. Solvency. The Company individually and together with its Subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by the Transaction Documents) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature.

            w. Registration Rights Waiver. Each affiliate of Investcorp S.A. that is a stockholder of the Company ("Investcorp") and The Carmel Trust and each of its affiliates that are stockholders of the Company has waived in writing any piggyback registration rights they may have with respect to any Company securities they hold in connection with the registration of Securities pursuant to the Registration Rights Agreement and each of Investcorp and Carmel has agreed not to exercise any demand registration rights until the registration of the Registrable Securities (as defined in the Registration Rights Agreement) issuable to Lehman has been declared effective by the SEC. True and complete copies of such waivers and agreement (the "Registration Rights Waiver Agreement") have been provided to each Buyer.

      4.    COVENANTS.

            a. Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

            c. Reporting Status. Until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares, the Interest Shares, the Warrant Shares and the Break-Up Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Investors shall have sold all the Conversion Shares, the Interest Shares, the Warrant Shares and the Break-Up Shares and (B) none of the Debentures or Make-Whole Warrants is outstanding (the period from the date hereof until the earlier of the dates specified in clauses (i) and
(ii), the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            d. Use of Proceeds. The Company will use the proceeds from the sale of the Debentures and the Make-Whole Warrants for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

            e. Financial Information. The Company agrees to send the following to each Investor during the Reporting Period: (i) within five (5) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders; provided, that the Company shall not be required to send any such report, registration statement, amendment, notice or other information if it is filed with the SEC through EDGAR and is generally available via EDGAR.

            f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved shares of Common Stock for the purpose of issuance of the Conversion Shares, the Interest Shares and the Warrant Shares (to the extent such issuances may occur), which shall initially be no less than 12.7 million shares of Common Stock. The Company shall take all action necessary to have authorized and reserved shares of Common Stock for the purpose of issuance of the Break-Up Shares (to the extent such issuances may occur), which shall initially be no less than 150,000 shares of Common Stock.

            g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, subject to Section 4(i) below, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. So long as $1,000,000 of Securities of the Buyers are outstanding and other than in connection with Organic Changes (as defined in the Debentures) constituting a Change of Control (as defined in the Debentures), the Company shall maintain the Common Stock's authorization for quotation on listing on The New York Stock Exchange, Inc. (the "NYSE") or the Nasdaq National Market (as applicable, the "Principal Market"). Until the later of five (5) years from the date of this Agreement and 90 days following the Maturity Date (as defined in the Debentures) and other than in connection with Organic Changes (as defined in the Debentures), neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

            h. Filing of Form 8-K. On or before the second Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC including as exhibits to such Current Report on Form 8-K the press release required by Section 4(t), this Agreement, the form of Debenture, the form of Make-Whole Warrants and the Registration Rights Agreement, and the schedules hereto and thereto in the form required by the 1934 Act. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            i. Proxy Statement. Unless the Company shall have provided the Buyers with evidence reasonably satisfactory to the Buyers that the Stockholder Approval is not required by the Principal Market in connection with the Stockholder Approval Rule, the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before June 30, 2002 (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

            j. Corporate Existence. So long as a Buyer beneficially owns any Debentures, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, with respect to which the Company is in compliance with the terms of the Debentures.

            k. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged in compliance with applicable securities laws by an Investor in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation,
Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such reasonable documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

            l. Expenses. On the date hereof, the Company shall pay an expense allowance of $125,000 to LBI Group Inc. (collectively with its affiliates, "Lehman").

            m. Good Standing. At the Closing, the Company shall deliver a good standing certificate to each of the Buyers, certifying the Company's qualification to do business and its good standing in the State of Delaware and the State of Arizona as certified by the Secretary of State of the State of Delaware and the Secretary of State of the State of Arizona, respectively.

            n. Additional Debentures. For so long as any Buyer beneficially owns any Securities, the Company will not issue any Debentures other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Debentures.

            o. Transactions With Affiliates. So long as any Debentures are outstanding, the Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person and (ii) the Company delivers to each holder of Debentures (A) with respect to any Affiliate Transaction entered into after the Closing Date involving aggregate consideration in excess of $500,000, a resolution of the Board of Directors set forth in an officers' certificate signed by the Chief Executive Officer of the Company certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors and (B) with respect to any Affiliate Transaction involving aggregate consideration in excess of $3 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that this clause (ii) shall not apply to transactions under the agreement dated on or about the Closing Date (the "Real Estate Agreement") among one or more Affiliates of the Carmel Trust and the Company in accordance with the terms of such Real Estate Agreement as in effect on the Closing Date and any amendments, modifications, restatements, renewals or supplements thereto; provided that any such amendment, modification, restatement, renewal or supplement to the Real Estate Agreement contains provisions that are no less favorable to the holders of the Debentures than those contained in the Real Estate Agreement as in effect on the Closing Date and has been approved by a majority of the disinterested members of the Board of Directors as evidenced by a resolution of the Board of Directors set forth in an officers' certificate signed by the Chief Executive Officer of the Company delivered to each holder of Debentures. In addition, the following will not be deemed to be Affiliate Transactions: (1) the provision of administrative or management services by the Company or any of its officers to any of its Subsidiaries in the ordinary course of business, (2) any employment agreement, collective bargaining agreement, employee benefit plan or any similar arrangement heretofore or hereafter entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, (3) transactions between or among the Company and/or its wholly owned subsidiaries, (4) payment of reasonable and customary compensation to employees, officers or directors in the ordinary course of business and consistent with the Company's practices prior to the Closing Date, (5) maintenance in the ordinary course of business of benefit programs, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

            p. Acquisitions. Until the delivery by the Company to the Buyer of all shares of Common Stock upon conversion of the Debentures or all sums of cash upon redemption or repayment of the Debentures, as applicable, such that after such delivery upon any such conversion, redemption or repayment no more than $1,000,000 in principal amount of the Debentures remain outstanding, other than in connection with business acquisitions where the aggregate cash consideration paid for all such transactions does not exceed $3,000,000, the Company covenants and agrees that it will not enter into or complete any business acquisitions, whether in the form of one or more stock and/or asset transactions.

            q. No Violation of Law. The business of the Company and its Subsidiaries will not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

            r.    Additional Issuances of Securities.

                  (i) Right of Participation. For so long as any Debentures remain outstanding, if at any time and from time to time, the Company shall desire to effect a Dilutive Issuance (as defined in the Debenture), then the Company shall first comply with the terms of this Section 4(r) (collectively, "Future Offerings").

                  (ii) Notice Requirements. The Company shall notify, or cause to be notified, the Buyers, by certified mail return receipt requested, not more than five (5) nor less than three (3) Business Days prior to the time the Company intends to consummate such Future Offering (the "Future Offering Notice"). Once the Company has delivered a Future Offering Notice, the Company shall either consummate or abandon the transaction described therein within five
(5) Business Days after the date of delivery of such Future Offering Notice unless the Buyers consent to extend such five (5) Business Day period. The Future Offering Notice shall describe the proposed Future Offering, including the purchaser and the detailed terms and conditions thereof and description of the securities to be issued and providing each

Buyer an option to purchase up to its Pro Rata Portion (as defined in the Debentures) of the securities to be issued in such Future Offering.

                  (iii) Exercise of Right of Participation. A Buyer can exercise its option to participate in a Future Offering by delivering written notice to the Company of such Buyer's interest in participating within three (3) Business Days after receipt of a Future Offering Notice, which notice shall state the quantity of the Anti-Dilution Threshold (as defined in the Debentures), and that number of securities it is willing to purchase in excess of its Anti-Dilution Threshold. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Anti-Dilution Threshold, then each Buyer which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Anti-Dilution Threshold shall be entitled to purchase its pro rata portion (determined in the same manner as described in the definition of Pro Rata Portion) of the securities in the Future Offering which one or more of the Buyers have not elected to purchase.

                  (iv) Right to Issue Securities. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(r), the Company shall have two (2) Business Days thereafter to sell the securities of the Future Offering not subscribed for by the Buyers upon terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering during such two (2) Business Day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this
Section 4(r).

            (s) Registration Rights. Until the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC, the Company will not grant registration rights with respect to the Common Stock to any stockholder which are preferential to the rights of the Buyers under the Registration Rights Agreement.

            (t) Press Release. Immediately following execution of this Agreement or, if trading is not then being executed on the NYSE, in any event prior to the next commencement of trading on the NYSE, the Company shall issue a press release announcing the terms of the transactions contemplated by this Agreement and the other Transaction Documents in a press release in the form attached hereto as Exhibit G.

            (u) HSR. If deemed necessary by the Company or any holder of Debentures or Make-Whole Warrants, in order for such holder to exercise the Debenture or Make-Whole Warrant, as applicable, to file a notification of the transactions contemplated by the Transaction Documents (an "HSR Filing") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder ("HSR"), the Company and such holder of Debentures will use its best efforts to cooperate with such holder in seeking early termination of the waiting period under HSR. In addition, the Company agrees to pay the HSR filing fees incurred by such holder in making such HSR filing, unless such filing requirement is caused by the purchase of Common Stock following the date hereof.

            (v) Registration Rights Waiver. Without the prior written consent of Lehman, the Company shall not modify, amend, terminate or waive any of its rights under the Registration Rights Waiver Agreement.

            (w) The Company shall, simultaneously with the Closing or prior thereto, cause all of the Company's 7% Convertible Subordinated Notes due September 1, 2006 that are currently outstanding to be converted into shares of Common Stock.

      5.    TRANSFER AGENT INSTRUCTIONS.

      The Company shall issue irrevocable instructions to its transfer agents, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares, the Break-Up Shares and Warrant Shares in such amounts as specified from time to time upon conversion of the Debentures, issuance of any Interest Shares, issuance of any Break-Up Shares or exercise of the Make-Whole Warrants, as applicable (the "Irrevocable Transfer Agent Instructions"), a form of which is attached as Exhibit H hereto. Prior to registration and sale pursuant to such registration statement of the Conversion Shares, the Interest Shares, the Break-Up Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, the Interest Shares, the Break-Up Shares and the Warrant Shares, prior to registration and sale pursuant to such registration statement of the Conversion Shares, the Interest Shares, the Break-Up Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Debentures, the Make-Whole Warrants and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in substantially the form attached hereto as Exhibit F, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, the Break-Up Shares, the Interest Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            The obligation of the Company to issue and sell the Debentures and the Make-Whole Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  (ii) Such Buyer shall have delivered to the Company the purchase price for the Debentures and the Make-Whole Warrants being purchased by such Buyer at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct as of such date)), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

      7.    CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            The obligation of each Buyer hereunder to purchase the Debentures and the Make-Whole Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

                  (ii) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and, subject to Stockholder Approval, the Conversion Shares issuable upon conversion of the Debentures (without regard to any limitations on conversions), the Warrant Shares issuable upon exercise of the Make-Whole Warrants (without regard to any limitations on exercises) and the Interest Shares shall be approved for listing (subject to official notice of issuance) upon the Principal Market.

                  (iii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties set forth in Sections 3(c), (f) and (h) that shall be updated as set forth below) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and an update as of the Closing Date regarding the representations contained in Section 3(c), (f) and (h) above.

                        (iv) Such Buyer shall have received the opinion of Gibson Dunn & Crutcher LLP, dated as of the Closing Date, in the form of Exhibit E, attached hereto.

                        (v) The Company shall have executed and delivered to such Buyer the Debentures and the Make-Whole Warrants (in such denominations as such Buyer shall request) being purchased by such Buyer at the Closing.

                        (vi) The Company and the holders of a majority of the outstanding Common Stock (including Common Stock issuable upon conversion of the Company's 7% Convertible Subordinated Notes due September 1, 2006) of the Company shall have entered into a Voting Agreement (the "Voting Agreement") for the benefit of the Buyers in the form attached hereto as
      Exhibit I.

                        (vii) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, the issuance of the Interest Shares and the exercise of the Make-Whole Warrants 12.7 million shares of its Common Stock.

                        (viii) The Irrevocable Transfer Agent Instructions, in the form of Exhibit H attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                        (ix) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten (10) days of the Closing Date.

                        (x) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten (10) days of the Closing Date.

                        (xi) The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to
      (A) resolutions consistent with Section 3(b) above, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing.

                        (xii) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                        (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                        (xiv) Each Buyer shall have received evidence satisfactory to it that the Company has completed a Refinancing (as defined in the Debentures).

                        (xv) Since the date of this Agreement, there shall have been no Material Adverse Change (as defined below). The Company shall have delivered to each Buyer a certificate, dated as of the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect. A "Material Adverse Change" shall mean any event, change, circumstance or effect that individually or when taken together with all other such events, changes, circumstances or effects is or could reasonably be expected to result in a Material Adverse Effect.

                        (xvi) The Company shall have received all consents and waivers necessary to give effect to the rights of the Buyers contained in the Registration Rights Agreement.

                        (xvii) The Company shall have delivered to each Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or their counsel may reasonably request.

                        (xviii) Each Buyer shall have received evidence satisfactory to it that each other Buyer has purchased and paid for the Debentures and related Make-Whole Warrants that such Buyer is required to purchase under this Agreement, as set forth on the Schedule of Buyers.

                        (xix) The Company shall have paid (by wire transfer) Lehman Brothers, Inc. its fees as placement agent in connection with the sale of the Debentures and the Make-Whole Warrants.



            8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (provided that, except with respect to the representations provided in Section 3(b), the first and last sentences of Section 3(c), in clauses (A), (B), (G) and
(H) of the third sentence of Section 3(c), in Section 3(d), in Section 3(e), in
Section 3(q) or in Section 3(t), such claim for indemnification is made on or prior to the 60th day following the filing of the Company's Annual Report on From 10-K for the year ended January 31, 2003 or, with respect to Section 3(s), prior to termination of all applicable statute of limitations), (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

            9.    MISCELLANEOUS.

                  a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE

ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and (A) the holders of at least 75% of the outstanding principal amount of the Debentures or Conversion Shares, as applicable, and (B) Lehman, for so long as Lehman holds not less than $10 million in principal amount of Debentures or Conversion Shares attributable to such Debentures, as applicable. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Debentures then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Conversion Shares, as the case may be.

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:
                        CSK Auto Corporation
                        645 E. Missouri Avenue, Suite 400

                        Phoenix, AZ 85012
                        Telephone:  (602) 265-9200
                        Facsimile:  (602) 234-1065
                        Attention:  Don Watson, Chief Financial Officer

                  With a copy to:
                        Gibson Dunn & Crutcher LLP
                        333 South Grand Avenue
                        Los Angeles, CA 90071
                        Telephone:   (213) 229-7000
                        Facsimile:   (213) 229-7520
                        Attention:  Jeffrey Hudson

                  If to the Transfer Agent:
                        Mellon Investor Services LLC
                        400 South Hope Street, 4th Floor
                        Los Angeles, CA  90071
                        Telephone:  (213) 553-9724
                        Facsimile:  (213) 553-9735
                        Attention:  Raymond Torres

                  If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of (A) the holders of at least 75% of the outstanding principal amount of the Debentures or Conversion Shares, as applicable, and (B) Lehman, for so long as Lehman holds not less than $10 million in principal amount of Debentures or Conversion Shares attributable to such Debentures, as applicable, including by merger or consolidation, except pursuant to a merger or consolidation with respect to which the Company is in compliance with the terms of the Debentures. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement. Any Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. Unless this Agreement is terminated under Section 9(k), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing; provided that the representations and warranties of the Company contained in Section 3 shall expire (except with respect to the representations provided in Section 3(b), the first and last sentences of Section 3(c), in clauses (A), (B), (G) and (H) of the third sentence of Section 3(c), in Section 3(d), in Section 3(e), in Section 3(q) or in Section 3(t)) on the 60th day following the filing of the Company's Annual Report on From 10-K for the year ended January 31, 2003 or, with respect to Section 3(s), prior to termination of all applicable statute of limitations and the representations and warranties of each Buyer contained in Section 2 shall expire (except with respect to the representations provided in Section 2(h)) one year following the Closing Date. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions in the form as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. Termination. (i) In the event that the Closing shall not have occurred with respect to a Buyer on or before December 31, 2001 due to the Company's failure to satisfy the conditions set forth in Sections 7 above (and such Buyer not having waived such unsatisfied condition(s)), such Buyer (provided that it is not in breach) shall have the option to terminate this Agreement, subject to the survival of this Agreement pending possible application of Sections 1(d) and 1(e) hereof, without liability to any other party; provided, however, that if this Agreement is terminated pursuant to this
Section 9(k)(i), the Company shall remain obligated to reimburse any nonbreaching Buyer for the expenses described in Section 4(l) above and the Company shall remain obligated under Section 1(d) and Section 1(e) hereof and, if any Buyer's rights are exercised under Section 1(e), the provisions of this Agreement shall continue to apply.

                  (ii) In the event that the Closing shall not have occurred with respect to a Buyer on or before March 31, 2002 due to the expiration of such Buyer's rights under Section 1(e) or such Buyer's failure to satisfy the conditions set forth in Section 6 above (and the Company not having waived such unsatisfied conditions(s)), the Company (provided that it is not in breach) shall have the option to terminate this Agreement with respect to such Buyer, without liability to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(k)(ii), the Company shall remain obligated to reimburse any nonbreaching Buyer for the expenses described in
Section 4(l) above and, if applicable, to make any payment or issuance of Break-Up Shares required under Section 1(d).

                  l. Placement Agent. The Company shall be responsible for the payment of placement agent's fees, financial advisory fees, or brokers' commissions for persons engaged by or on behalf of the Company relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. Each Buyer shall bear responsibility for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions for persons engaged by or on behalf of such Buyer relating to or arising out of the transactions contemplated hereby.

                  m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  n. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  o. Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents, or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  p. Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer are several and not joint with the obligations of the other Buyers hereunder, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, association, joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Buyer shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this

Agreement or out of the Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                                 [signature page follows]

            IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                            BUYERS:

CSK AUTO CORPORATION                      LBI GROUP INC.


By:  /s/ Lon B. Novatt                    By:  /s/ Kevin R. Genirs
     -------------------------                 -------------------------------
    Name:  Lon B. Novatt                       Name:  Kevin R. Genirs
    Title:  Senior Vice President              Title:  Vice President







                 [Additional Buyers Signature Page(s) Follow(s)]

       [Additional Buyers Signature Page to Securities Purchase Agreement]



                                    INVESTCORP CSK HOLDINGS L.P.

                                    By:   /s/ Ebrahim H. Ebrahim
                                          -------------------------
                                          Name:  Ebrahim H. Ebrahim
                                          Title:  Authorized Representative

                               SCHEDULE OF BUYERS


                                                        Principal                            Investor's
                          Investor Address                Amount      Number of            Representatives'
   Investor                 and Facsimile                   of        Make-Whole                Address
     Name                       Number                  Debentures     Warrants           and Facsimile Number
     ----                       ------                  ----------     --------           --------------------
LBI Group              Lehman Brothers Inc.             $20,000,000        1          Lehman Brothers Inc.
                       c/o Sheraton Manhattan Hotel                                   c/o Sheraton Manhattan Hotel
                       790 7th Avenue                                                 790 7th Avenue
                       Room 809                                                       Room 809
                       NY, NY 10019                                                   NY, NY 10019
                       fax: (646)-758-5202                                            fax: (646)-758-5202
                       Attention: Kevin                                               phone: (212)-526-2614
                       Genirs, LBI Group Inc.                                         Attention: Kevin Genirs,
                                                                                      LBI Group Inc.


Investcorp CSK         Investcorp Bank E.C.             $30,000,000        1          Investcorp Bank E.C.
Holdings L.P.          Investcorp House                                               Investcorp House
                       P.O. Box 5340                                                  P.O. Box 5340
                       Manama, Bahrain                                                Manama, Bahrain
                       Fax:  011-973-536-541                                          Fax:  011-973-536-541
                       Attention:  Gary S. Long                                       Attention:  Gary S. Long

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS............................   2

2. BUYER'S REPRESENTATIONS AND WARRANTIES..................................   3

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................   6

4. COVENANTS...............................................................  14

5. TRANSFER AGENT INSTRUCTIONS.............................................  20

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL..........................  21

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.......................  21

8. INDEMNIFICATION.........................................................  23

9. MISCELLANEOUS...........................................................  24


                                    SCHEDULES

Schedule 3(a)        -     Subsidiaries
Schedule 3(c)        -     Capitalization
Schedule 3(f)        -     SEC Documents
Schedule 4(d)        -     Use of Proceeds


                                    EXHIBITS

Exhibit A     -    Form of Debentures
Exhibit B     -    Form of Make-Whole Warrant
Exhibit C     -    Form of Registration Rights Agreement
Exhibit D     -    Form of Break-Up Share Issuance Notice
Exhibit E     -    Form of Company Counsel Opinion
Exhibit F     -    Form of Transfer Opinion
Exhibit G          Form of Press Release
Exhibit H     -    Form of Irrevocable Transfer Agent Instructions
Exhibit I          Form of Voting Agreement

                                      INDEX

                                                                            Page
                                                                            ----
1933 Act ...............................................................       1
1934 Act ...............................................................       9
accredited investor ....................................................       4
Affiliate ..............................................................      18
Affiliate Transaction ..................................................      17
Agreement ..............................................................       1
Break-Up Shares ........................................................       2
Business Day ...........................................................      16
Buyer ..................................................................       1
Buyers .................................................................       1
By-laws ................................................................       8
Carmel .................................................................   3, 14
Certificate of Incorporation ...........................................       8
Closing ................................................................       2
Closing Date ...........................................................       2
Closing Deadline .......................................................       2
Common Stock ...........................................................       1
Company ................................................................       1
Conversion Shares ......................................................       1
Debentures .............................................................       1
Designated SEC Documents ...............................................      10
Environmental Laws .....................................................      12
Future Offering Notice .................................................      19
Future Offerings .......................................................      18
Hazardous Materials ....................................................      12
HSR ....................................................................      20
HSR Filing .............................................................      20
Indemnified Liabilities ................................................      24
Indemnitees ............................................................      24
Interest Shares ........................................................       4
Investcorp .............................................................      14
Irrevocable Transfer Agent Instructions ................................      20
Lehman .................................................................      17
Make-Whole Warrants ....................................................       1
Material Adverse Change ................................................      23
Material Adverse Effect ................................................       6
NYSE ...................................................................      16
Oppenheimer ............................................................       3
Participating Buyer ....................................................       3
Permits ................................................................      13
Post Closing Buyer Participation Notice ................................       3

                                                                            Page
                                                                            ----
Post-Closing Buyer Participation Right .................................       3
Post-Closing Participation Period ......................................       3
Principal Market .......................................................      16
Real Estate Agreement ..................................................      17
Registration Rights Agreement ..........................................       1
Regulation D ...........................................................       1
Reporting Period .......................................................      15
Rule 144 ...............................................................       5
SEC ....................................................................       1
SEC Documents ..........................................................       9
Securities .............................................................       4
Stockholder Approval ...................................................      16
Stockholder Approval Rule ..............................................       7
Stockholder Meeting Deadline ...........................................      16
Subsidiaries ...........................................................       6
Transaction Documents ..................................................       7
Voting Agreement .......................................................      22
Warrant Shares .........................................................       1

                          SECURITIES PURCHASE AGREEMENT
                                  SCHEDULE 3.a.

                                 CSK AUTO, INC.
                                CSKAUTO.COM, INC.
                      AUTOMOTIVE INFORMATION SYSTEMS, INC.

                          SECURITIES PURCHASE AGREEMENT
                                  SCHEDULE 3.c.

         (A) Stockholders' Agreement dated October 30, 1996, by and between the Investcorp Group (as defined therein), the Carmel Group (as defined therein), and the Companies, as thereafter amended (the "Stockholders' Agreement")

         (B)      (i)      Stock Options pursuant to the Company's approved
Stock Option Plans as follows:

         1996 Executive Stock Option Plan
         1996 Associate Stock Option Plan
         1999 Employee Stock Option Plan

                  (ii) Convertible securities pursuant to agreements between the Company and Oppenheimer Capital Income Fund (7% Convertible Subordinated Note, Registration Rights Agreement, Note Purchase Agreement) ("Oppenheimer Transaction")

         (C)      Oppenheimer Transaction

         (E)      (i)      Stockholders' Agreement

                  (ii)     Oppenheimer Transaction

                          SECURITIES PURCHASE AGREEMENT
                                  SCHEDULE 3.f.

         Convertible securities pursuant to agreements between the Company and Oppenheimer Capital Income Fund (7% Convertible Subordinated Note, Registration Rights Agreement, Note Purchase Agreement) ("Oppenheimer Transaction")

         Severance and Retention Agreements for the following senior executive officers of the Company: Martin Fraser, Don Watson, Larry Buresh, Larry Ellis, Bill Evans, Lon Novatt, and Dale Ward

                          SECURITIES PURCHASE AGREEMENT
                                  SCHEDULE 4.d.

         Net proceeds, after payment of fees and expenses associated with the transactions contemplated under this Securities Purchase Agreement and the agreements attached as exhibits thereto, from the sale of the Debentures and the Make-Whole Warrants will be used for CSK Auto, Inc.'s repayment of borrowings under its existing senior credit facility and for working capital.

                                      EXHIBIT A TO SECURITIES PURCHASE AGREEMENT

                                                                  EXECUTION COPY

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN SUBSTANTIALLY THE FORM ATTACHED HERETO AS EXHIBIT A, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES. THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS DEBENTURE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF PURSUANT TO SECTION 5(E) HEREIN.



No. 1                                                               $________(1)

                              CSK AUTO CORPORATION

        7% CONVERTIBLE SUBORDINATED DEBENTURE DUE [DECEMBER __, 2006](2)

                  THIS DEBENTURE (this "Debenture") is one of a duly authorized issue of Debentures of CSK AUTO CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as its 7% Convertible Debentures Due December __, 2006, in an aggregate principal amount of up to Fifty Million U.S. Dollars (U.S. $50,000,000), plus such additional amount as may be added to such principal amount pursuant to the fourth sentence of the next paragraph(the "Debentures").

                  FOR VALUE RECEIVED, the Company promises to pay to ________________, the holder hereof, or its order (the "Holder"), the principal sum of _____ Million Dollars ($_________), plus such additional principal sum as shall result from the application of the third sentence succeeding this sentence (the "Outstanding Principal Amount"), on December __, 2006 (the "Original Maturity Date") and to pay interest ("Interest Payments") on the principal sum outstanding from time to time under this Debenture, at the rate of 7% per annum which shall be cumulative, accrue daily from the date of issuance of this Debenture and be due and payable on the first day of each Calendar Quarter commencing April 1, 2002 (each, an "Interest Payment Date"). If an Interest Payment Date is not a Business Day, then the Interest Payment shall be due and payable on the Business Day immediately following such Interest Payment Date. Interest Payments shall be payable, subject to any applicable limitations on the number of shares of

----------

(1)      Insert principal amount of Debenture.

(2)      Insert date five years from the date issued.

Common Stock that may be issued to the Holder, in shares of Common Stock ("Interest Shares") or, at the option of the Company, in cash (each such cash Interest Payment being referred to herein as a "Cash Interest Payment"), provided that the Interest Payments which accrue during any period shall be payable in cash only if the Company provides written notice ("Interest Payment Election Notice") to each holder of Debentures at least ten (10) Business Days prior to the Interest Payment Date. Interest Payments made in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded up or down to the nearest whole share) of Common Stock equal to the quotient of (a) the amount of the Interest Payment due on the applicable Interest Payment Date divided by (b) the arithmetic average of the Closing Sale Price of the Common Stock for the period commencing on and including the fifth Trading Day immediately preceding the applicable Interest Payment Date and ending on the date on and including the date immediately preceding the applicable Interest Payment Date (the "Interest Share Conversion Rate"); provided, however, that if any limitations on issuance of such Interest Shares in the Debentures would prevent such issuance, then such Interest Payment shall be payable by adding the Interest Payment to the Outstanding Principal Amount. The Company shall deliver a notice, substantially in the form of Exhibit B hereto, to the Transfer Agent (as defined in Section 4(f)(i)) and to the holders of Debentures promptly following the applicable Interest Payment Date. Notwithstanding the foregoing, the Company shall be required to make Cash Interest Payments if any event constituting an Event of Default (as defined in Section 17), or an event that with the passage of time and without being cured would constitute an Event of Default, has occurred and is continuing on the Interest Payment Date or any date which is within 10 Business Days prior to the Interest Payment Date, unless otherwise consented to in writing by the Holder entitled to receive such Interest Payment. If any Interest Payments are not paid, or, if Interest Shares, if required, are not delivered, within five (5) Business Days of such accrued and unpaid Interest Payments' Interest Payment Date, then the amount of such Interest Payment shall, to the maximum extent permitted by law, bear interest at the rate of 12.0% per annum from such Interest Payment Date until the same is paid in full; provided, however, that such rate shall be increased by an additional two percent (2%) per annum commencing on the first day of each of the second and third thirty (30) day periods (or part thereof) following such default until such overdue interest is duly paid; provided that in no event shall the rate of interest exceed the lower of 16% or the highest rate permitted by applicable law (the "Default Interest"). Interest Payments will be paid to, or, in the case of Interest Shares will be issued in the name of, the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"). Interest Payments shall not accrue on Debentures that remain outstanding following the date on which conversion of such Debenture would have occurred had the provisions in Section 4(c) or Section 12 not applied.

                  This Debenture is subject to the following additional provisions:

                  1. Exchange. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as reasonably requested by the Holder surrendering the same. No service charge will be charged to the Holder for such registration transfer or exchange.

                  2. Transfers. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the

United States only in compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture be overdue, and the Company shall not be affected by notice to the contrary.

                  3. Definitions. For purposes of this Debenture, the location of defined terms in this Debenture is set forth on the Index of Terms attached hereto and the following terms shall have the following meanings:

                           "Anti-Dilution Threshold" shall mean, with respect to
any Person, (i) during the period commencing on the Closing Date and ending on the day which is ninety (90) days following the Closing Date, zero; (ii) during the period commencing ninety one (91) days following the Closing Date and ending one hundred eighty (180) days following the Closing Date, 25% of such Person's Pro Rata Portion of the Dilutive Issuance or Variable Price Issuance, as applicable; (iii) during the period commencing one hundred eighty one (181) days following the Closing Date and ending two hundred seventy (270) days following the Closing Date, 50% of such Person's Pro Rata Portion of the Dilutive Issuance or Variable Price Issuance, as applicable; (iv) during the period commencing two hundred seventy one (271) days after the Closing Date and ending three hundred sixty five (365) days after the Closing Date, 75% of such Person's Pro Rata Portion of the Dilutive Issuance or Variable Price Issuance, as applicable; and
(v) during the period commencing three hundred sixty six (366) days following the Closing Date and thereafter, 100% of such Person's Pro Rata Portion of the Dilutive Issuance or Variable Price Issuance, as applicable.

                           "Approved Stock Plan" shall mean any stock option
plan, restricted stock plan or employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, consultant or director for services provided to the Company.

                           "Bloomberg" shall mean Bloomberg Financial Markets
and any successor thereto.

                           "Business Day" shall mean any day other than
Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                           "Calendar Quarter" means each of the following
periods: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

                           "Closing Bid Price" shall mean, for any security as
of any date, the last closing bid price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m., New York City time, as reported by

Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company; provided, however, that promptly following such determination, the Company provides each of the holders of the Debentures then outstanding with written notice setting forth in reasonable detail the basis for the Company's determination of such fair market value. The holders of at least 25% of the Outstanding Principal Amount of the Debentures then outstanding and Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock received upon conversion of such Debentures ("Objecting Holders") shall have the right to object to the Company's determination of fair market value within ten (10) Business Days of receipt of such notice. In the event the Company fails to provide the holders of the Debentures then outstanding with the notice required herein or in the event the Objecting Holders provides the Company with a notice of its objection, then, the fair market value shall be resolved pursuant to
Section 4(f)(iii) below with the term "Closing Bid Price" being substituted for the term "Closing Sale Price". All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                           "Closing Date" shall mean the first date on which
Debentures are issued pursuant to the Securities Purchase Agreement.

                           "Closing Sale Price" shall mean, for any security as
of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company; provided, however, that promptly following such determination, the Company provides each of the holders of the Debentures then outstanding with written notice setting forth in reasonable detail the basis for the Company's determination of such fair market value. The Objecting Holders shall have the right to object to the Company's determination of fair market value within ten (10) Business Days of receipt of such notice. In the event the Company fails to provide the holders of the Debentures then outstanding with the notice required herein or in the event the Objecting Holders provide the Company with a notice of its objection, then, the fair market value shall be resolved pursuant to Section 4(f)(iii) below. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                           "Common Stock" shall mean the Common Stock, par value
$0.01 per share, of the Company.

                           "Common Stock Deemed Outstanding" shall mean at any
given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6(a)(i) and 6(a)(ii) but only to the extent such Options or Convertible Securities are actually exercisable and are in-the-money at such time, but in all events excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Debentures.

                           "Conversion Failure" shall mean that for any reason
(other than the limitations set forth in Section 4(c) and Section 12) the Holder has not received all of the shares of Common Stock to which the Holder is entitled prior to the tenth (10th) Business Day after the Share Delivery Date (as defined in Section 4(f)(ii)) with respect to a conversion of this Debenture.

                           "Conversion Price" shall mean (A) as of any
Conversion Date (as defined in Section 4(f)(ii)) or other date of determination during the period beginning on the Issuance Date and ending on and including the day immediately preceding the Original Maturity Date (as defined below), the Standard Conversion Price, (B) as of the Original Maturity Date if the Company has paid any and all required payments of the Maturity Date Redemption Price on any remaining portion of this Debenture in a timely manner, the Maturity Conversion Price, and (C) as of any date of determination after the Original Maturity Date if the Company has failed, in a timely manner as described in
Section 5, to pay any and all required payments of the Maturity Date Redemption Price or has failed to issue all the shares of Common Stock required to be issued as a result of the Company's election of a Maturity Date Mandatory Conversion, the Default Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

                           "Convertible Securities" shall mean any stock or
securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

                           "Default" shall mean any Event of Default and any
event or occurrence that, with or without notice, with the passage of time would be an Event of Default.

                           "Default Conversion Price" shall mean as of any
Conversion Date or other date of determination, in each case on or after _________(3), the product of (x) 95% and (y) the lower of (1) the lowest Closing Bid Price during the three (3) Trading Days ending on and including the Conversion Date or other date of determination and (2) the Standard Conversion Price.

----------

(3)      Insert date five years from the date issued.

                           "Floor Price" has the meaning set forth in Section
6(j).

                           "Investcorp" shall mean Investcorp CSK Holdings L.P.
and its affiliates.

                           "Issuance Date" shall mean, with respect to each
Debenture, the date of issuance of the applicable Debenture.

                           "Lehman" shall mean LBI Group Inc. and its
affiliates.

                           "Make-Whole Average" means the arithmetic average of
the Closing Sale Prices for the Common Stock on the Trading Days during the period beginning on the Closing Date and ending on and including the Trading Day immediately preceding the Make-Whole Date; provided, however, that if the Make-Whole Date is prior to November __, 2002, such arithmetic average shall be calculated as if the Make-Whole Date were November __, 2002 and the Closing Sale Price for the Common Stock for each Trading Day in the period beginning on the date of the first public announcement of the Change of Control (the "Announcement Date") and ending on the Trading Day immediately preceding November ____, 2002 shall be deemed to be the arithmetic average of the Closing Sale Prices for each day during the ten (10) Trading Days ending on the day immediately preceding the Announcement Date.

                           "Make-Whole Date" means the earlier of (i) the date
on which a Change of Control is consummated and (ii) November ___, 2002.

                           "Maturity Conversion Price" shall mean the arithmetic
average of the Closing Sale Price of the Common Stock on each Trading Day during the 120 consecutive Trading Days immediately preceding the Original Maturity Date.

                           "Maturity Date" shall mean, with respect to a
Debenture, the date which is December ___, 2006, unless extended pursuant to
Section 5.

                           "Nasdaq" shall mean the Nasdaq National Market
System.

                           "NYSE" shall mean The New York Stock Exchange, Inc.

                           "Options" shall mean any rights, warrants or options
to subscribe for or purchase Common Stock or Convertible Securities.

                           "Person" shall mean an individual, a limited
liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           "Principal Market" shall mean NYSE, or if the Common
Stock is not traded on the NYSE, then the principal securities exchange or trading market for the Common Stock.

                           "Pro Rata Portion" shall mean, with respect to any
Person, the quotient obtained by dividing the number of shares of Common Stock (and Common Stock which may be acquired upon conversion of Convertible Securities (including Debentures) owned by such

Person, subject to any applicable limitations on conversion in the Debentures) owned by such Person as of the date of the Dilutive Issuance or Variable Price Issuance, as applicable, by the total number of shares of Common Stock Deemed Outstanding (which shall, notwithstanding the definition above, include in all events Common Stock which may be acquired upon conversion of Convertible Securities and exercise of Options held by such Person) as of the date of the Dilutive Issuance or Variable Price Issuance, as applicable.

                           "Refinancing" means (i) the repayment in full of all
indebtedness outstanding under the Third Amended and Restated Credit Agreement, dated as of September 30, 1999, as amended, among CSK Auto, Inc., The Chase Manhattan Bank, DLJ Capital Funding, Inc., Lehman Commercial Paper Inc. and the lenders referred to therein (including the irrevocable termination of all commitments thereunder) and (ii) if the Company incurs new indebtedness after the Closing Date in replacement of the indebtedness identified under clause (i) above, then either (A) such new indebtedness shall be incurred on terms substantially as set forth in the Term Sheet attached hereto as Exhibit C or (B) no principal payments on such indebtedness shall be required, and such indebtedness shall not mature, before the three year anniversary of the Closing Date and the rate of interest applicable to any such indebtedness shall not exceed 18% per annum.

                           "Registration Rights Agreement" shall mean that
certain registration rights agreement between the Company and the initial holders of the Debentures relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, as such agreement may be amended from time to time as provided in such agreement.

                           "Securities Purchase Agreement" shall mean that
certain securities purchase agreement between the Company and the initial holders of the Debentures, as such agreement may be amended from time to time as provided in such agreement.

                           "Standard Conversion Price" shall mean $8.69, subject
to adjustment from time to time as provided herein .

                           "Strategic Financing" shall mean the issuance of
Common Stock or warrants to purchase Common Stock at a purchase price or an exercise price, as the case may be, that is not less than the Closing Bid Price of the Common Stock on the date of issuance of such Common Stock or warrant, in connection with any strategic investors, vendors, financial institutions or other lenders in connection with secured financing arrangements, lessors, customers or suppliers, the primary purpose of which is not to raise equity capital, provided that the aggregate number of shares of Common Stock which the Company may issue pursuant to this definition shall not exceed 2,000,000 shares (subject to adjustment for stock splits, stock dividends, stock combination and similar transactions).

                           "Trading Day" shall mean Business Days on which the
Principal Market is open for trading and trading in the Common Stock is not suspended.

                           "Warrants" shall mean the warrants to purchase shares
of Common Stock issued by the Company pursuant to the Securities Purchase Agreement.

         4.       Conversion. This Debenture shall be convertible as follows:

                  (a) Holder's Right to Convert. Subject to Sections 4(c) and 12, at any time or times after the date which is fifteen (15) Trading Days after the Closing Date, this Debenture is convertible, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 4(f) at the Conversion Rate (as defined below). Holders of Debentures surrendered for conversion shall not be entitled to receive any interest accrued on such Debentures for the period from the immediately preceding Interest Payment Date or Closing Date, as applicable, and the Company shall not be obligated to pay such interest; provided, however, that to remove any doubt, interest accrued since the last date on which interest was paid will be added to the principal and converted if the date requested for conversion in the related Conversion Notice is an Interest Payment Date or the Maturity Date, as applicable. If this Debenture remains outstanding on the Maturity Date, then, pursuant and subject to Section 5, this Debenture shall be converted at the Conversion Rate as of such date in accordance with Section 5 or redeemed by the Company in accordance with Section 5.

                  (b) Company's Right to Convert. Subject to Sections 4(c) and 12, at any time on or after the Closing Date within the 30-day period commencing on the first day after (i) the Company has completed a Refinancing and (ii) no Mandatory Conversion Blockage (as defined below) has occurred and is continuing, the Company may deliver a written notice to the Holder and the Transfer Agent (the "Mandatory Conversion Notice"), indicating that the Company is requiring the Holder and all other holders of outstanding Debentures to convert (a "Mandatory Conversion") all, but not less than all, of the then Outstanding Principal Amount of the Debentures plus accrued interest thereon to the date fixed for conversion into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 4(f) at the Conversion Rate (as defined in Section 4(e)) as of the Mandatory Conversion Date (as defined below); provided, however, that such 30-day period shall be tolled for any period in which a Mandatory Conversion Blockage occurs and is continuing. A "Mandatory Conversion Blockage" shall occur if (i) an event constituting a Default shall have occurred at any time prior to the Mandatory Conversion Date and is continuing, or (ii) Maynard Jenkins is no longer an executive of the Company in a position and with responsibilities substantially similar to those held on the Closing Date or has announced his intention to leave such position or change such responsibilities, unless replaced within 45 days by a person reasonably acceptable to (A) the holders of no less than 75% of the Outstanding Principal Amount of the Debentures then outstanding and (B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock attributable to conversion of such Debentures, or (iii) both Martin Fraser and Don Watson are no longer executives of the Company in positions and with responsibilities substantially similar to those held on the Closing Date or have announced their intention to leave such positions or change such responsibilities, unless replaced within 45 days by persons reasonably acceptable to the holders of (A) no less than 75% of the Outstanding Principal Amount of the Debentures then outstanding and (B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock attributable to conversion of such Debentures, or (iv) the Registration Statement (as defined in the Registration Rights Agreement) has not been declared effective by the SEC. At any time on or prior to December 31, 2001, should the Company propose to the holders of Debentures to amend the definition of "Refinancing," each holder of Debentures shall negotiate in good faith with the Company to reach agreement on the terms of such amendment. The Mandatory Conversion Notice shall be sent by facsimile and overnight courier to the Holder and shall indicate (X) the date fixed for conversion, which shall be not be less than ten (10) days nor more than thirty
(30) days after the Holder's receipt of the Mandatory Conversion Notice (the "Mandatory Conversion Date"), (Y) the Conversion Price and (Z) the number of shares of Common Stock to be issued to the Holder as of the Mandatory Conversion Date. Subject to Section 4(c) and Section 12, if the Company has elected a Mandatory Conversion, the mechanics of conversion set forth in Section 4(f) shall apply, to the extent applicable, as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice (as defined below) with respect to the entire Outstanding Principal Amount of the Debenture and the interest accrued thereon as of the Mandatory Conversion Date. Promptly following the Mandatory Conversion Date, the Holder shall surrender this Debenture to the Company or the Transfer Agent. If, on the Mandatory Conversion Date, the Company is not permitted to issue shares of Common Stock to any holder of Debentures as a result of the limitations set forth in Section 4(c) or Section 12, the Debentures held by such holder from and after the Mandatory Conversion Date shall represent the right to receive such shares of Common Stock (subject to such limitations) but such Debentures shall otherwise cease to accrue interest or be outstanding from and after the Mandatory Conversion Date. Such holder shall notify the Company in writing as promptly as reasonably practicable after becoming aware of facts or circumstances that, pursuant to such right, would permit the issuance of 100,000 shares or more (or if less then 100,000 shares remain issuable pursuant hereto, of such lesser number of shares) and the number of such permitted shares. On the first Business Day after receiving such notice, the Company shall issue such shares to such holder or its designee.

                  (c) Limitations on Number of Conversion Shares. Notwithstanding anything to the contrary contained herein, the Company shall not issue and shall not be obligated to issue any shares of Common Stock upon conversion of the Debentures or otherwise (i) to holders of Debentures other than Investcorp and other affiliates of the Company, if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Debentures or otherwise without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded (the "Exchange Cap"), (ii) to Investcorp or any other affiliate of the Company, in any event, or (iii) in violation of any applicable law, except that the limitations set forth in subclauses (i) and (ii) shall not apply in the event that the Company (A) obtains Stockholder Approval (as defined in the Securities Purchase Agreement), or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to (A) the holders of at least 75% of the Outstanding Principal Amount of the Debentures then outstanding and (B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock attributable to conversion of such Debentures. Except for Investcorp (which until such Stockholder Approval is obtained shall not be entitled to convert any Debentures), until such approval or written opinion is obtained, no purchaser of Debentures pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of Debentures, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the aggregate principal amount of Debentures issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate principal amount of all the Debentures issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any portion of the principal amount of such Purchaser's Debentures, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Debentures shall convert all of such holder's Debentures into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Debentures on a pro rata basis in proportion to the aggregate principal amount of the Debentures then held by each such holder.

                  (d) Partial Conversion of Debenture. If this Debenture is converted in part, the remaining portion of this Debenture not so converted shall remain entitled to the conversion rights provided herein.

                  (e) Conversion Price for Holder Converted Shares. The Outstanding Principal Amount of this Debenture that is converted into shares of Common Stock shall be convertible into the number of shares of Common Stock which results from application of the following formula:

                                        P
                         ------------------------------
                                Conversion Price

         P = Outstanding Principal Amount of this Debenture submitted for conversion

                  The number of shares of Common Stock into which this Debenture hereto may be converted pursuant to the foregoing formula is hereafter referred to as the "Conversion Rate."

         (f) Mechanics of Conversion. The conversion of this Debenture shall be conducted in the following manner:

                  (i) Holder's Delivery Requirements. To convert this Debenture (in whole or in part) into full shares of Common Stock on any date, the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the Holder in the form attached hereto as Exhibit D (the "Conversion Notice") to the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 5(e), surrender to a common carrier for delivery to the Company as soon as practicable following such date this Debenture.

                  (ii) Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall (A) as soon as practicable, but in any event within two (2) Business Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the second (2nd) Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (y) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the specified principal amount submitted for conversion, as may be required pursuant to Section 5(e), is less than the then Outstanding Principal Amount of this Debenture, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of the Debenture (the "Debenture Delivery Date") and at its own expense, issue and deliver to the Holder a new Debenture representing the Outstanding Principal Amount not converted. The effective date of conversion (the "Conversion Date") shall be deemed to be the date on which the Company receives by facsimile the Conversion Notice, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (iii) Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within three (3) Business Days of receipt of the Holder's Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within five (5) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and reasonably acceptable to the holders of at least 75% of the Outstanding Principal Amount of the Debentures then outstanding and Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock received upon conversion of such Debentures or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall use its reasonable best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                  (iv)     Company's Failure to Timely Convert.

             (A) Subject to the limitations on conversion pursuant to Section 4(c) and Section 12, if (x) within five (5) Business Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company has failed to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of this Debenture or (y) within five (5) Business Days of the Company's receipt of this Debenture the Company has failed to issue and deliver a Debenture representing the principal amount of this Debenture not so converted, then in addition to all other available remedies which the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to the Holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Debenture Delivery Date that this Debenture is not delivered (but in neither case extending beyond the day immediately prior to the day on which there occurs an Event of Default) in an amount equal to 0.05% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Debenture to the Holder on or prior to the Debenture Delivery Date, the number of shares of Common Stock issuable upon conversion of this Debenture as of the Debenture Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Debenture Delivery Date, in the case of failure to deliver a Debenture. If the Company fails to pay the additional damages set forth in this Section 4(f)(iv)(A) within five Business Days of the date incurred, then the Holder shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by
      (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

             (B) If for any reason the Holder has not received all of the shares of Common Stock to which the Holder is entitled prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Debenture, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice; provided that the voiding of the Holder's Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 4(f)(iv)(A) or otherwise.

                  (v) Pro Rata Conversion. Except for the limitations on conversions arising pursuant to Section 4(c) and Section 12 with respect to any holder of Debentures, in the event the Company receives a Conversion Notice from more than one holder of Debentures for the same Conversion Date and the Company can convert some, but not all, of such Debentures, the Company shall convert from each holder of Debentures electing to have Debentures converted at such time a pro rata amount of such holder's Debentures submitted for conversion based on the Outstanding Principal Amount of Debentures submitted for conversion on such date by such holder relative to the Outstanding Principal Amount of all Debentures submitted for conversion on such date (excluding in each case, such Debentures which are not entitled to be converted as a result of the limitations on the issuance of Common Stock set forth in Section 4(c) or Section 12).

                  (g) No Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

         5.       Mandatory Redemption or Conversion at Maturity.

                  (a) If this Debenture remains outstanding on the Original Maturity Date, the Company shall either (i) convert the Outstanding Principal Amount of this Debenture at the Conversion Rate as of the Original Maturity Date without the Holder being required to give a Conversion Notice on such Original Maturity Date (a "Maturity Date Mandatory Conversion"), or (ii) redeem the Outstanding Principal Amount of this Debenture for an amount in cash (the "Maturity Date Mandatory Redemption") equal to 100% of the portion of the Outstanding Principal Amount of the Debenture for which the redemption option has been elected plus accrued interest (a "Maturity Date Redemption Price "). On or prior to the date six months prior to the Original Maturity Date, the Company shall deliver written notice to the Holder (a "Maturity Date Election Notice"), which Maturity Date Election Notice shall state (i) the portion of the Outstanding Principal Amount of this Debenture that the Company has elected to convert on the Original Maturity Date pursuant to a Maturity Date Mandatory Conversion and (ii) the portion of the Outstanding Principal Amount of this Debenture that the Company has elected to redeem on the Original Maturity Date pursuant to a Maturity Date Mandatory Redemption. If the Company has elected both the Maturity Date Mandatory Conversion and Maturity Date Mandatory Redemption with respect to more than one (1) holder of Debentures on the Original Maturity Date, then the Company shall redeem the Outstanding Principal Amount of the Debenture and/or convert the Outstanding Principal Amount of the Debenture pro rata from the holders of all Debentures then outstanding (based on the principal amount of the Debentures issued to the Holder on the Closing Date relative to the aggregate principal amount of the Debentures issued to all holders of Debentures on the Closing Date (such relative amount being referred to herein as each such holder's "Maturity Allocation Percentage")). If the Company fails to deliver to the Holder a Maturity Date Election Notice on or prior to __________(4), then the Company shall be deemed to have elected a Maturity Date Mandatory Redemption.

                  (b) If the Company elects or is deemed to have elected a Maturity Date Mandatory Redemption, then on the Original Maturity Date the Company shall pay to the Holder, by wire transfer of immediately available funds to an account designated in writing by the Holder, an amount equal to the Maturity Date Redemption Price.

                  (c) If the Company elects or is deemed to have elected a Maturity Date Mandatory Redemption and fails to redeem the entire portion of the Outstanding Principal Amount selected for redemption which was outstanding on the Original Maturity Date by payment of the Maturity Date Redemption Price, then in addition to any remedy the Holder may have under this Debenture, the Securities Purchase Agreement and the Registration Rights Agreement, (i) notwithstanding Section 17, the applicable Maturity Date Redemption Price payable in respect of such unredeemed Outstanding Principal Amount shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full, and (ii) the Holder shall

----------

(4)      Insert date 6 months prior to the Original Maturity Date.

have the option to require the Company to convert any or all of the Outstanding Principal Amount that the Company elected to redeem under this Section 5 and for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into shares of Common Stock equal to the number which results from dividing the Maturity Date Redemption Price (together with any interest thereon) by the Default Conversion Price.

                  (d) If the Company has elected a Maturity Date Mandatory Conversion then that portion of the Outstanding Principal Amount with respect to which the Company has elected a Maturity Date Mandatory Conversion which remains outstanding on the Original Maturity Date shall be converted at the Conversion Rate on such Original Maturity Date. Promptly following the Original Maturity Date, the Holder shall surrender this Debenture to the Company or the Transfer Agent. If the Company has elected a Maturity Date Mandatory Conversion and the Holder has not received all of the shares of Common Stock to which the Holder is entitled on or prior to the Trading Day following the Original Maturity Date or the Company has failed to pay the Maturity Date Redemption Price in a timely manner as described above in clauses (b) and (c), then the Debenture shall remain convertible at the election of the Holder and the Maturity Date shall be automatically extended until the date the Holder receives such shares of Common Stock or Maturity Date Redemption Price and this Debenture shall further remain convertible for as long as (i) the conversion of this Debenture would violate the provisions of Section 12, (ii) an Event of Default shall have occurred and be continuing, or (iii) an event (other than the failure to deliver all of the shares of Common Stock to which the Holder is entitled or the failure to pay the Maturity Date Redemption Price in a timely manner) shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default. Notwithstanding anything to the contrary in this Section 5, the Holder may convert such Outstanding Principal Amount (including the portion of the Outstanding Principal Amount with respect to which the Company has elected a Maturity Date Mandatory Conversion or has elected a Maturity Date Mandatory Redemption), but subject to Section 4(c) and Section 12, into shares of Common Stock pursuant to Section 4 on or prior to the date immediately preceding the Maturity Date. In the event the Holder delivers a Conversion Notice to the Company after the Holder's receipt of a Maturity Date Election Notice with respect to the Outstanding Principal Amount covered by such Conversion Notice and the Company has elected in such Maturity Date Election Notice both the Maturity Date Mandatory Conversion and Maturity Date Mandatory Redemption with respect to such Outstanding Principal Amount, then the Outstanding Principal Amount shall be reduced, first, from the portion of the Outstanding Principal Amount, if any, designated by the Company as being subject to a Maturity Date Mandatory Conversion in the Maturity Date Election Notice, and then from the portion of the Outstanding Principal Amount designated by the Company as being subject to a Maturity Date Mandatory Redemption in such Maturity Date Election Notice.

                  (e) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender the Debenture to the Company unless the entire Outstanding Principal Amount is being converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the then Outstanding Principal Amount shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if the principal amount represented by the Debenture is converted as aforesaid, the Holder may not transfer the Debenture unless the Holder first physically surrenders the Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder may request, representing in the aggregate the Outstanding Principal Amount represented by such Debenture. The Holder and any assignee, by acceptance of a Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of the Debenture, the Outstanding Principal Amount of the Debenture may be less than the amount stated on the face hereof. Each Debenture shall bear the following legend:

                  THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS DEBENTURE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF PURSUANT TO SECTION 5(E) HEREIN.

         6. Anti-dilution Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this
Section 6:

                  (a) Anti-dilution Adjustment of Standard Conversion Price upon Issuance of Common Stock. If and whenever on or after the Closing Date, the Company issues or sells, or in accordance with this Section 6(a) is deemed to have issued or sold, any shares of Common Stock (but excluding shares of Common
Stock: (v) in an aggregate amount not exceeding 35,000 shares (subject to adjustment for stock splits, stock dividends, stock combination and similar transactions); (w) deemed to have been issued by the Company in connection with an Approved Stock Plan; (x) deemed to have been issued upon issuance of the Debentures or Warrants or issued upon conversion of the Debentures or exercise of the Warrants; (y) issued upon exercise of Options or Convertible Securities which are outstanding on the date immediately preceding the Closing Date (as may be amended), provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities does not exceed the number of shares that would have been issued pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Closing Date and that the exercise price provided under the terms of the Options or Convertible Securities in effect on the date immediately preceding the Closing Date has not been amended to a new exercise price which is lower than the exercise price in effect on the date immediately preceding the Closing Date; and (z) issued pursuant to a Strategic Financing (all of the foregoing (v)-(z), "Excluded Securities")) for a consideration per share (the "New Securities Issuance Price") less than a price (the "Applicable Price") equal to the Standard Conversion Price in effect immediately prior to such time (each such sale or issuance, a "Dilutive Issuance"); and provided that (1) the Company has complied with its obligations under Section 4(r) of the Securities Purchase Agreement and
(2) the Holder has purchased a number of securities issued in such Dilutive Issuance equal to the Anti-Dilution Threshold, then immediately after such Dilutive Issuance, the Standard Conversion Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price. If, for any reason, the Company fails to fully comply with the requirements of Section 4(r) of the Securities Purchase Agreement, then the Holder shall be deemed to have satisfied the Anti-Dilution Threshold and the Standard Conversion Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price. If and whenever on or after the Closing

Date, the Company issues or sells, or in accordance with this Section 6(a) is deemed to have issued or sold, any shares of Common Stock (other than Excluded Securities) in a Dilutive Issuance and the Holder has not purchased a number of securities issued in such Dilutive Issuance equal to the applicable Anti-Dilution Threshold, the Standard Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Standard Conversion Price in effect immediately prior to such issue or sale and (y) the quotient of (1) the sum of (I) the product derived by multiplying such Applicable Price by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale plus (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product derived by multiplying (I) such Applicable Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. Notwithstanding the foregoing, transactions described in Sections 6(b) and (c) shall not be deemed to be Dilutive Issuances for purposes of this Section 6(a).

                  For purposes of determining the adjusted Standard Conversion Price under this Section 6(a), the following shall be applicable:

                           (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 6(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Standard Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

                           (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 6(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Standard Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Standard Conversion Price had been or are to be made pursuant to other provisions of this Section 6(a), no further adjustment of the Standard Conversion Price shall be made by reason of such issue or sale.

                           (iii)    Change in Option Price or Rate of
         Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Standard Conversion Price in effect at the time of such change shall be adjusted to the Standard Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Debentures are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Standard Conversion Price then in effect.

                           (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for consideration of fair value as determined in good faith by the Board of Directors of the Company; provided, however, that promptly following such determination, the Company provides each of the holders of the Debentures then outstanding with written notice setting forth in reasonable detail the basis for the Company's determination of such fair value. The Objecting Holders shall have the right to object to the Company's determination of fair value within ten (10) Business Days of receipt of such notice. In the event the Company fails to provide the holders of the Debentures then outstanding with the notice required herein or in the event the Objecting Holders provide the Company with a notice of its objection, then, the fair market value shall be determined jointly by the Company and (A) the holders of at least 75% of the Outstanding Principal Amount of the Debentures then outstanding and (B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company; provided, however, that promptly following such determination, the Company provides each of the holders of the Debentures then outstanding with a notice setting forth in reasonable detail the basis for the Company's determination of such fair value. The Objecting Holders shall have the right to object to the Company's determination of fair value within ten
         (10) Business Days of receipt of such notice. In the event the Company fails to provide the holders of the Debentures then outstanding with the notice required herein or in the event the Objecting Holders provides the Company with a notice of its objection, then, the fair market value shall be determined jointly by the Company and (A) the holders of at least 75% of the Outstanding Principal Amount of the Debentures then outstanding and (B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock received upon conversion of such Debentures. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event") under this subsection (iv), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and (A) the holders of at least 75% of the Outstanding Principal Amount of the Debentures then outstanding and (B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock received upon conversion of such Debentures. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                           (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. Nothing in this Section 6(a)(v) shall limit or affect the rights, if any, of the Holder under Section 4(r) of the Securities Purchase Agreement.

                  (b) Adjustment of Standard Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, (1)(A) the Standard Conversion Price and (B) the Floor Price in each case in effect immediately prior to such subdivision and (2) the Closing Sale Price for each Trading Day during the period beginning on the Closing Date and ending on and including the Trading Day immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and (1)(A) the Standard Conversion Price and (B) the Floor Price in each case in effect immediately prior to such combination and (2) the Closing Sale Price for each Trading Day during the period beginning on the Closing Date and ending on and including the Trading Day immediately prior to such combination will be proportionately increased.

                  (c) Distributions. If the Company shall declare or make any dividend (other than ordinary cash dividends) or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), then, in each such case (1)(A) the Standard Conversion Price and (B) Floor Price, in each case in effect immediately prior to such Distribution, and (2) the Closing Sale Price for each Trading Day during the period beginning on the Closing Date and ending immediately prior to such Distribution will be multiplied by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such record date.

                  (d) Purchase Rights. If at any time the Company grants or issues any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then (1) the Floor Price in effect immediately prior to distribution of such Purchase Rights, and (2) the Closing Sale Price for each Trading Day during the period beginning on the Closing Date and ending immediately prior to the record date for determining holders entitled to receive such Purchase Rights will be multiplied by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the Trading Date immediately preceding such record date minus the value of the Purchase Rights (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such record date.

                  (e) Holder's Right of Alternative Conversion Price Following Issuance of Convertible Securities. If the Company in any manner issues or sells any Options or Convertible Securities after the Closing Date that are convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (each of the formulations for such variable price being herein referred to as, the "Variable Price") (a "Variable Price Issuance"), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder (the "Variable Notice") in accordance with the provisions of Section 4(r) of the Securities Purchase Agreement. From and after the date of a Variable Price Issuance, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of any Debentures held by it by (i) electing in accordance with the provisions of
Section 4(r) of the Securities Purchase Agreement to purchase a number of such Options or Convertible Securities issued in such Variable Price Issuance equal to not less than its Anti-Dilution Threshold and (ii) designating in the Conversion Notice delivered following the consummation of such purchase and upon conversion of such Debentures that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder's election to rely on a Variable Price for a particular conversion of Debentures shall not obligate the Holder to rely on a Variable Price for any future conversions of Debentures.

                  (f) Other Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Debentures; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 6.

                  (g) Delayed Adjustment. No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments no previously made by reason of this Section 6(g)) would require an increase or decrease of at least one-half percent (0.5%); provided, however, that any adjustments which by reason of this Section 6(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (h)      Notices.

                           (i) Immediately upon any adjustment of the Conversion Price, Closing Sale Price or Floor Price pursuant to this
         Section 6, the Company will give written notice thereof to the holders of the Debentures, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 24.

                           (ii) The Company will give written notice to the holders of the Debentures at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined in Section 8(a)), dissolution or liquidation, provided that such notice shall not be required before such information is made known to the public.

                           (iii) The Company will also give written notice to the holders of the Debentures at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such notice shall not be required before such information is made known to the public.

                  (i) Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof) and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Debentures.

                  (j) Make-Whole Provision. In addition to any other adjustment to the Standard Conversion Price provided for in this Debenture, in the event that, on the Make-Whole Date, the Make-Whole Average is less than the then applicable Standard Conversion Price, then the Standard Conversion Price for the Debentures shall be automatically adjusted on the Make-Whole Date to an amount equal to such Make-Whole Average; provided, however, that, notwithstanding the results of the foregoing calculation, such automatically adjusted Standard Conversion Price shall in no event be more than the then applicable Standard Conversion Price nor less than $4.94 (as appropriately adjusted as provided in Sections 6(b), (c) or (d), the "Floor Price").

         7.       [Intentionally Deleted].

         8.       Other Rights of Holders.

                  (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale or transfer of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change. " Prior to the consummation of any Organic Change following which the Company is not a surviving entity and which would not result in a Change of Control (as defined in Section 8(b)), the Company will secure from the Person purchasing such assets or the successor, or, if applicable, the parent of the successor, resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to (A) the holders of at least 75% of the Outstanding Principal Amount of the Debentures then outstanding and
(B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock received upon conversion of such Debentures) to deliver to each holder of Outstanding Principal Amount of the Debentures in exchange for such securities, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Debentures, including, without limitation, having a principal amount equal to the Outstanding Principal Amount and being of rank equal to the Debentures held by such holder, and reasonably satisfactory to (A) the holders of at least 75% of the Outstanding Principal Amount of the Debentures then outstanding and
(B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock received upon conversion of such Debentures. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to (A) the holders of at least 75% of the Outstanding Principal Amount of the Debentures then outstanding and (B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock received upon conversion of such Debentures) to insure that each of the holders of the Debentures will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Debentures such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Debentures as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Debentures).

                  (b) Optional Put Upon Change of Control. In addition to the rights of the holders of Debentures, upon a Change of Control (as defined below) of the Company each holder of Debentures shall have the right, at such holder's option, to require the Company, or the successor entity (which shall include any entity to which are sold all or substantially all of the assets of the Company) as the case may be, to purchase all or a portion of such holder's Debentures (the "Put Right") at a price equal to 125.0% of the Outstanding Principal Amount if such Change of Control occurs prior to the first anniversary of the Closing Date or 112.5% of the Outstanding Principal Amount if such Change of Control occurs thereafter, plus, in each case, accrued and unpaid interest ("Change of Control Put Price"). No sooner than consummation of the Change of Control, and not later than the fifth (5th) Business Day following consummation of such Change of Control, the Company, or the successor entity, shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to each holder of Debentures. At any time during the period following such Change of Control and ending on the thirtieth (30th) Business Day after receipt by such holders of a Notice of Change of Control (the "Put Date"), any holder of the Debentures then outstanding may require the Company, or the successor entity, to purchase all or a portion of the holder's Debentures then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Put Upon Change of Control") to the Company, or the successor entity, which Notice of Put Upon Change of Control shall indicate (i) the principal amount of the Debentures that such holder is submitting for purchase by the Company, or the successor entity, pursuant to the Put Right, and
(ii) the applicable Change of Control Put Price, as calculated pursuant to this
Section 8(b). Upon the Company's, or the successor entity's, receipt of a Notice(s) of Put Upon Change of Control from any holder of Debentures, the Company, or the successor entity, shall promptly, but in no event later than one
(1) Business Day following such receipt, notify each holder of Debentures by facsimile of the Company's, or the successor entity's, receipt of such Notice(s) of Put Upon Change of Control. The Company, or the successor entity, shall deliver the applicable Change of Control Put Price within two (2) Business Days following receipt of such Notice of Put Upon Change of Control; provided that, if required by Section 5(e), a holder's Debentures shall have been so delivered to the Company, or the successor entity. Payments provided for in this Section 8(b) shall have priority to payments by the Company to other debtholders (except for (i) Senior Indebtedness (as defined in Section 18(k)) and (ii) pari passu Indebtedness (as defined in Section

18(k)) then due and payable) and the stockholders of the Company in connection with a Change of Control. For purposes of this Debenture, "Change of Control" means (i) the consolidation, merger, sale or transfer of all or substantially all of the Company's assets, or other business combination of the Company with or into another Person (other than (A) a consolidation, merger, sale or transfer of all or substantially all of the Company's assets, or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company) or (ii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the aggregate voting power of the outstanding Common Stock.

                  (c) Company's Redemption Right Upon a Change of Control. The Company, or the successor entity as the case may be, shall have the right, at its sole option and election made in accordance with this Section 8(c), to redeem all or a portion of the Debentures (the "Redemption Right"), at any time on or after the Put Date, at a price equal to 125% of the Outstanding Principal Amount if such Change of Control occurs prior to the first anniversary of the Closing Date or 112.5% of the Outstanding Principal Amount if such Change of Control occurs thereafter, plus, in each case, accrued and unpaid interest (the "Change of Control Redemption Price"). No sooner than 60 days nor later than 20 days prior to the date of such redemption (the "Redemption Date"), the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Exercise of Redemption Right") to each holder of Debentures, which Notice of Exercise of Redemption Right shall indicate (i) the principal amount of the Debentures that the Company is redeeming, (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 8(c), and (iii) the Redemption Date, which in no event shall be earlier than the Put Date. Thereafter, on the Redemption Date (and provided such Debenture has not previously been converted at the election of the Holder), the Company shall deliver the applicable Change of Control Redemption Price; provided that, if required by Section 5(e), the Holder's Debentures shall have been so delivered to the Company. Payments provided for in this Section 8(c) shall have priority to payments by the Company to other debtholders (except for (i) Senior Indebtedness and (ii) pari passu Indebtedness then due and payable) and the stockholders of the Company in connection with a Change of Control.

                  (d) Right to Convert on an Organic Change or Change of Control or Agreement of the Parties. In addition to the foregoing, following the announcement of any Change of Control or other Organic Change following which the Company is not the surviving entity or otherwise upon the mutual agreement of the Company and (A) holders of at least 75% of the Outstanding Principal Amount of all Debentures and (B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock received upon conversion of such Debentures, notwithstanding the limitations on conversion set forth in Section 4 hereof or in any other provision of this Debenture, the Holder shall have the right to convert the entire principal amount of this Debenture at the then prevailing Conversion Rate in lieu of receiving any Change of Control Put Price or any Change of Control Redemption Price.

          9. Reservation of Stock Issuable Upon Conversion.

               The Company shall, so long as any of the Debentures are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Debentures, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Debentures then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 150% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all of the outstanding Debentures (without regard to any limitations on conversion). The initial number of shares of Common Stock reserved for conversions of the Debentures and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Debentures based on the Outstanding Principal Amount of the Debentures held by each holder at the time of issuance of the Debentures or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any portion of the principal amount of such holder's Debentures, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the Outstanding Principal Amount of Debentures then held by such holders.

          10. No Reissuance of Debentures. No Debentures acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such Debentures shall be retired. No additional Debentures (other than the Debentures issued pursuant to the Securities Purchase Agreement) shall be authorized or issued without the consent of (A) the holders of at least 75% of the Outstanding Principal Amount of the Debentures and (B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock received upon conversion of such Debentures.

          11. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of the Debentures set forth herein or the holders thereof.

          12. Limitation on Beneficial Ownership. With respect to holders of Debentures (other than Investcorp) that are beneficial owners as of the Closing Date of less than ten (10) percent of the Common Stock outstanding, the Company shall not effect and shall have no obligation to effect any conversion of Debentures or otherwise issue any Common Stock, and no holder of Debentures shall have the right to convert any Debentures or otherwise require the issuance of Common Stock, to the extent that after giving effect to such conversion or other issuance, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Debentures or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion; provided, however, that the Holder may waive this restriction upon not less than sixty-one (61) days' prior written notice to the Company. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall be determined in good faith in accordance with applicable securities laws by the holder of Debentures. For Purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 12, in determining the number of outstanding shares of Common Stock, a holder of Debentures may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Debentures by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

          13. Obligations Absolute. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

          14. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

          15. Replacement Debentures. In the event that any holder of Debentures notifies the Company that its Debenture(s) have been lost, stolen or destroyed, replacement Debenture(s) identical in all respects to the original Debenture(s) (except for registration number and Outstanding Principal Amount, if different than that shown on the original Debenture(s)) shall be issued by the Company to such holder, provided that such holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debenture(s).

          16. Payment of Expenses. The Company agrees to pay all reasonable expenses, including reasonable attorneys' fees, which may be incurred by the Holder in enforcing the provisions of this Debenture and/or collecting any amount due under this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement.

          17. Defaults. The following shall constitute "Events of Default":


               (a) Any Event of Default under clauses (b) - (p) of the definition of Event of Default under the Debentures held by any holder of any of the other Debentures; or

               (b) Any money judgment (including any arbitration award, but only if reduced to a judgment), writ or warrant of attachment, or similar process in excess of One Million Dollars ($1,000,000) in the aggregate (exclusive of amounts covered by insurance and for which no notice of reservation of rights has been delivered by the insurance carrier) shall be entered or filed against the Company, its subsidiaries or any of their properties or other assets and which shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days; or

               (c) The Company shall default in the payment of (i) interest on this Debenture, and such default shall continue for five (5) Business Days after the due date thereof, or (ii) the Outstanding Principal Amount of this Debenture; or

               (d) Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Warrants, the Registration Rights Agreement or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture, the Securities Purchase Agreement, the Warrants or the Registration Rights Agreement shall be false or misleading in any material respect at the time made and such condition (to the extent capable of being cured) shall continue uncured for a period of ten (10) Business Days after notice from any holder of Debentures of such condition; or

               (e) The Company shall fail to perform or observe in any material respect any covenant or agreement in the Securities Purchase Agreement, the Warrants, or this Debenture, including, without limitation, the failure to honor any Conversion Notice and deliver shares pursuant thereto, and such failure shall continue uncured for a period of ten (10) Business Days after notice from any holder of Debentures of such failure; or

               (f) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

               (g) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

               (h) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
     (60) days thereafter; or

               (i) The Company shall fail to pay any debt for borrowed money or other similar obligation or liability (excluding Indebtedness evidenced by the Debentures) of the Company, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), in an outstanding principal amount equal to or in excess of $1,000,000, singly or in the aggregate and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any such Indebtedness of the Company shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

               (j) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty
     (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

               (k) Suspension from trading or failure of the Common Stock to be listed on NYSE or Nasdaq for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period; or

               (l) The Company's notice or the Transfer Agent's notice, at the Company's direction, to any holder of Debentures, including by way of public announcement, at any time, of its intention not to comply, as required, with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures; or

               (m) Conversion Failure; or

               (n) Failure of the Company to hold a stockholder meeting on or before the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement) if required under Section 4(i) of the Securities Purchase Agreement; or

               (o) Failure of the Company to obtain the Stockholder Approval (as defined in the Securities Purchase Agreement) by the Stockholder Meeting Deadline if required under Section 4(i) of the Securities Purchase Agreement and such failure results in the Company being unable to issue shares of Common Stock in accordance with a Conversion Notice delivered in accordance with the terms of this Debenture; or

               (p) The Company takes any action or fails to take any action following the Stockholder Meeting Deadline resulting in the Company being unable to issue shares of Common Stock in accordance with a Conversion Notice delivered in accordance with the terms of this Debenture because of a failure to obtain Stockholder Approval.

Upon the occurrence and during the continuance of an Event of Default, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of and (except in the case of clause (h) above) on notice by the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event this Debenture shall be redeemed at a redemption price equal to 105% of the Outstanding Principal Amount of the Debenture, plus accrued interest on this Debenture. In addition to the foregoing, and notwithstanding any waiver by Holder with respect to an Event of Default, upon the occurrence and during the continuance of an Event of Default, the rate of interest on this Debenture, shall, to the maximum extent of the law, be increased by five percent (5%) per annum (i.e., from 7% to 12% per annum) commencing on the first day of such thirty (30) day period (or part thereof) following the Event of Default; an additional two percent (2%) per annum commencing on the first day of each of the second and third such thirty (30) day periods (or part thereof) thereafter; provided that in no event shall the rate of interest exceed the lower of 16% or the highest rate permitted by applicable law. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Debentures as to which the Event of Default has occurred. The Company shall within one (1) Business Day notify each Holder of Debentures of the occurrence of any Event of Default (whether or not waived by any other Holder of Debentures) or of any action taken by any Holder of Debentures with respect to the occurrence of any Event of Default.

          18. Subordination.

               (a) Indebtedness evidenced by this Debenture is expressly made pari passu with the Indebtedness incurred pursuant to (i) the 7.0% Convertible Subordinated Note dated as of August 14, 2001 issued by the Company in favor of Oppenheimer Capital Income Fund in the original principal amount of $30,000,000 and (ii) any other Debentures.

               (b) In any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a "Proceeding"), upon payment or distribution to creditors of assets of the Company of any kind or character, whether in cash, property or securities, all Senior Indebtedness (as defined below) shall first be paid in full in cash before any holders of the Debentures shall be entitled to receive or, if received, to retain any payment or distribution on account of the Debentures, and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which any holders of the Debentures would be entitled except for the provisions of this Section 18 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by any holders of the Debentures who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to any holders of the Debentures.

               (c) The provisions of this Section 18 are intended solely for the purposes of defining the relative rights of the holders of the Debentures and the holders of Senior Indebtedness and nothing in this Section 18 shall impair, as between the Company and any holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debentures the principal thereof and interest thereon, in accordance with the terms of the Debentures.

               (d) The Holder agrees that (i) the Junior Debt (as defined below) is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, (ii) the subordination is for the benefit of the holders of the Senior Indebtedness, and (iii) the holders of Senior Indebtedness shall conclusively be deemed to have extended or acquired the Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guarantied, in reliance upon the provisions of this Section 18.(e) Upon the maturity of any Senior Indebtedness, by lapse of time, acceleration or otherwise, all principal, premium, interest and other amounts constituting or payable with respect to Senior Indebtedness shall first be paid in full in cash before any direct or indirect payment or distribution is made by the Company on account of principal, interest, premium or other amounts constituting or payable with respect to Junior Debt.

               (f) During the existence of a Senior Default or Senior Event of Default with respect to the payment of any principal, premium, interest or other amount constituting or payable with respect to Senior Indebtedness (a "Payment Default"), no direct or indirect payment or distribution shall be made by the Company or any subsidiary on account of principal, premium, interest or other amounts constituting or payable with respect to Junior Debt.

               (g) During the existence of any Senior Default or Senior Event of Default, other than a Payment Default (a "Non-Payment Default"), upon written notice thereof given to the Company by the Senior Agent (a "Payment Blockage Notice"), no direct or indirect payment or distribution shall be made by the Company or any subsidiary on account of principal, premium, interest or other amounts constituting or payable with respect to Junior Debt, unless and until the Senior Agent shall have provided written notice to the Holder that the holders of the Senior Indebtedness have waived the application of this Section 18(g) to such Non-Payment Default; provided, however, that (A) the holders of Senior Indebtedness shall have the right to withhold such consent in their discretion, (B) this Section 18(g) shall not prevent the making of any payment or distribution for more than 179 days after a Payment Blockage Notice shall have been given (the period during which a Payment Blockage Notice is in effect being the "Payment Blockage Period"), unless the Senior Indebtedness in respect of which such Senior Default or Senior Event of Default exists shall have been declared due and payable in its entirety, in which case no payment or distribution may be made unless and until such acceleration has been rescinded or annulled, and (C) not more than one Payment Blockage Notice shall be given within a period of 360 consecutive days, and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period exists.

               (h) In the event that any payment or distribution is made by the Company on account of the Junior Debt in contravention of the provisions of this
Section 18 before all Senior Indebtedness is paid in full in cash, each such payment or distribution shall be held by the Holder in trust for the benefit of the holders of Senior Indebtedness and shall be paid over or delivered to the Senior Agent for application to the payment in full in cash of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payments or distributions with respect to the Senior Indebtedness to or for the benefit of the holders of Senior Indebtedness.

               (i) Until the payment in full in cash of all Senior Indebtedness, the Holder shall not have, and shall not directly or indirectly exercise, any rights that it may acquire by way of subrogation, by any payment or distribution to the holders of Senior Indebtedness hereunder or otherwise.

               (j) Notwithstanding any of the foregoing set forth in this
Section 18 or elsewhere, holders of Debentures may receive and retain (i) Common Stock and all warrants, options or other rights to acquire Common Stock or (ii) debt securities of the Company that are subordinated to all Senior Indebtedness and any debt securities issued or exchanged for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Debentures are subordinated to Senior Indebtedness.

               (k) For purposes of this Debenture:

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, as well as all indebtedness of others secured by a lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

          "Junior Debt" means all indebtedness and liabilities now or hereafter owed by the Company to the Holder pursuant to this Debenture, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all principal, all interest accrued thereon, all fees, and all other amounts payable by the Company to the Holder hereunder.

          "Senior Default" means any event or condition that with the giving of notice, the passage of time, or both, would be a Senior Event of Default.

          "Senior Event of Default" means any "Event of Default" under the Senior Loan Documents.

          "Senior Indebtedness"" means all Indebtedness, including any principal, interest, fees, premiums, indemnities and other amounts (and including without limitation any interest accruing after commencement of insolvency proceedings, regardless of whether a claim for such amounts is allowed in such proceedings) unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to this Debenture. Anything to the contrary in the foregoing notwithstanding, "Senior Indebtedness" shall not include (a) any liability for federal, state, local or other taxes owed or owing by the Company,
(b) any Indebtedness of the Company to any of its subsidiaries or other affiliates (other than the guarantee by the Company of the senior notes issued by CSK Auto, Inc. on or about the Closing Date), (c) any trade payables, (d) any Indebtedness described in Section 18(a) or (e) any other Indebtedness to the extent that, at the time of the incurrence of such Indebtedness, the aggregate amount of Senior Indebtedness then outstanding exceeds $650,000,000. Without limiting the foregoing, Senior Indebtedness shall include all obligations under the Credit Agreement, dated as of the Closing Date (the "Credit Agreement"), by and among the Company, the lenders from time to time a party thereto, and JP Morgan Chase Bank (the "Senior Agent"), the [Loan Documents] (as defined in the Credit Agreement) and all promissory notes, reimbursement agreements, guaranties, security agreements, pledge agreements, deeds of trust, mortgages and other instruments, agreements and documents executed at any time pursuant thereto or in connection therewith, in each case as amended, restated, supplemented, refinanced, replaced, or otherwise modified from time to time.

          "Senior Loan Documents" means any and all documents, agreements, and instruments evidencing any Senior Indebtedness.

          19. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

          20. Entire Agreement, Amendments. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. No amendment or waiver of any provision of this Debenture, the Securities Purchase Agreement, the Registration Rights Agreement, or any other document, agreement or instrument executed in connection herewith or therewith (this Debenture, the Securities Purchase Agreement, the Registration Rights Agreement and all such other documents, agreements and instruments being referred to herein as the "Transaction Documents"), and no consent shall be effective, unless in writing and signed by the Company and (A) the holders of not less than 75% of the outstanding principal amount of the Debentures then outstanding and
(B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock attributable to conversion of such Debentures, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by the affected holder of such Debenture and the Company, do any of the following: (a) postpone or delay any date fixed by the Debentures for any mandatory redemption or purchase (pursuant to a Put Right) of the Debentures or any payment of principal, interest, fees or other amounts due to any such holder under the Transaction Documents; (b) reduce the amount payable upon redemption or purchase (pursuant to a Put Right) or the principal of, or the rate of interest accruing on, the indebtedness evidenced by the Debentures, or any fees or other amounts payable hereunder or under any other

Transaction Document; (c) except as contemplated by provisions concerning consolidation, merger, conveyance, transfer or sale or all or substantially all of the property and assets of the Company, adversely affect the right of any holder of Debentures to convert any of the Debentures or to require the Company to redeem any Debentures other than as provided in the Debentures; (d) modify the subordination provisions in a manner adverse to such holder; (e) change the percentage of the outstanding principal amount of the Debentures which is required for the holders of the Debentures or any of them to take any action hereunder; (f) amend Sections 4(c) or 12 of this Debenture in a manner adverse to the Holders of the Debentures, or (g) amend this Section or any provision of this Debenture or any other Transaction Document providing for consent or other action by all holders of the Debentures. If any fees are paid to the holders of the Debentures as consideration for amendments, waivers or consents with respect to any Transaction Document, such fees may be paid only to those holders of the Debentures that agree to such amendments, waivers or consents within the time specified for submission thereof.

          21. Assignment, Etc. The Holder may, subject to compliance with the Securities Purchase Agreement and to applicable federal and state securities laws and the legend set forth on this Debenture, transfer or assign this Debenture or any interest herein and may pledge, encumber or transfer any of its rights or interest in and to this Debenture or any part hereof and, without limitation, each assignee, transferee and pledgee (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest. Each such assignee, transferee and pledgee shall have all of the rights of the Holder under this Debenture. Notwithstanding the foregoing, such transfer, assignment or pledge shall not be effective unless and until the Company receives notice of such transfer, assignment or pledge and the Company acknowledges no prior effective transfer, assignment or pledge has occurred, such acknowledgement to be deemed made if no contrary notice is given by the Company within one (1) Business Day of receipt of such notice. The Company agrees that, subject to compliance with the Securities Purchase Agreement, after receipt by the Company of written notice of assignment from the Holder or from the Holder's assignee, all principal, interest and other amounts which are then, and thereafter become, due under this Debenture shall be paid to such assignee, transferee or pledgee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

          22. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

          23. Miscellaneous. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile with copy sent in another manner herein provided or sent by courier (which for all purposes of this Debenture shall include Federal Express, UPS or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for in the Securities Purchase Agreement or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service or if sent by facsimile upon receipt of transmittal confirmation or if sent by mail then three days after deposit in the mail. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

          24. Choice of Law and Venue; Waiver of Jury Trial. THIS DEBENTURE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREBY.

          25. Rule 144. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Holder to sell the underlying stock of the Company issuable upon conversion or exercise of the Debentures and the Warrants to the public without registration, the Company agrees to use its reasonable best efforts to:

                    (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                    (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                    (iii) furnish to any Holder, forthwith upon request, a written statement by the Company (provided true at the time) that it has complied with the applicable reporting and filing requirements of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

          26. Restriction on Redemption, Stock Repurchases and Cash Dividends. Unless all of the Debentures have been converted, purchased (pursuant to a Put right) or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, repurchase (whether by way of open market purchases, tender offers, private transactions or otherwise) or declare or pay any cash dividend or distribution on, its capital stock without the prior express written consent of (A) the holders of not less than 75% of the Outstanding Principal Amount of the Debentures then outstanding and (B) Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures, other than repurchases or redemptions of capital stock, Options, or Convertibles Securities held by employees, officers, and directors of the Company in an aggregate amount not to exceed $3 million per year pursuant to the terms of contracts or agreements which require such repurchases or redemptions.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


                                   Dated:  December ___, 2001


                                   CSK AUTO CORPORATION



                                   By:
                                        -------------------------------------

                                   Name:
                                   Title:
                                   Print Address:
                                   Telephone:
                                   Facsimile:

ATTEST

------------------------------
Name:
Title:

                                  Defined Terms

                                                                              Page
                                                                              ----
Acquiring Entity............................................................   22
Act.........................................................................    3
Announcement Date...........................................................    6
Anti-Dilution Threshold.....................................................    3
Applicable Price............................................................   16
Approved Stock Plan.........................................................    3
Bloomberg...................................................................    3
Business Day................................................................    3
Calendar Quarter............................................................    4
Cap Allocation Amount.......................................................   10
Cash Interest Payment.......................................................    2
Change of Control...........................................................   23
Change of Control Redemption Price..........................................   23
Change of Control Put Price.................................................   22
Closing Bid Price...........................................................    4
Closing Date................................................................    4
Closing Sale Price..........................................................    4
Common Stock................................................................    5
Common Stock Deemed Outstanding.............................................    5
Company.....................................................................    1
Conversion Date.............................................................   12
Conversion Failure..........................................................    5
Conversion Notice...........................................................   11
Conversion Price............................................................    5
Conversion Rate.............................................................   11
Convertible Securities......................................................    6
Credit Agreement............................................................   32
Debenture...................................................................    1
Debenture Delivery Date.....................................................   12
Debenture Register..........................................................    2
Debentures..................................................................    1
Default Conversion Price....................................................    6
Default Interest............................................................    2
Dilutive Issuance...........................................................   16
DTC.........................................................................   11
Events of Default...........................................................   26
Exchange Act................................................................   34
Exchange Cap................................................................   10
Excluded Securities.........................................................   16
Hedging Obligations.........................................................   31
Holder......................................................................    1
Indebtedness................................................................   31

Interest Payment Date.......................................................    2
Interest Payment Election Notice............................................    2
Interest Payments...........................................................    2
Interest Share Conversion Rate..............................................    2
Interest Shares.............................................................    2
Investcorp..................................................................    6
Issuance Date...............................................................    6
Junior Debt.................................................................   31
Lehman......................................................................    6
Make-Whole Average..........................................................    6
Make-Whole Date.............................................................    6
Mandatory Conversion........................................................    9
Mandatory Conversion Blockage...............................................    9
Mandatory Conversion Date...................................................    9
Mandatory Conversion Notice.................................................    9
Maturity Allocation Percentage..............................................   14
Maturity Conversion Price...................................................    6
Maturity Date...............................................................    7
Maturity Date Election Notice...............................................   14
Maturity Date Mandatory Conversion..........................................   14
Maturity Date Mandatory Redemption .........................................   14
Maturity Date Redemption Price..............................................   14
Nasdaq......................................................................    7
New Securities Issuance Price...............................................   16
Non-Payment Default.........................................................   30
Notice of Change of Control.................................................   22
Notice of Exercise of Redemption Right......................................   23
Notice of Put Upon Change of Control........................................   23
NYSE........................................................................    7
Objecting Holders...........................................................    4
Options.....................................................................    7
Organic Change..............................................................   22
Original Maturity Date......................................................    1
Outstanding Principal Amount................................................    1
Payment Blockage Notice.....................................................   30
Payment Blockage Period.....................................................   30
Payment Default.............................................................   30
Person......................................................................    7
Principal Market............................................................    7
Pro Rata Portion............................................................    7
Proceeding..................................................................   29
Purchasers..................................................................   10
Put Date....................................................................   23
Put Right...................................................................   22
Redemption Date.............................................................   23
Redemption Right............................................................   23

Refinancing.................................................................    7
Registration Rights Agreement...............................................    7
Rule 144....................................................................   34
Securities Purchase Agreement...............................................    8
Senior Agent................................................................   32
Senior Default..............................................................   31
Senior Event of Default.....................................................   31
Senior Indebtedness.........................................................   31
Senior Loan Documents.......................................................   32
Share Delivery Date.........................................................   11
Standard Conversion Price...................................................    8
Strategic Financing.........................................................    8
Trading Day.................................................................    8
Transaction Documents.......................................................   32
Transfer Agent..............................................................   11
Valuation Event.............................................................   19
Varable Price Issuance......................................................   20
Variable Notice.............................................................   20
Variable Price..............................................................   20
Warrants....................................................................    8

                                                          EXHIBIT A TO DEBENTURE


                             OPINION OF COUNSEL FORM

                                     [Date]



CSK Auto Corporation
Attention:  General Counsel

Ladies and Gentlemen:

      We are counsel for [___________________] (the "Seller") and have been requested to furnish to CSK Auto Corporation (the "Company") an opinion with respect to certain "restricted securities" owned by the Seller.

      [The bracketed, numbered items are applicable only to a Rule 144 opinion.] As a basis for this opinion, we have received and reviewed copies of the following documents:

1. A letter from the Seller dated [___________], 200[ ] providing information related to the securities owned by the Seller.

2. [The Notice on Form 144 filed by the Seller with the Securities and Exchange Commission [and any applicable securities exchange] on [___________], 200[ ].]

3.       [A letter from [_____________] (the "Broker") dated [__________], 200[
         ] certifying that the proposed sale will be made in "brokers' transactions" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").]

      We have been notified that the Seller proposed to sell [[_______] shares (the "Shares") of the Common Stock/$[_________] principal amount of the 7% Convertible Subordinated Debentures due December __, 2006 (the "Debentures")/Warrants to purchase [_________] shares of the Common Stock (the "Warrants")] of the Company in a private transaction, and that the Seller will deliver to the [Broker/Company's transfer agent/Company] [certificate number [__] representing [________] shares of the Common Stock/Debenture number [____] representing $[__________] principal amount of the Debentures/Warrant number [___] representing Warrants to purchase [_________] shares of the Common Stock] of the Company registered in the name of the Seller.

      On the basis of the foregoing and assuming the accuracy of the representations of the Seller [and the Broker], it is our opinion that the proposed sale of the [Shares/Debentures/ Warrants] by the Seller, if effected in accordance with the terms and provisions set forth in the above-specified documents, will comply with [Rule 144/Section 4(2) of the Act] and that the [Shares/Debentures/Warrants] may be transferred without compliance with the registration requirements of the Act.

      The Company and/or its counsel may rely on this opinion in rendering an opinion to the Company's transfer agent regarding the Seller's transfer of the [Shares/Debentures/Warrants]. Any questions concerning the foregoing opinion should be communicated to [________] of this firm.

                                     A-A-1

                                                          EXHIBIT B TO DEBENTURE

                        INTEREST SHARE ISSUANCE NOTICE
                   TO BE EXECUTED BY CSK AUTO CORPORATION

            CSK Auto Corporation hereby notifies the Transfer Agent that _______ shares of Common Stock (the "Interest Shares") of CSK Auto Corporation, a Delaware corporation (the "Company") will be issued to _________________ (the "Buyer").

          1.   Delivery of Interest Shares.

          2.   Delivery Information

          Number of shares of Common Stock to be issued:

      Tax ID Number (If applicable): _________________________________________

      Please issue the Common Stock and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

      Issue to:_______________________________________
               _______________________________________

      Address: _______________________________________

      Telephone Number: ______________________________

      Facsimile Number: ______________________________

      Authorization: _________________________________

      By:_____________________________________________

      Title:__________________________________________

      Dated:__________________________________________

      Account Number (if electronic book entry transfer):_______________________


            Transaction Code Number (if electronic book entry transfer):________


Date: _______________ __, ____

__________________________________
CSK Auto Corporation

By:_______________________________

Name:_____________________________

Title:_____________________________



                                      A-B-1

                                 ACKNOWLEDGMENT

                  The undersigned buyer (the "Buyer") hereby acknowledges this Interest Share Issuance Notice and hereby directs Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December ___, 2001 from the Company and acknowledged and agreed to by Transfer Agent.

                  1. Delivery of Interest Shares. The holder of these Interest Shares has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

                  2. Private Placement Representations. The undersigned confirms that the representations and warranties contained in Section 2(a) and (b) of the Securities Purchase Agreement entered into in connection with the initial issuance of the Debentures are true and correct as to the undersigned as of the date hereof.

                  3. Buyer Information. The Buyer acknowledges the information with respect to Buyer set forth above is accurate.


                                             Name of Registered Buyer

                                             By:



                                             Name:
                                             Title:


                                      A-B-2

                                                        EXHIBIT C TO DEBENTURE

                                 CSK AUTO, INC.

                        SENIOR SECURED CREDIT FACILITIES
                         Summary of Terms and Conditions

                                November 27, 2001

                            ----------------------


                    (a) PARTIES TO THE SENIOR CREDIT FACILITIES


Borrower:                 CSK Auto, Inc., an Arizona corporation (the
                          "Company").

Guarantors:               CSK Auto Corporation ("Holdings") and each of the
                          Company's direct and indirect domestic subsidiaries
                          (the "Guarantors" the Company and the Guarantors, collectively, the "Credit Parties").

Joint Lead Arrangers and  J.P. Morgan Securities Inc. ("JPMorgan") and Credit
Joint Book Managers:      Suisse First Boston ("CSFB"), as the exclusive joint
                          lead arrangers and joint book managers (the "Lead
                          Arrangers").

Administrative Agent:     JPMorgan Chase Bank ("JPMorgan Chase Bank", in such
                          capacity, the "Administrative Agent").

Syndication Agent:        Credit Suisse First Boston ("Syndication Agent").

Documentation Agent:      UBS AG, Stamford Branch ("UBS").

Collateral Agent:         JPMorgan Chase Bank (in such capacity, the
                          "Collateral Agent").

Lenders: JPMorgan Chase Bank, CSFB, UBS and such other financial institutions as shall be selected in the syndication (collectively the "Lenders").

                    (b)       AMOUNT AND TERMS OF THE SENIOR CREDIT FACILITIES

                    (a)       Term Facilities

Type of Facility:                   Term Facilities (the "Term Facilities") in
                                    an aggregate amount of $100,000,000 (the loans thereunder, the "Term Loans").


                                      A-C-1

Availability:                       The Term Loans shall be made in a single
                                    drawing on the Closing Date (as defined
                                    below).

Maturity:                           The Term Loans will mature on the third
                                    anniversary of the Closing Date.  The
                                    aggregate principal amount of the Term
                                    Loans will be repayable at maturity.

                    (b)       Revolving Facility

Type of Facility:                   Revolving loans, swing line loans and
                                    letters of credit, in an aggregate principal amount of $225,000,000 (the "Revolving
                                    Facility" together with the Term Facilities, the "Senior Credit Facilities").

Availability:                       Revolving loans (the "Revolving Loans") and
                                    swing line loans (the "Swing Line Loans" together with the Term Loans and the Revolving Loans, the "Loans") may be made, and letters of credit (the "Letters of Credit") in an aggregate face amount at any one time outstanding not to exceed
                                    $15,000,000 may be issued, under the
                                    Revolving Facility, at any time during the period between the Closing Date and the third anniversary of the Closing Date (the
                                    "Revolving Termination Date"); provided
                                    that no Letter of Credit shall have an
                                    expiration date after the Revolving
                                    Termination Date.  No standby Letter of
                                    Credit shall have an expiry date more than 365 days after its date of issuance, and no commercial Letter of Credit shall have an expiry date more than 120 days after its date of issuance.

                                    In addition, a portion of the Revolving
                                    Facility not in excess of $15,000,000 will be available during the period from the Closing Date to the Revolving Termination Date as Swing Line Loans from JPMorgan Chase Bank on same-day notice. Each other Revolving Lender will be irrevocably and unconditionally obligated to purchase its pro rata share in any Swing Line Loan not repaid by the Company.


                                      A-C-2

Borrowing Base:                     From the Closing Date through the end of
                                    the third quarter of 2002, the amount from time to time available under the Revolving
                                    Facility will be equal to a Borrowing Base plus an overadvance of up to $25 million.
                                    The borrowing base shall be required to
                                    cover both the outstandings under the
                                    Revolving Facility and the outstandings
                                    under the Term Loan and shall not exceed percentages to be finalized by JPMorgan
                                    Chase Bank in its sole reasonable
                                    discretion of the eligible accounts
                                    receivable and eligible inventory (each of which terms shall be defined in the Credit
                                    Documentation (as defined below) in the
                                    sole reasonable discretion of JPMorgan
                                    Chase Bank and in consultation with, and with input from, the Company). On and after the end of the third quarter of 2002, the overadvance will no longer be included in the amount available to the Borrower.
                                    The Borrowing Base will provide for (A) a 75% preliminary advance rate against eligible accounts receivable and (B) preliminary advance rates against eligible inventory of (i) 65% for inventory located at depots or distribution centers, (ii) 60% for inventory located in stores and (iii)
                                    25% for slow-moving inventory.  Such
                                    percentages shall be finalized and
                                    definitions shall be established upon the completion of a collateral review satisfactory to JPMorgan Chase Bank and may be adjusted from time to time by it in its sole reasonable discretion, provided that any increase in any such percentages above the original level shall be subject to the consent of the Supermajority Lenders (as defined below), and provided further that, prior to the effectiveness of any changes, a reasonable notice period shall have occurred. Payments on account of inventory and accounts receivable will be required to be made through, or deposited in, the cash management system referred to below. From and after a date after the Closing Date to be agreed, inventory located at a leased location not covered by a landlord's waiver in reasonably satisfactory form may be subject to an appropriate deduction or limitation on inventory to be determined and agreed with the Company, based on customary calculations of appropriate limitations or deductions.

                                     A-C-3

Borrowing Base Monitoring:          The Company's accounts receivable and
                                    inventory will be monitored by the
                                    Collateral Agent. The Company will deliver borrowing base certificates accompanied by supporting documentation and supplemental reporting presenting the Company's computation of the borrowing base within 16 calendar days after the end of each month and such reports will form a basis for determinations of the borrowing base which, in any event, shall be made in the sole reasonable discretion of the Collateral
                                    Agent.

Collateral Cash Management:         The Company shall establish a cash
                                    management system reasonably acceptable to the Collateral Agent which will include (1) on the Closing Date, the establishment of a collateral proceeds account at the
                                    Collateral Agent into which funds received in applicable lockbox and depository accounts shall be transferred on a daily basis and as to which the Collateral Agent shall have the right to stop subsequent transfers or to cause transfers therefrom to the Collateral Agent upon the occurrence of an event of default and (2) within 90 days of the Closing Date, arrangements for substantially all remittances to be directed into lockbox and depository accounts held at banks which have executed agreements reasonably acceptable to the
                                    Collateral Agent, providing, among other things, that deposits therein shall be automatically transferred to such collateral proceeds account.

Maturity:                           The Revolving Termination Date.

                  (c)      GENERAL PROVISIONS

Purpose: The proceeds of the Term Loans will be used in connection with the refinancing of the Third Amended and Restated Credit Agreement, dated as of September 30, 1999, as amended to date, (the "Existing Credit Agreement"), for the Company (the "Refinancing").

                          A portion of the proceeds of the Revolving Loans will be used for the Refinancing and the balance may be used for general corporate purposes of the Company and its subsidiaries.

Interest Rate:            Alternate Base Rate and, at the Company's option,
                          Eurodollar loans will be available, as follows:


                                     A-C-4

                          A.    Alternate Base Rate

                          Interest shall be at the Alternate Base Rate of JPMorgan Chase Bank plus the applicable interest margin, calculated on the basis of the actual number of days elapsed in a year of 365 days, if determined by reference to the prime commercial lending rate of JPMorgan Chase Bank, or in a year of 360 days, otherwise. The Alternate Base Rate is defined as the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus -1/2 of 1%,
                          (ii) the secondary market rate for three-month certificates of deposit of money center banks, adjusted for reserves and assessments, plus 1% or
                          (iii) the prime commercial lending rate of JPMorgan Chase Bank.

                          B.    Eurodollar Rate

                          The Company may elect that all or a portion of the Loans bear interest at a rate (grossed-up for any reserve requirements) equal to the average interest rate at which eurodollar deposits for one, two, three or six months or (if and when available to all of the relevant Lenders) nine or twelve months (as selected by the Company) appearing on Page 3750 of the Telerate screen, plus the applicable interest margin.

Interest Margins:         The interest margin for (a) Revolving Loans which are
                          Alternate Base Rate Loans shall be 2.25% and for
                          Revolving Loans which are Eurodollar Loans shall be 3.25% and (b) for Term Loans which are Alternate Base
                          Rate Loans shall be 2.25% and for Term Loans which are Eurodollar Loans shall be 3.25%. The foregoing margins shall be subject to reduction by amounts to be agreed upon based on the achievement of performance targets to be determined and provided that no event of default is in existence; provided that the interest margin for (i) Alternate Base Rate
                          Loans shall in no event be less than 1.75% and (ii)
                          Eurodollar Loans shall in no event be less than 2.75%.

Issuing Bank:             The issuing bank for the Letters of Credit shall be
                          JPMorgan Chase Bank (in such capacity, the "Issuing
                          Bank").

Letter of Credit Fees:    A percentage per annum equal to the interest margin
                          for Revolving Loans which are Eurodollar Loans then in effect of the amount available to be drawn of each letter of credit, payable quarterly in arrears. Of such fees, the Issuing Bank shall receive, for its own account, a fee of 0.25% per annum of the face amount of such letter of credit. Customary administrative, issuance, amendment, payment and negotiation charges will be payable to the Issuing
                          Bank for its own account.


                                     A-C-5

Collateral:               The Senior Credit Facilities, any interest rate
                          protection agreements with any Lender or any affiliate thereof and any overdrafts and related liabilities owing to any Lender or any affiliate thereof arising from treasury, depository and cash management services and in connection with automated clearinghouse transfer of funds, will, subject to specified permitted encumbrances and other exceptions to be agreed upon, be secured by a perfected first priority security interest in (a) all of the capital stock of the Company and each of its direct and indirect domestic subsidiaries, (b) all of the inventory, equipment and accounts receivable of the Company and each of its direct and indirect domestic subsidiaries and (c) all other tangible and intangible assets (including, without limitation, deposit accounts, trademarks and tradenames but not including certain real property) of the Company and such subsidiaries, subject to only existing purchase money or capitalized lease obligations incurred in the ordinary course of business and other exceptions to be agreed upon.

Guarantees:               All obligations of the Company under the Credit
                          Documentation (as defined below) will be unconditionally guaranteed by each of the Guarantors.

Interest Payment Dates:   In the case of Loans bearing interest based upon the
                          Alternate Base Rate, quarterly in arrears.

                          In the case of Loans bearing interest based upon the Eurodollar Rate, on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default Rate:             Overdue principal, interest, fees and other amounts
                          owing to the Administrative Agent, the Lead Arrangers or any Lender will bear interest at 2% over the rate otherwise applicable thereto. Overdue Eurodollar
                          Loans may be converted to Alternate Base Rate Loans at the end of the then current interest period with respect thereto.


                                     A-C-6

Reserve Requirements;     The definitive financing agreements will contain
Yield Protection:         customary provisions relating to increased costs,
                          capital adequacy protection, Eurodollar Rate unavailability, withholding and other taxes and illegality. If the Company is required to pay any amounts to any Lender pursuant to such provisions, the Company will have the right to cause the Lender seeking such payment to sell all of its Loans and commitments at par plus accrued interest and fees to a bank or other financial institution which is or agrees to become a Lender.

Commitment Fee:           .50% per annum from the Closing Date for each Lender
                          on the average daily unused portion of its commitment under the Revolving Facility.

Fee Basis:                365 days for actual days elapsed.

Mandatory Prepayments     (a) So long as no default or event of default has
and Commitment            occurred and is continuing, the Loans shall be
Reductions:               prepaid (and the Letters of Credit shall be cash
                          collateralized or replaced) with:

                          (i) 100% of the net proceeds of any sale or other disposition by the Company or any of its subsidiaries of any assets, other than usual and customary exceptions to be agreed upon, including, without limitation, (A) any sale of inventory in the ordinary course of business,
                                (B) any sale of obsolete or worn-out property and (C) any sale of a store or equipment therein to a third party pursuant to a sale-leaseback or similar transaction of up to an amount to be determined;

                          (ii) 100% of the net proceeds of incurrences by the Company of indebtedness after the Closing Date (other than permitted indebtedness);

                          (iii) 50% of the net proceeds of issuances of equity
                                by Holdings or the Company after the Closing
                                Date (excluding any equity provided by the Investors or their affiliates); provided, however, notwithstanding the foregoing, as long as the ratio of consolidated senior funded indebtedness to Consolidated EBITDA for the four fiscal quarters most recently ended for which financial information is available shall be equal to or less than 3.25 to 1, the Company may retain 100% of the net proceeds of issuances of equity; and

                          (iv) If the Company issues in excess of $225,000,000 of Senior Unsecured Notes, 100% of the proceeds of such excess issuance of Senior Secured Notes above $25,000,000.


                                     A-C-7

                          (b) The Revolving Loans and Swing Line Loans shall be prepaid, and, to the extent necessary, the Letters of Credit shall be cash collateralized or replaced and, to the extent necessary, the Term Loans shall be cash collateralized or replaced, to the extent extensions of credit exceed the then-current Borrowing Base.

Voluntary                 Prepayments: Permitted in whole or in part, with prior
                          written notice but without premium or penalty, subject to limitations as to minimum amounts of prepayments and customary indemnification for breakage costs in the case of prepayment of Eurodollar Loans other than on the last day of an interest period.

Application of            Mandatory prepayments (other than pursuant to (b)
Prepayments:              above) and voluntary prepayments of the Loans shall
                          be applied pro rata to the Term Loans and the Revolving Loans and Letters of Credit shall be cash collateralized (with a concurrent reduction in the Revolving Facility).


                                     A-C-8

                                                          EXHIBIT D TO DEBENTURE

       (To be Executed by Registered Holder in order to Convert Debenture)

                              CONVERSION NOTICE FOR
           7% CONVERTIBLE SUBORDINATED DEBENTURE DUE DECEMBER__, 2006

                  The undersigned, as Buyer of the 7% Convertible Subordinated Debenture Due December __, 2006 of CSK AUTO CORPORATION (the "Company"), No. _, in the outstanding principal amount of $_______ (the "Debenture"), hereby elects to convert $_______ of the outstanding principal amount of the Debenture into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company according to the conditions of the Debenture, as of the date written below. The undersigned confirms that the representations and warranties contained in Sections 2(a), (b), (f) and (g) of the Securities Purchase Agreement entered into in connection with the initial issuance of the Debentures are true and correct as to the undersigned as of the date hereof.

         Date of Conversion:

         Principal Amount of Debentures to be converted:

         Tax ID Number (If applicable):

Please confirm the following information:

         Conversion Price:

         Number of shares of Common Stock to be issued:

         Please issue the Common Stock into which the Debentures are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:



         Address:

         Telephone Number:

         Facsimile Number:

         Authorization:

         By:
                                      A-D-1

         Title:

         Dated:

         Account Number (if electronic book entry transfer):

         Transaction Code Number (if electronic book entry transfer):

[NOTE TO BUYER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]



                                      A-D-2

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Conversion Notice and hereby directs [_____] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December __, 2001 from the Company and acknowledged and agreed to by [_____].

                                             CSK AUTO CORPORATION


                                             By:___________________________
                                             Name:
                                             Title:



                                      A-D-3

                                    EXHIBIT B TO SECURITIES PURCHASE AGREEMENT

                                                                EXECUTION COPY

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN SUBSTANTIALLY THE FORM ATTACHED HERETO AS EXHIBIT A, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

                              CSK AUTO CORPORATION

               FORM OF MAKE-WHOLE WARRANT TO PURCHASE COMMON STOCK

Warrant No.:  [        ]

Date of Issuance:  December [      ], 2001

            CSK Auto Corporation, a Delaware corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to receive from the Company upon the Cashless Exercise (as defined herein) of this Warrant, on the Make-Whole Date (as defined herein) (or such other date as provided herein) the Net Number (as defined herein) of fully paid nonassessable shares of Common Stock (as defined herein) of the Company; provided, however, that, with respect to holders of Warrants (other than Investcorp (as defined below)) that are beneficial owners as of the date hereof of less than ten percent of the Common Stock outstanding, the Company shall not effect and shall have no obligation to effect the exercise of this Warrant and no holder of this Warrant shall have the right to exercise this Warrant to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would have acquired, through exercise of this Warrant or otherwise, beneficial ownership of a number of shares of Common Stock that, when added to the number of shares of Common Stock beneficially owned by such Person (together with such Person's affiliates) exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise; provided, further however, that the holder may waive this restriction upon not less than sixty-one (61) days' prior written notice to the Company. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall be determined in good faith in accordance with applicable securities laws by the holder of this Warrant For purposes of this paragraph, beneficial ownership shall be calculated in accordance with
Section 13(d) of the

Securities Exchange Act of 1934, as amended. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Convertible Debentures (as defined below) and exercise of Warrants (as defined below) by such holder and its affiliates. In the event the exercise of this Warrant is limited with respect to any portion of shares of Common Stock otherwise issuable pursuant to this Warrant by virtue of the foregoing provisions or the provisions contained in Section 13, the holder shall notify the Company in writing as promptly as reasonably practicable after becoming aware of facts or circumstances that would result in the issuance of 100,000 shares or more (or if less then 100,000 shares remain issuable pursuant hereto, of such lesser number of shares) no longer being prohibited by such provisions and the number of such shares whose issuance is no longer prohibited. No later than sixty one (61) days after receiving such notice, the Company shall issue such shares to the holder of this Warrant or its designee. Subject to the limitations on exercise set forth in this Warrant, the remaining portion of this Warrant shall be deemed to have been exercised pursuant to the Cashless Exercise provisions of Section 2(e) of this Warrant on the Make-Whole Date.

            Section 1.

            (a) SECURITIES PURCHASE AGREEMENT. This Warrant (as defined herein) is one of the Make-Whole Warrants issued pursuant to that certain Securities Purchase Agreement dated as of December __, 2001, among the Company and the Persons referred to therein (the "Securities Purchase Agreement").

            (b) DEFINITIONS. The location of definitions used in this Warrant is set forth on the Index of Terms attached hereto and the following words and terms as used in this Warrant shall have the following meanings:

                  (i)   Reserved.

                  (ii) "Bloomberg" means Bloomberg Financial Markets and any successor thereto.

                  (iii) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  (iv) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company; provided, however, that promptly following such determination, but in no event later than two (2) Business Days following the date of such determination, the Company provides each of the holders of the Warrants then outstanding with written notice setting forth in reasonable detail the basis for the Company's determination of such fair market value. The holders of at least 25% of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding and LBI Group Inc. and its affiliates ("Lehman") for so long as Lehman holds not less than $10 million in principal amount of Debentures or shares of Common Stock attributable to conversion of such Debentures ("Objecting Holders") shall have the right to object to the Company's determination of fair market value within ten (10) Business Days of receipt of such notice. In the event the Company fails to provide the holders of the Warrants then outstanding with the notice in the time and manner required herein or in the event the Objecting Holders provide the Company with a notice of objection, then the fair market value shall be determined pursuant to Section 2(a) of this Warrant. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period. All fees and expenses of such determinations shall be borne solely by the Company.

                  (v) "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company; provided, however, that promptly following such determination, but in no event later than two (2) Business Days following the date of such determination, the Company provides each of the holders of the Warrants then outstanding with written notice setting forth in reasonable detail the basis for the Company's determination of such fair market value. The Objecting Holders shall have the right to object to the Company's determination of fair market value within ten
(10) Business Days of receipt of such notice. In the event the Company fails to provide the holders of the Warrants then outstanding with the notice in the time and manner required herein or in the event the Objecting Holders provides the Company with a notice of objection, then the fair market value shall be determined pursuant to Section 2(a) of this Warrant. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period. All fees and expenses of such determinations shall be borne solely by the Company.

                  (vi) "Common Stock" means (i) the Company's common stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  (vii) "Convertible Debentures" means the Company's 7% Convertible Debentures Due December __, 2006 issued pursuant to the Securities Purchase Agreement.

                  (viii) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.
(ix) "Exercise Number" means: (A) if no conversion of the Convertible Debentures pursuant to Section 4(b) thereof has occurred prior to the Make-Whole Date (a "Mandatory Conversion") or if the Standard Conversion Price (as defined in the Convertible Debentures and without giving effect to any ex post facto adjustments for which there is not a concurrent adjustment to the Make-Whole Average and Floor Price) on the date of such Mandatory Conversion is less than an amount (the "Adjusted Conversion Price") equal to the greater of (i) the Make-Whole Average (as defined in the Convertible Debentures) and (ii) the Floor Price (as defined in the Convertible Debentures) (each appropriately adjusted (without duplication)as provided in Sections 6(b), (c) and (d) of the Convertible Debentures), zero (0) shares of Common Stock; or (B) if a Mandatory Conversion has occurred prior to the Make-Whole Date and the Standard Conversion Price on the date of such Mandatory Conversion is greater than the Adjusted Conversion Price, the number of shares of Common Stock equal to (i) the quotient determined by dividing (A) the Make-Whole Amount by (B) the Adjusted Conversion Price, minus (ii) the number of shares of Common Stock actually issued to such holder of Convertible Debentures upon conversions of such Holder's Convertible Debentures prior to the Make-Whole Date.

                  (x) "Make-Whole Amount" means the Outstanding Principal Amount of the Convertible Debentures of the holder of this Warrant as of the date of issuance of such Convertible Debentures plus such additional principal sum as shall result from the application of the fourth sentence of the second paragraph of the Debenture minus the Outstanding Principal Amount of such Convertible Debenture on the Make-Whole Date.

                  (xi) "Make-Whole Date" means the earlier of (i) the date on which a Change of Control is consummated and (ii) November _, 2002.

                  (xii) "Option" means any rights, warrants or options to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities.

                  (xiii) "Outstanding Principal Amount" shall have the meaning set forth in the Convertible Debentures.

                  (xiv) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (xv) "Principal Market" means The New York Stock Exchange, Inc. ("NYSE") or if the Common Stock is not traded on the NYSE then the principal securities exchange or trading market for the Common Stock.

                  (xvi) "Registration Rights Agreement" means that registration rights agreement dated December __, 2001 by and among the Company and the Persons referred to therein.

                  (xvii) "Securities Act " means the Securities Act of 1933, as amended.

                  (xviii) "Trading Day" means Business Days on which the Principal Market is open for trading and trading in the Common Stock is not suspended.

                  (xix) "Warrant" means the warrants to purchase shares of Common Stock issued pursuant to the Securities Purchase Agreement and all warrants issued in exchange, transfer or replacement thereof.

                  (xx)  "Warrant Exercise Price" shall be equal to $0.01.

                  (xxi) "Warrant Shares" means all shares of Common Stock issuable upon exercise of the Warrants.

            Section 2.  EXERCISE OF WARRANT.

            (a) Subject to the terms and conditions hereof, this Warrant shall be deemed to have been exercised pursuant to the "Cashless Exercise" provisions of Section 2(e) of this Warrant on the Make-Whole Date, without any action on the part of the holder of this Warrant. If the Company is provided written notice that Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the Make-Whole Date (or if such date is not a Business Day, on the next following Business Day) deliver written notice, in the form set forth as Exhibit B hereto, to the holder of this Warrant and the Company's designated transfer agent of the Cashless Exercise of this Warrant and of the number of Warrant Shares to be issued to the registered holder of this Warrant pursuant to such Cashless Exercise. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second (2nd) Business Day (the "Warrant Share Delivery Date") following receipt, from the holder of this Warrant, of this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) and, for purposes of determining any limitation on exercise of this Warrant, a confirmation in writing to the Company of the number of shares of Common Stock beneficially held by such holder (the "Exercise Delivery Documents"), (A) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and provided that the holder is eligible to receive shares through DTC, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) issue and deliver to the last designated address of the holder on the books and records of the Company, a certificate or certificates in such denominations as may be requested by the holder, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the holder of this Warrant, subject to the limitations set forth in the first paragraph and Section 13 of this Warrant, shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Closing Bid Price or Closing Sale Price of a security or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) Business Days of receipt of the holder's notice of such dispute. If the holder and the Company are unable to agree upon the determination of the Closing Bid Price or Closing Sale Price or arithmetic calculation of the number of Warrant Shares within one
(1) Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile
(i) the disputed determination of the Closing Bid Price or Closing Sale Price to an independent, reputable investment banking firm selected by the Company and reasonably acceptable to the holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside accountant. The Company shall use its reasonable best efforts to cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

            (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise (the "Warrant Delivery Date") and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.

            (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

            (d) If the Company shall fail for any reason or for no reason to issue to the holder within five (5) Business Days of receipt of the Exercise Delivery Documents a certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder's balance account with DTC for such number of shares of Common Stock to which the holder is entitled upon exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Warrant Share Delivery Date such exercise is not timely effected and/or each day after the Warrant Delivery Date such Warrant is not delivered, as the case may be, in an amount equal to 0.05% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Warrant to the holder on or prior to the Warrant Delivery Date, the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date and (II) the Closing Bid Price of the Common Stock on the Warrant Share Delivery Date, in the case of the failure to deliver Common Stock, or the Warrant Delivery Date, in the case of failure to deliver a Warrant, as the case may be. The foregoing notwithstanding, the damages set forth in this Section 2(d) shall be stayed with respect to the number of shares of Common Stock and, if applicable, the Warrant for which there is a good faith dispute being resolved pursuant to, and within the time periods provided for in,
Section 2(a), pending the resolution of such dispute.

            (e) In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the holder, subject to the limitations set forth in the first paragraph and Section 13 of this Warrant, shall receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

            Net Number = (A x B) - (A x C)
                        ---------------------
                              B

            For purposes of the foregoing formula:

                  A= the Exercise Number (or such other number of shares as may apply arising from the limitations imposed in the first paragraph or Section 13 of this Warrant).

                  B= the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the exercise of this Warrant.

                  C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

            Section 3. COVENANTS AS TO COMMON STOCK. The Company hereby covenants and agrees as follows:

            (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

            (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof.

            (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

            (d) The Company shall not later than the Make-Whole Date secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

            (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) will not take any action which results in any adjustment of the Exercise Number if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation and available for the purpose of issue upon such exercise.

            (f) The Company will, at the time of each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided, that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the holder.

            Section 4. TAXES. The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the registered holder of this Warrant to be exercised and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax.

            Section 5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he, she, or it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

            Section 6. REPRESENTATIONS OF HOLDER. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor").

            Section 7.  OWNERSHIP AND TRANSFER.

            (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

            (b) This Warrant may be assigned, pledged and transferred by the holder hereof without the consent of the Company; provided, however, that such transfer, assignment or pledge shall not be effective unless and until the Company receives notice of such transfer, assignment or pledge.

            (c) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement. The shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

            Section 8. ADJUSTMENT OF NUMBER OF SHARES. (a) ADJUSTMENTS GENERALLY. The number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time (without duplication) as required by the definition of Exercise Number and any related adjustments to the Floor Price and Make-Whole Average in accordance with the provisions of the Debentures.

            (b)   NOTICES.

                        (i) On the Make-Whole Date, the Company shall give
            written notice to the holder of this Warrant as to the calculation of the initial Exercise Number setting forth in reasonable detail, and certifying, the calculation of such number. Immediately upon any adjustment of the Exercise Number, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment. If a holder objects in writing to the Company within ten
            (10) Business Days following receipt of any such notice to the calculation set forth in such notice and such holder and the Company are unable to agree upon the initial calculation of the Exercise Number or any adjustment determination within one (1) Business Day of the Company's receipt of the holder's objection, then the Company shall immediately submit via facsimile the disputed calculation or adjustment to an independent, reputable investment bank selected by the Company and reasonably acceptable to the holders of at least 75% of the shares of Common Stock issuable upon exercise of all Warrants then outstanding and Lehman for so long as Lehman holds shares of Common Stock attributable to the conversion of not less than $10 million in principal amount of Debentures. The Company shall use its reasonable best efforts to cause the investment bank to perform the determinations or calculations and notify the Company and the holders of the results no later than two (2) Business Days from the time it receives the disputed determination. Such investment bank's determination shall be binding upon all parties absent manifest error.

                        (ii) The Company will give written notice to the holder
            of this Warrant at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such notice shall not be required before such information is made known to the public.

                        (iii) The Company will also give written notice to the
            holder of this Warrant at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such notice shall not be required before such information is made known to the public.

                  (c) DELAYED ADJUSTMENT. No adjustment in the Exercise Number shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 8(c)) would require an increase or decrease of at least one-half percent (0.5%); provided, however, that any adjustments which by reason of this Section 8(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 8 shall be made to the nearest one-hundredth of a share, as the case may be.

                  (d) OTHER EVENTS. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Exercise Number.

            Section 9. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale or transfer of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change following which the Company is not a surviving entity and which would not result in a Change of Control (as defined in the Convertible Debentures), the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") written agreement (in form and substance reasonably satisfactory to the holders of Warrants representing at least 75% of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding and Lehman for so long as Lehman holds shares of Common Stock attributable to conversion of not less than $10 million in principal amount of Debentures) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity or its parent evidenced by a written instrument substantially similar in form and substance to this Warrant (including, warrant exercise price and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants (without regard to any limitations on exercises). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Warrants representing at least 75% of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding and Lehman for so long as Lehman holds shares of Common Stock attributable to conversion of not less than $10 million in principal amount of Debentures) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock acquirable and receivable upon the exercise of such holder's Warrants as of the date of consummation of such Organic Change (without regard to any limitations on exercises), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

            Section 10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Notwithstanding the foregoing, if this Warrant is lost by, stolen from or destroyed by the original holder hereof, the affidavit of such original holder setting forth the circumstances of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required by the Company as a condition to the execution and delivery by the Company of a new Warrant to such original holder other than such original holder's unsecured written agreement to indemnify the Company solely for losses actually incurred by the Company as a direct consequence of the loss, theft or destruction of the Warrant.

            Section 11. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the Company, the holder shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such holder to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company as provided for below. The addresses and facsimile numbers for such communications shall be:

            If to the Company:
                  CSK Auto Corporation
                  645 E. Missouri Avenue, Suite 400
                  Phoenix, Arizona 85012
                  Telephone:  (602) 265-9200
                  Facsimile:
                  Attention:  [                             ]

            With a copy to:
                        Gibson Dunn & Crutcher LLP
                        333 South Grand Avenue
                        Los Angeles, CA 90071
                        Telephone:   (213) 229-7000
                        Facsimile:   (213) 229-7520
                        Attention:  Jeffrey Hudson

            If to the Transfer Agent:

                  Mellon Investor Services LLC
                  400 South Hope Street, 4th Floor
                  Los Angeles, CA  90071
                  Telephone:  (213) 553-9724
                  Facsimile:  (213) 553-9735
                  Attention:  Raymond Torres

            If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

            Section 12. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought and shall be binding on such party's or holder's assignees and transferees; provided; however, that any such change, waiver, discharge or termination that adversely impacts the holders of any of the Warrants other than this Warrant may be made only if the Company has obtained the written consent of the holders of Warrants representing at least 75% of the shares of Common Stock issuable upon exercise of all of the Warrants then outstanding and Lehman for so long as Lehman holds shares of Common Stock attributable to conversion of not less than $10 million in principal amount of Debentures; provided, further, that no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock issuable upon exercise of any Warrants without the written consent of the holder of such Warrant.

            Section 13. LIMITATION ON NUMBER OF WARRANT SHARES. Notwithstanding anything to the contrary contained herein, the Company shall not issue and shall not be obligated to issue any Warrant Shares upon exercise of this Warrant (i) to holders of Warrants other than Investcorp CSK Holdings L.P. or its affiliates ("Investcorp") and other affiliates of the Company, if the issuance of such Warrant Shares would exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the common Stock is then traded (the "Exchange Cap"),
(ii) to Investcorp or any other affiliate of the Company, in any event, or (iii) in violation of any applicable law, except that the limitations set forth in subclauses (i) and (ii) shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of the Exchange Cap (or, in the case of Investcorp, the limitations under such applicable rules and regulations on issuances of shares to affiliates of the Company) or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of Warrants representing at least 75% of the Warrant Shares then issuable upon exercise of outstanding Warrants and Lehman for so long as Lehman holds shares of Common Stock attributable to conversion of not less than $10 million in principal amount of Debentures. Except for Investcorp (which until such approval or written opinion is obtained shall not receive any Warrant Shares), until such approval or written opinion is obtained, the holder of this Warrant shall not be issued, upon exercise of this Warrant, Warrant Shares in an amount greater than such holder's Cap Allocation Amount (as such term is defined in the Convertible Debentures). In the event the Company is prohibited from issuing Warrant Shares as a result of the operation of this Section 13, on or after the date on which the Company holds its next stockholders meeting after determining that it is subject to the Exchange Cap, provided that at such meeting the Company does not receive the stockholder approval referred to in (a), then the Company shall redeem for cash those Warrant Shares which cannot be issued, at a price equal to the excess, if any, of the Closing Sale Price of the Common Stock above the Warrant Exercise Price of such Warrant Shares as of the date of the attempted exercise.

            Section 14. DATE. The date of this Warrant is December __, 2001 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect from and after the Make-Whole Date (unless extended as provided herein and except as provided in the penultimate sentence of the first paragraph hereof and as provided in Section 13 hereof), except that notwithstanding any other provisions hereof, the provisions of Section 7(c) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

            Section 15. Judicial Proceedings. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute under this Warrant or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            Section 16. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                                  [* * * *]

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by as of the ____ day of December, 2001.

                                    CSK AUTO CORPORATION



                                    By:
                                      ---------------------------
                                      Name:
                                      Title:

                                                          EXHIBIT A TO WARRANT


                                       [Date]



CSK Auto Corporation

Attention:  General Counsel

Ladies and Gentlemen:

We are counsel for [_____] (the "Seller") and have been requested to furnish to CSK Auto Corporation (the "Company") an opinion with respect to certain "restricted securities" owned by the Seller.

[The bracketed, numbered items are applicable only to a Rule 144 opinion] As a basis for this opinion, we have received and reviewed copies of the following documents:

                  1. A letter from the Seller dated [_____], 200[_] providing information related to the securities owned by the Seller.

                  2. [The Notice on Form 144 filed by the Seller with the Securities and Exchange Commission [and any applicable securities exchange] on [_____], 200[_].]

                  3. [A letter from [_____] (the "Broker") dated [_____], 200[_] certifying that the proposed sale will be made in "brokers' transactions" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").]

We have been notified that the Seller proposes to sell [[_______] shares (the "Shares")of the Common Stock/$[_______] principal amount of the 7% Convertible Subordinated Debentures due December __, 2006 (the "Debentures")/Warrants to purchase [_______] shares of the Common Stock (the "Warrants")] of the Company in a private transaction, and that the Seller will deliver to the [Broker/Company's transfer agent/Company] [certificate number [__] representing [_____] shares of the Common Stock/Debenture number [__] representing $[______] principal amount of the Debentures/Warrant number [__] representing Warrants to purchase [______] shares of the Common Stock] of the Company registered in the name of the Seller.

On the basis of the foregoing and assuming the accuracy of the representations of the Seller [and the Broker], it is our opinion that the proposed sale of the [Shares/Debentures/Warrants] by the Seller, if effected in accordance with the terms and provisions set forth in the above-specified documents, will comply with [Rule 144/Section 4(2) of the Act] and that the




                                     B-A-1

[Shares/Debentures/Warrants] may be transferred without compliance with the registration requirements of the Act.

The Company and/or its counsel may rely on this opinion in rendering an opinion to the Company's transfer agent regarding the Seller's transfer of the [Shares/Debentures/Warrants]. Any questions concerning the foregoing opinion should be communicated to [_____] of this firm.



                                     B-A-2

                                                          EXHIBIT B TO WARRANT

                           WARRANT ISSUANCE NOTICE
                   TO BE EXECUTED BY CSK AUTO CORPORATION

            CSK Auto Corporation hereby notifies the Transfer Agent that __________ of the shares of Common Stock ("Warrant Shares") of CSK AUTO CORPORATION, a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant") have been automatically exercised pursuant to such Warrant and should be delivered to the undersigned Buyer. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

            1. Form of Warrant Exercise Price. The payment of the Warrant Exercise Price shall be made as:
                    ______ "Cashless Exercise" with respect to ______ Warrant Shares.

            2. Exercise Information

      Date of Exercise: _____________________________________________________

      Number of shares of Common Stock to be issued: ________________________

      Tax ID Number (If applicable): ________________________________________

      Please issue the Common Stock for which the Warrants are being exercised and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

      Issue to:
               _____________________________________________________
      Address:
               _____________________________________________________

      Telephone Number:
                       ____________________________________________

      Facsimile Number:
                        ___________________________________________

      Authorization:
                     ______________________________________________

      By:
               _____________________________________________________

      Title:
               _____________________________________________________

      Dated:
               _____________________________________________________

      Account Number (if electronic book entry transfer):


      Transaction Code Number (if electronic book entry transfer):______


                                     B-B-1

      Date:
               -------------


CSK Auto Corporation


By:
   -------------------------------
Name:
     -----------------------------

Title:
      ----------------------------


                                     B-B-2

                                 ACKNOWLEDGMENT

            The undersigned buyer (the "Buyer") hereby acknowledges this Warrant Issuance Notice and hereby directs Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated November ___, 2001 from the Company and acknowledged and agreed to by Transfer Agent.

            1. Delivery of Warrant Shares. The holder of this warrant has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

            2. Private Placement Representations. The holder of this Warrant confirms the continuing validity of the representations set forth in Section 6 of the Warrant.

            3. Buyer Information. The Buyer acknowledges the information with respect to Buyer set forth above is accurate.


                                             Name of Registered Buyer


                                             By:
                                                 -----------------------------

                                             Name:
                                                   ---------------------------
                                             Title:
                                                   ---------------------------
                                             ---------------------------------

                                     B-B-3

                                 INDEX OF TERMS

                                                                               Page
Accredited Investor.........................................................     9
Acquiring Entity............................................................    12
Adjusted Conversion Price...................................................     4
Bloomberg...................................................................     2
Business Day................................................................     2
Cashless Exercise...........................................................     7
Closing Bid Price...........................................................     2
Closing Sale Price..........................................................     3
Common Stock................................................................     4
Company.....................................................................     1
Convertible Debentures......................................................     4
Convertible Securities......................................................     4
Distribution................................................................    10
DTC.........................................................................     6
Exercise Delivery Documents.................................................     6
Exercise Number.............................................................     4
Investcorp..................................................................    14
Lehman......................................................................     3
Make-Whole Amount...........................................................     4
Make-Whole Date.............................................................     4
Mandatory Conversion........................................................     4
Net Number..................................................................     7
NYSE........................................................................     5
Objecting Holders...........................................................     3
Option......................................................................     4
Organic Change..............................................................    12
Outstanding Principal Amount................................................     4
Person......................................................................     5
Principal Market............................................................     5
Purchase Rights.............................................................    12
Registration Rights Agreement...............................................     5
Securities Act..............................................................     5
Securities Purchase Agreement...............................................     2
Trading Day.................................................................     5
Warrant.....................................................................     5
Warrant Date................................................................    15
Warrant Delivery Date.......................................................     6
Warrant Exercise Price......................................................     5
Warrant Share Delivery Date.................................................     5
Warrant Shares..............................................................     5

                                    EXHIBIT C TO SECURITIES PURCHASE AGREEMENT

                                                                EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT



            REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 7, 2001, by and among CSK Auto Corporation, a Delaware corporation, with headquarters located at 645 E. Missouri Avenue, Phoenix, Arizona 85012 (the "Company"), and the undersigned buyers (each, a "Buyer" and collectively, the "Buyers").

            WHEREAS:

            A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyers an aggregate of
(i) $50,000,000 of the Company's 7% Convertible Debentures, plus such additional amount as may be added to such principal amount pursuant to the second paragraph thereof (the "Convertible Debentures"), which will be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares") and (ii) the Company's Make-Whole Warrants (the "Warrants") to purchase shares of Common Stock (as exercised collectively, the "Warrant Shares"), or, if required by the Securities Purchase Agreement, to issue the Break-Up Shares (as defined in the Securities Purchase Agreement;

            B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws; and

            C. The location of defined terms in this Agreement is set forth on the Index of Terms attached hereto.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

            1.    Definitions.

            As used in this Agreement, the following terms shall have the following meanings:

                  a. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  b. "Investor" means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

                  c. "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and governmental or any department or agency thereof.

                  d. "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

                  e. "Registrable Securities" means (i) the Conversion Shares issued or issuable upon conversion of the Convertible Debentures, (ii) the Interest Shares (as defined in the Convertible Debentures) issued or issuable,
(iii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iv) the Break-Up Shares, if any, issued and (v) any shares of capital stock issued or issuable with respect to the Conversion Shares, the Convertible Debentures, the Interest Shares, the Warrant Shares, the Warrants or the Break-Up Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Convertible Debentures.

                  f. "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the resale of Registrable Securities.

            Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

            2.    Registration.

                  a. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than thirty (30) days after the earlier of (i) the Closing Date (as defined in the Securities Purchase Agreement) or (ii) the Closing Deadline (as defined in the Securities Purchase Agreement) (the "Closing Filing Deadline"), file with the SEC a Registration Statement or Registration Statements (as provided for below in this Section 2(a)) on Form S-3 covering the resale of all of the Registrable Securities (other than the Break-Up Shares) if a closing has occurred on or prior to the Closing Deadline or the Break-Up Shares if such closing has not occurred. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Registration Statement referenced above shall register for resale (i) at least 12.7 million shares of Common Stock if a closing has occurred on or prior to the Closing Deadline or (ii) if Break-Up Shares are issued, the number of Break-Up Shares. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, on or before the date which is one hundred twenty (120) days after the Closing Filing Deadline (the "Closing Effectiveness Deadline"). To the extent that a closing occurs during the Post-Closing Participation Period (as defined in the Securities Purchase Agreement) and the Registration Statement filed with respect to the Closing Filing Deadline has not yet been declared effective by the SEC, the Company shall amend such Registration Statement to include the Convertible Debentures and Warrants be issued during the Post-Closing Participation Period and at least 125% of the number of shares then issuable upon conversion of such Convertible Debentures and exercise of such Warrants assuming a conversion price or exercise price, as applicable, of 62.5% of the Standard Conversion Price in effect at the time of issuance (the "Post-Closing Securities"). To the extent that a closing occurs during the Post-Closing Participation Period and the Registration Statement filed with respect to the Closing Filing Deadline has already been declared effective by the SEC without inclusion of the Post-Closing Securities, the Company shall file a new Registration Statement on Form S-3 covering the resale of all such securities within thirty (30) days following such closing (the "Post-Closing Filing Deadline" and collectively with the Closing Filing Deadline, the "Filing Deadlines"). In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Company shall use its best efforts to have such Registration Statement declared effective by the SEC as soon as practicable, on or before the date which is one hundred twenty (120) days after the Post-Closing Filing Deadline (the "Post-Closing Security Effectiveness Deadline" and collectively with the Closing Effectiveness Deadline, the "Effectiveness Deadlines").

                  b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. Without the prior written consent of Buyers holding at least 75% of the Registrable Securities and LBI Group Inc and its affiliates ("Lehman") for so long as Lehman holds not less than $10 million in principal amount of Convertible Debentures (or shares of Common Stock attributable to conversion of such Convertible Debentures), the Company shall not (i) include on any Registration Statement required to be filed pursuant to Section 2(a) any securities other than (A) Registrable Securities and (B) securities held by Oppenheimer Capital Fund ("Oppenheimer") and subject to the Registration Rights Agreement dated August 14, 2001 between the Company and Oppenheimer, or (ii) file any registration statement with the SEC (other than a registration statement on Form S-8 or Form S-4 or any successor form to such forms or a registration statement required under the registration rights agreement entered into in connection with the Company's Senior Notes issued on or about the Closing Date) prior to the date on which the Registration Statement required to be filed pursuant to Section 2(a) is declared to be effective.

                  c. Legal Counsel. Subject to Section 5 hereof, the Buyers shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 ("Legal Counsel"), which shall be Fried, Frank, Harris, Shriver & Jacobson or such other counsel as thereafter designated by the holders of at least 75% of the Registrable Securities and Lehman for so long as Lehman holds not less than $10 million in principal amount of Convertible Debentures (or shares of Common Stock attributable to conversion of such Convertible Debentures). The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

                  d. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form unless holders of at least 25% of the Registrable Securities or Lehman for so long as Lehman holds not less than $10 million in principal amount of Convertible Debentures (or shares of Common Stock attributable to conversion of such Convertible Debentures) reasonably object and
(ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that, subject to Section 3(r), the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

                  e. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to
Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to register at least 150% of the number of such Registrable Securities as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) Business Days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities covered by such Registration Statement is less than 120% of the total number of shares of Common Stock then constituting Registrable Securities (excluding such shares no longer owned by the Buyers). The calculation set forth in the foregoing sentence (i) shall be made without regard to any limitations on the conversion of the Convertible Debentures or the exercise of the Warrants,
(ii) shall assume that the Convertible Debentures and the Warrants are then convertible into shares of Common Stock, (iii) shall include a number of Interest Shares equal to the number that would be issuable in respect of interest payments during a period of one year on the initial outstanding principal amount of the Convertible Debentures and (iv) shall assume no redemptions of the Convertible Debentures prior to the scheduled maturity date. The foregoing calculations shall further assume that the Registrable Securities are issuable at the then prevailing Conversion Price (as defined in the Convertible Debentures), Warrant Exercise Price (as defined in the Warrants) or Interest Share Conversion Rate (as defined in the Convertible Debentures), as applicable.

                  f. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Filing Deadline or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline or (ii) on any day after such Registration Statement has been declared effective by the SEC sales of all the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock), then, as relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or equity), the Company shall pay to each holder of Convertible Debentures relating to such Registration Statement an amount equal to the product of (i) the Outstanding Principal Amount (as such term is defined in the Convertible Debentures) multiplied by (ii) the product of (I) 0.0005 multiplied by (II) the sum of (x) the number of days after the applicable Filing Deadline that the Registration Statement is not filed with the SEC, plus (y) the number of days after the applicable Effectiveness Deadline that the Registration Statement is not declared effective by the SEC, plus (z) the number of days after the Registration Statement has been declared effective by the SEC that such Registration Statement is not available (other than during an Allowable Grace Period) for the sale of all the Registrable Securities required to be included on such Registration Statement. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid in the form of Common Stock on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. The number of shares of Common Stock to be issued for any Registration Delay Payment shall be the amount of such Registration Delay Payment divided by the average Closing Sale Price (as defined in the Debentures) of the Common Stock for the five (5) trading days immediately preceding the date of payment. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

                  (g)   Incidental Registration.

                  (i) Right to Include Registrable Securities. If, at any time or from time to time prior to the effectiveness of a Registration Statement or during the suspension thereof other than an Allowable Grace Period, the Company proposes to register any of its securities under the 1933 Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms or a registration statement required under the registration rights agreement entered into in connection with the Senior Notes issued on or about the Closing Date and other than pursuant to Section 2) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least thirty (30) days prior to the effectiveness of such proposed registration) to all holders of Registrable Securities of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, if known, the class and number of securities proposed to be registered and the distribution arrangements) and of such holders' right to participate in such registration under this Section 2(g) as hereinafter provided. Subject to the other provisions of this paragraph (i) and paragraph (ii), upon the written request of any holder of Registrable Securities made within ten (10) days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the 1933 Act of all Registrable Securities requested by the holders thereof to be so registered (an "Incidental Registration"), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register (the "Incidental Registration Statement"). If an Incidental Registration involves an underwritten public offering, promptly upon notification to the Company from the underwriter of the price at which such securities are to be sold, the Company shall so advise each participating holder of Registrable Securities. The holders of Registrable Securities requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

            If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses incurred in connection therewith), without prejudice, however, to the rights of holders to cause such registration to be effected as a registration under
Section 2, and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond one hundred twenty (120) days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this
Section 2(g) which the Company is obligated to effect.

            The registration rights granted pursuant to the provisions of this
Section 2(g) shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

                  (ii) Priority in Incidental Registration. If an Incidental Registration involves an underwritten public offering (on a firm commitment basis), and the sole or the lead managing underwriter, as the case may be, of such underwritten public offering shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the Registrable Securities requested to be included in such registration by the holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, (B) second, the securities that the Company proposes to register for its own account, and (C) third, other securities of the Company to be registered on behalf of any other Person, (ii) in the case of a registration initiated by a Person other than the Company, (A) first, the securities requested to be included in such registration by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, (B) second, the Registrable Securities requested to be included in such registration by the holders thereof and other securities of the company to be registered on behalf of any other Person, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them and (C) third, the securities that the Company proposes to register for its own account In the event the Company will not, in accordance with the terms of this Section 2(g)(ii), include in any registration hereunder all of the securities of any holder requested to be included in such registration, and any such holder determines not to include any or all of its securities in such registration, then the holders not so reducing shall be entitled to a corresponding increase in the amount of securities to be included in such registration.

            3.    Related Obligations.

            At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d), 2(e) or 2(g) (subject to the second paragraph of clause 2(g)(i)), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                  a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the applicable Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities required to be covered thereby to become effective as soon as practicable after such filing, on or before the applicable Effectiveness Deadline. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The term "best efforts" shall mean, among other things, that the Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, and the approval of Legal Counsel pursuant to Section 3(c), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

                  b. Subject to Section 3(r), the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

                  c. The Company shall (A) permit Legal Counsel to review and comment upon (i) the initial Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all other Registration Statements and all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement under Sections 2(a), (d) or (e) or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, and if requested by such Legal Counsel, all documents incorporated therein by reference and all exhibits and
(iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

                  d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules and if requested by an Investor, all documents incorporated therein by reference all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                  e. Subject to Section 3(r), the Company shall use its reasonable best efforts, if reasonably requested by an Investor in writing, to
(i) register and qualify, unless an exemption from registration and qualification applies, the resale by such Investor of the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                  f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  g. Subject to Section 3(r), the Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any applicable jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                  h. At the reasonable request of any Investor in connection with an underwritten public offering of Registrable Securities by such Investor, the Company shall furnish to each underwriter in such underwritten public offering with a copy to each requesting Investor, on such date as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such underwriters.

                  i. The Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records") at the offices where normally kept, during normal business hours, as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  k. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or
(ii) if securities of the same class or series issued by the Company are then quoted on the Nasdaq National Market, list all of the Registrable Securities covered by the Registration Statement on the Nasdaq National Market if the listing of such Registrable Securities is then permitted under the rules of the National Association of Securities Dealers, Inc. ("NASD"), or (iii) if securities of the same class or series issued by the Company are not listed on any exchange or on the Nasdaq National Market, the Company shall use its best efforts to secure the inclusion for quotation on The Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the NASD as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

                  l. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

                  m. If requested by an Investor, the Company shall as soon as practicable incorporate in a prospectus supplement or post-effective amendment by filing such prospectus supplement or post-effective amendment or by supplementing or making amendments to any Registration Statement such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering.

                  n. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

                  o. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933
Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement.

                  p. The Company shall use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

                  q. Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

                  r. Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may (i) suspend the use of the Registration Statement if an event occurs and is continuing as a result of which the Registration Statement would, in the good faith opinion of the Board of Directors of the Company and its counsel, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and of counsel to the Company, in the best interests of the Company (clauses (i) and (ii) together, a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of such event or of such material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that during any three hundred sixty five (365) day period no more than two such Grace Periods shall be permitted and such Grace Periods shall not exceed an aggregate of forty-five (45) days (an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Each Holder agrees, if timely requested by the Company in writing in an underwritten sale of securities of the Company, not to make any public sale or distribution under the 1933 Act of any Registrable Securities (except as part of such registration), during the time period reasonably requested by the sole or lead managing underwriter not to exceed ninety (90) days (the "Black-out Period"); provided, that all officers and directors of the Company and beneficial owners of 1% or more of the Company's Common Stock are bound by the same restriction and no such officer, director or owner is treated more favorably than the holders of the Registrable Securities with respect to said lock-up. Notwithstanding the foregoing, in no event shall all Grace Periods and/or Black-out Periods in any three hundred sixty five (365) day period exceed a total of ninety (90) days.

            4.    Obligations Of The Investors.

                  a. On or before the later to occur of two (2) Business Days following the Company's receipt of an Investor's written request to have its Registrable Securities included in a Registration Statement pursuant to this Agreement in accordance with section 2(g)(i) and seven (7) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each such requesting Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company at least three (3) Business Days prior to the anticipated filing date such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                  b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

                  c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the first sentence of Section 3(f) or Section 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required or, in the case of Section 3(g), the withdrawal of such stop order or other suspension. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

            5.    Expenses Of Registration.

            All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $20,000. In addition, the Company shall pay all of the Investors' reasonable costs (including legal fees) incurred in connection with the successful enforcement of the Investors' rights hereunder.

            6.    Indemnification.

            In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such

Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d); (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Claims or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable

Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least 75% in interest of the Registrable Securities included in the Registration Statement to which the Claim relates and, if Lehman is one of such Investors, Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures (or shares of Common Stock attributable to such Debentures). The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this

Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                  d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                  e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

            7.    Contribution.

            To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no person involved in the sale of Registrable Securities which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution or contributions by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

            8.    Reports Under The 1934 Act.

            With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees during the Registration Period to:

                  a. make and keep public information available, as those terms are understood and defined in Rule 144;

                  b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

            9.    Assignment of Registration Rights.

            The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws;
(iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, evidenced by signing a signature page to this Agreement in its then current form; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

            10.   Amendment of Registration Rights.

            Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least 75% of the Registrable Securities and Lehman for so long as Lehman holds not less than $10 million in principal amount of Convertible Debentures (or shares of Common Stock attributable to conversion of such Convertible Debentures). Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities unless such amendment is not adverse to the remaining holders. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement. Notwithstanding any other provision in this Agreement, at the election of the Company on or prior to Closing Date, this Agreement shall be amended to add one or more parties as parties hereto that may be added as parties to the Securities Purchase Agreement.

            11.   Miscellaneous.

                  a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

                  b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                   If to the Company:
                        CSK Auto Corporation
                        645 E. Missouri Avenue, Suite 400
                        Phoenix, Arizona 85012
                        Telephone: (602)265-9200
                        Facsimile:  (602) 234-1065
                        Attention:  Don Watson

                  With a copy to:
                        Gibson Dunn & Crutcher LLP
                        333 South Grand Avenue
                        Los Angeles, CA 90071
                        Telephone:   (213) 229-7000
                        Facsimile:   (213) 229-7520
                        Attention:  Jeffrey Hudson

                  If to Legal Counsel:

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, New York 10004
                        Telephone:  (212) 859-8586
                        Facsimile:  (212) 859-4000
                        Attention:  David C. Golay, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non- exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  e. The Transaction Documents (as defined in the Securities Purchase Agreement) and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least 75% of the Registrable Securities and Lehman for so long as Lehman holds not less than $10 million in principal amount of Convertible Debentures (or shares of Common Stock attributable to conversion of such Convertible Debentures), determined as if all of the Convertible Debentures held by Investors then outstanding have been converted into Registrable Securities and all Warrants then outstanding have been exercised for Registrable Securities without regard to any limitations on conversion of the Convertible Debentures or on exercise of the Warrants.

                  k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

                  l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                                   * * * * * *

      IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.


COMPANY:                                  BUYERS:

CSK AUTO CORPORATION                      LBI GROUP INC.

By:                                       By:
   ---------------------                     ---------------------
   Name:                                     Name:
   Its:                                      Title:

     [Additional Buyers Signature Page to Registration Rights Agreement]



                                    INVESTCORP CSK HOLDINGS L.P.

                                    By:
                                       ---------------------
                                       Name:
                                       Its:

                               SCHEDULE OF BUYERS

                           Investor Address         Investor's Representative's Address
Investor                  and Facsimile Number            and Facsimile Number
--------                  --------------------            --------------------
LBI Group Inc.           Lehman Brothers Inc.      Lehman Brothers Inc.
                         c/o Sheraton Manhattan    c/o Sheraton Manhattan Hotel
                         Hotel                     790 7th Avenue
                         790 7th Avenue            Room 809
                         Room 809                  NY, NY 10019
                         NY, NY 10019              fax: (646)-758-5202
                         Fax: (646)-758-5202       phone: (212)-526-2614
                         Attention: Kevin Genirs,  Attention: Kevin Genirs, LBI
                         LBI Group Inc.            Group Inc.

Investcorp CSK Holdings  Investcorp Bank E.C.      Investcorp Bank E.C.
L.P.                     Investcorp House          Investcorp House
                         P.O. Box 5340             P.O. Box 5340
                         Manama, Bahrain           Manama, Bahrain
                         Fax:  011-973-536-541     Fax:  011-973-536-541
                         Attention:  Gary S. Long  Attention:  Gary S. Long

                                      EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Transfer Agent]
Attn:

         Re:      CSK Auto Corporation

Ladies and Gentlemen:

                  We are counsel to CSK Auto Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Purchase Agreement") entered into by and among the Company and the buyers named therein on the Schedule of Buyers (collectively, the "Buyers") pursuant to which the Company issued to the Buyers its 7% Convertible Debentures due December __, 2006 (the "Debentures") convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), warrants exercisable for shares of its Common Stock (the "Warrants"), shares of Common Stock issued as Interest Shares (as defined in the Debentures) and shares of Common Stock issued pursuant to Section 1(d) of the Purchase Agreement (the "Break-Up Shares"). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Buyers (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Break-Up Shares, the Interest Shares and shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Buyers as a selling stockholder thereunder.

                  In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                  Very truly yours,

                                                  [ISSUER'S COUNSEL]

                                                  By:_____________________

CC: [LIST NAMES OF BUYERS          C-A-1

                                 INDEX OF TERMS

                                                                            Page
                                                                            ----
1933 Act                                                                       1
1934 Act                                                                       8
Agreement                                                                      1
Allowable Grace Period                                                        13
Best efforts                                                                   8
Black-out Period                                                              13
Blue Sky Filing                                                               15
Business Day                                                                   1
Buyer                                                                          1
Claims                                                                        14
Closing Effectiveness Deadline                                                 3
Closing Filing Deadline                                                        2
Common Stock                                                                   1
Company                                                                        1
Conversion Shares                                                              1
Convertible Debentures                                                         1
Effectiveness Deadlines                                                        3
Filing Deadlines                                                               3
Grace Period                                                                  12
Incidental Registration                                                        6
Incidental Registration Statement                                              6
Indemnified Damages                                                           14
Indemnified Party                                                             15
Indemnified Person                                                            14
Inspectors                                                                    10
Interest Shares                                                                2
Investor                                                                       2
Legal Counsel                                                                  4
Lehman                                                                         3
NASD                                                                          11
Oppenheimer                                                                    3
Person                                                                         2
Post-Closing Filing Deadline                                                   3
Post-Closing Securities                                                        3
Post-Closing Security Effectiveness Deadline                                   3
Records                                                                       10
Register                                                                       2
Registrable Securities                                                         2
Registration Delay Payments                                                    5
Registration Period                                                            8
Registration Statement                                                         2

Rule 144                                                                      17
Rule 415                                                                       2
SEC                                                                            2
Securities Purchase Agreement                                                  1
Violations                                                                    15
Warrant Shares                                                                 1
Warrants                                                                       1

                                      EXHIBIT D TO SECURITIES PURCHASE AGREEMENT

                         BREAK-UP SHARE ISSURANCE NOTICE
                     TO BE EXECUTED BY CSK AUTO CORPORATION


                  CSK Auto Corporation hereby notifies the Transfer Agent that _______ shares of Common Stock (the "Break-up Shares") of CSK Auto Corporation, a Delaware corporation (the "Company") will be issued to _________________ (the "Buyer").

                  1.       Delivery of Break-up Shares.

                  2.       Delivery Information

         Number of shares of Common Stock to be issued:
                                                       -------------------------

         Tax ID Number (If applicable):
                                        ----------------------------------------

         Please issue the Common Stock and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:
                  --------------------------------------------

                  --------------------------------------------

         Address:
                 ---------------------------------------------

         Telephone Number:
                          ------------------------------------

         Facsimile Number:
                          ------------------------------------

         Authorization:
                       ---------------------------------------

         By:
            --------------------------------------------------

         Title:
               -----------------------------------------------

         Dated:

         Account Number (if electronic book entry transfer):
                                                            --------------------

             Transaction Code Number (if electronic book entry transfer):
                                                                         -------


Date:                   ,
      --------------- --  ----


----------------------------------
CSK Auto Corporation

By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------

                                 ACKNOWLEDGMENT

                  The undersigned buyer (the "Buyer") hereby acknowledges this Break-up Share Issuance Notice and hereby directs Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December ___, 2001 from the Company and acknowledged and agreed to by Transfer Agent.

                  1. Delivery of Break-up Shares. The holder of these Break-up Shares has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

                  2. Private Placement Representations. The undersigned confirms that the representations and warranties contained in Section 2(a) and (b) of the Securities Purchase Agreement entered into in connection with the initial issuance of the Break-up Shares are true and correct as to the undersigned as of the date hereof.

                  3. Buyer Information. The Buyer acknowledges the information with respect to Buyer set forth above is accurate.


                                      Name of Registered Buyer


                                      By:
                                         --------------------------------------



                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                      EXHIBIT E TO SECURITIES PURCHASE AGREEMENT


                                December __, 2001


(212) 351-4000                                                      C18591-00030

         LBI Group
         [Address]

                  Re: CSK Auto Corporation - Securities Purchase Agreement

         Ladies and Gentlemen:
         We have acted as counsel to CSK Auto Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale of an aggregate principal amount of $50 million of 7% Convertible Debentures Due December __, 2006 dated as of the date hereof of the Company dated December __, 2001 (collectively, the "Debentures") and Warrants dated as of the date hereof (collectively, the "Warrants") to purchase Common Stock of the Company (the "Warrant Shares") pursuant to the Securities Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, by and among the Company, Investcorp CSK Holdings L.P. ("Investcorp L.P.") and you. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement. The Purchase Agreement, the Debentures, the Warrants and the Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement") by and among the Company, Investcorp L.P. and you are collectively referred to herein as the "Transaction Documents."

                  We have assumed without independent investigation that:

                  a) The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Company) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

                  b) Each party to the Transaction Documents (other than the Company) has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party, the execution and delivery of such Transaction Documents by such party and performance of its

         LBI Group
         December __, 2001
         Page 2

                           obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to such party, and such Transaction Documents have been duly executed and delivered by each such party and are legal, valid and binding obligations of such party), enforceable against it in accordance with their respective terms;

                  c) The execution, delivery and performance of the Transaction Documents by the Company do not and will not violate any law, regulation, order, judgment or decree applicable to the Company, except as expressly covered by our opinions in paragraphs 6, 7 and 8 below;

                  d) There are no agreements or understandings between or among any of the parties to the Transaction Documents or third parties that would expand, modify or otherwise affect the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder;

                                    In rendering this opinion, we have made such
                  inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied to the extent we deemed appropriate and without independent investigation upon the representations and warranties of the Company in the Transaction Documents, certificates of officers of the Company (collectively, the "Officers' Certificate") or certificates obtained from public officials and others.

                                    Except as expressly stated otherwise herein,
                  whenever an opinion herein with respect to the existence or absence of facts is stated to be to our knowledge, such statement is intended to signify that, during the course of our representation of the Company, as herein described, no information has come to the attention of the lawyers working on the transactions contemplated by the Transaction Documents who are currently partners of or employed by this firm that would give us actual knowledge of facts contrary to the existence or absence of the facts indicated. However, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company or any affiliate thereof.

                                    Based on the foregoing and in reliance
                  thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

         LBI Group
         December __, 2001
         Page 3

                           1. The Company is a validly existing corporation in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

                           2. The execution and delivery by the Company of the Transaction Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by all necessary corporate action. Each Transaction Document has been duly executed and delivered by the Company.

                           3. Each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                           4. Each of the Purchase Agreement and the Registration Rights Agreement constitutes a legal, valid and binding obligation of Investcorp, L.P., enforceable against it in accordance with its terms.

                           5. The issuance and sale of the Debentures and the Warrants has been duly authorized. The issuance and sale of the Conversion Shares, the Interest Shares and the Warrant Shares has been duly authorized and all such shares (to the extent described in Section __ of the Purchase Agreement) have been duly reserved for issuance upon conversion of the Debentures, payment of interest and exercise of the Warrants, respectively, in accordance with the terms of the Purchase Agreement, the Debentures and the Warrants. No stockholder of the Company or any other person is entitled to any preemptive rights with respect to the issuance of the Debentures, the Warrants, the Conversion Shares or the Warrant Shares under the charter of the Company or any Material Contract (except for rights that have been waived). The Conversion Shares, the Interest Shares and the Warrant Shares, when issued and delivered upon conversion of the Debentures, payment of interest or exercise of the Warrants in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable.

                           6. Assuming the accuracy of the representations and warranties of the Company and the Purchasers contained in the Purchase Agreement, and compliance by them with their respective agreements included in the Transaction Documents, the issuance and sale of the Debentures and Warrants, the issuance of the Conversion Shares upon conversion of the Debentures, the issuance of Interest Shares in payment of interest and the issuance of the Warrant Shares upon exercise of the Warrants do not require registration under the 1933 Act.

                           7. The execution, delivery and performance by the Company of the Transaction Documents, and the issuance and sale of the Debentures, the Conversion

         LBI Group
         December __, 2001
         Page 4

         Shares, the Interest Shares, the Warrants or the Warrant Shares as contemplated by the Transaction Documents, do not and will not

                  (i) violate (A) the charter or bylaws of the Company, or (B) based solely upon review of the orders, judgments or decrees identified to us in the Officers' Certificate as constituting all orders, judgments or decrees binding on the Company, which are listed in part I of Schedule A hereto (each, a "Governmental Order"), any Governmental Order, or

                  (ii) based solely upon review of the documents identified to us in the Officers' Certificate as constituting all material contracts of the Company, which are listed in part II of Schedule A hereto (each a "Material Contract"), result in a material breach of or default under any Material Contract.

                           8. The execution, delivery and performance by the Company of the Transaction Documents, and the issuance and sale of the Debentures, the Conversion Shares, the Interest Shares, the Warrants or the Warrant Shares as contemplated by the Transaction Documents, do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law or regulation of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Transaction Documents, or the Delaware General Corporation Law.

                           9. The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           10. Schedule B sets forth the number of shares of each class of authorized capital stock of the Company.

                           11. To our knowledge, except for matters disclosed in writing to the Purchasers pursuant to the Purchase Agreement, there is no action, suit or proceeding that is pending or has been overtly threatened in writing against the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

                  The foregoing opinions are subject to the following exceptions, qualifications and limitations:

                           A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of paragraphs 1, 2, 5, 7, 8 and 10 above, the Delaware General Corporation

         LBI Group
         December __, 2001
         Page 5

         Law. We are not engaged in practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1, 2, 5, 7, 8 and 10 above. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. Except as expressly set forth in paragraph 6 above, we express no opinion regarding the 1933 Act , or any other federal or state securities laws or regulations.

                           B. Our opinions set forth in paragraphs 3 and 4 are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

                           C. We express no opinion regarding the effectiveness of (i) any waiver (whether or not stated as such) under the Transaction Documents of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) any waiver (whether or not stated as such) contained in the Transaction Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iv) any provision in any Transaction Document waiving the right to object to venue in any court; (v) any agreement to submit to the jurisdiction of any Federal Court; (vi) any waiver of the right to jury trial; (vii) any provisions in the Transaction Documents that may be construed as imposing penalties or forfeitures; or (viii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

                           D. In rendering our opinions expressed in paragraph 7 insofar as they require interpretation of Material Contracts, we express no opinion with respect to the compliance by the Company with, or any financial calculations or data in respect of, financial covenants included in any Material Contract.

         LBI Group
         December __, 2001
         Page 6


                           E. We express no opinion as to the applicability to, or the effect of noncompliance by, you with any state or federal laws applicable to the transactions contemplated by the Transaction Documents because of the nature of your business.

                           This opinion is rendered to you in connection with the Transaction Documents and may not be relied upon by any person other than you or by you in any other context, provided that you may provide this opinion (i) to regulatory authorities should they so request in connection with their normal examinations, (ii) to your independent auditors and attorneys, (iii) pursuant to order or legal process of any court or governmental agency or (iv) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Transaction Documents. This opinion may not be quoted without the prior written consent of this Firm.

                                        Very truly yours,

             SCHEDULE A - GOVERNMENTAL ORDERS AND MATERIAL CONTRACTS

                                       I.

                               GOVERNMENTAL ORDERS

                                       II.

                               MATERIAL CONTRACTS

                     SCHEDULE B - AUTHORIZED CAPITALIZATION

                                      EXHIBIT F TO SECURITIES PURCHASE AGREEMENT

                             OPINION OF COUNSEL FORM

                                     [Date]

CSK Auto Corporation
Attention:  General Counsel

Ladies and Gentlemen:

         We are counsel for [___________________] (the "Seller") and have been requested to furnish to CSK Auto Corporation (the "Company") an opinion with respect to certain "restricted securities" owned by the Seller.

         [The bracketed, numbered items are applicable only to a Rule 144 opinion.] As a basis for this opinion, we have received and reviewed copies of the following documents:

         1. A letter from the Seller dated [___________], 200[ ] providing information related to the securities owned by the Seller.

         2. [The Notice on Form 144 filed by the Seller with the Securities and Exchange Commission [and any applicable securities exchange] on [___________], 200[ ].]

         [A letter from [_____________] (the "Broker") dated [__________], 200[
         ] certifying that the proposed sale will be made in "brokers' transactions" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").]

         We have been notified that the Seller proposed to sell [[_______] shares (the "Shares") of the Common Stock/$[_________] principal amount of the 7% Convertible Subordinated Debentures due December __, 2006 (the "Debentures")/Warrants to purchase [_________] shares of the Common Stock (the "Warrants")] of the Company in a private transaction, and that the Seller will deliver to the [Broker/Company's transfer agent/Company] [certificate number [__] representing [________] shares of the Common Stock/Debenture number [____] representing $[__________] principal amount of the Debentures/Warrant number [___] representing Warrants to purchase [_________] shares of the Common Stock] of the Company registered in the name of the Seller.

         On the basis of the foregoing and assuming the accuracy of the representations of the Seller [and the Broker], it is our opinion that the proposed sale of the [Shares/Debentures/ Warrants] by the Seller, if effected in accordance with the terms and provisions set forth in the above-specified documents, will comply with [Rule 144/Section 4(2) of the Act] and that the [Shares/Debentures/Warrants] may be transferred without compliance with the registration requirements of the Act.

         The Company and/or its counsel may rely on this opinion in rendering an opinion to the Company's transfer agent regarding the Seller's transfer of the [Shares/Debentures/Warrants].

Any questions concerning the foregoing opinion should be communicated to [________] of this firm.

                                      EXHIBIT G TO SECURITIES PURCHASE AGREEMENT

CSK AUTO CORPORATION ENTERS INTO PRIVATE PLACEMENT OF CONVERTIBLE SUBORDINATED DEBENTURES


         PHOENIX, Dec. 7 /PRNewswire/ -- CSK Auto Corporation (NYSE: CAO - news), the parent company of CSK Auto, Inc., a leading specialty retailer in the automotive aftermarket, today announced it has entered into an agreement with LBI Group Inc., an affiliate of Lehman Brothers, and Investcorp CSK Holdings L.P., an affiliate of one of the Corporation's principal stockholders, for the issuance of $50.0 million aggregate principal amount of 7% convertible subordinated debentures due December 2006. This subordinated, equity-linked capital will, when converted to common stock, result in debt reduction and significantly improve the Company's financial and operating flexibility. This private placement, expected to close this month, is part of the Company's refinancing of its capital structure that will include a new, asset-backed credit facility and a private placement of senior notes. All refinancing transactions are expected to close concurrently within the next two to three weeks.

         The debentures will be convertible at $8.69 per share, subject to certain anti-dilution adjustment provisions and other adjustments that may result in the issuance of additional shares of common stock of CSK Auto Corporation under certain circumstances. Although the convertible subordinated debentures are not redeemable other than in the event of a change of control, CSK Auto Corporation expects to require these investors to convert their debentures into CSK Auto Corporation common stock following satisfaction of certain conditions, including completion of a refinancing of our existing credit facility and the effectiveness of a registration statement covering the shares of common stock underlying the convertible debentures. If the conditions to conversion are not satisfied, then the debentures will remain convertible at the option of the holders. The convertible debentures to be issued to the Investcorp affiliate are not expected to be convertible into common stock of CSK Auto Corporation until the issuance of the common stock underlying the debentures has been approved by the Corporation's shareholders.

         CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of November 4, 2001, the company operated 1,133 stores in 19 states under the brand names Checker Auto Parts, Schuck's Auto Supply and Kragen Auto Parts.

         Certain statements contained in this release are forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions, including, but not limited to, changes in the conditions of capital markets, competitive pressures, demand for the company's products, the state of the economy, inflation, consumer debt levels and the weather. Actual results may differ materially from anticipated results described in these forward-looking statements.


               Contact:
               Don Watson
               CSK Auto
               602-631-7224

                                      EXHIBIT H TO SECURITIES PURCHASE AGREEMENT

                           TRANSFER AGENT INSTRUCTIONS
                              CSK AUTO CORPORATION
                                December __, 2001

Mellon Investor Services LLC
400 South Hope Street, 4th Floor
Los Angeles, CA  90071
Attention:     Raymond Torres

Ladies and Gentlemen:

         Reference is made to that certain Securities Purchase Agreement, dated December 7, 2001 (the "Agreement"), by and among CSK Auto Corporation, a Delaware corporation (the "Company"), and the Buyers (as defined in the Agreement), pursuant to which the Company is issuing to the Buyers an aggregate principal amount of up to $50,000,000 of its 7% Convertible Debentures (plus such additional amounts as may be added to such principal amount pursuant to the second paragraph thereof) (the "Debentures"), warrants (the "Warrants") to purchase shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), shares of Common Stock issued as Interest Shares (as defined in the Debenture) which may be issued from time to time pursuant to the terms of the Debenture and, under the circumstances described in Section 1(d) of the Agreement, additional shares of Common Stock (the "Break-up Shares")

         This letter shall serve as our irrevocable authorization and direction to you (the "Transfer Agent") (provided that you are the Transfer Agent of the Company at such time):

         (i) to issue shares of Common Stock upon conversion of the Debentures (the "Conversion Shares") to or upon the order of a Buyer from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon;

         (ii) to issue shares of Common Stock upon the exercise of the Warrants (the "Warrant Shares") to or upon the order of a Buyer from time to time upon delivery to you of a properly completed and duly executed Warrant Issuance Notice, in the form attached hereto as Exhibit II, which has been completed and executed or acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon and acknowledged by the Buyer to which it relates;

         (iii) to issue shares of Common Stock as Interest Shares to or upon the order of a Buyer from time to time upon delivery to you of a properly completed and duly executed Interest Share Issuance Notice, in the form attached hereto as
Exhibit III, which has been completed and executed or acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon and acknowledged by the Buyer to which it relates; and

         (iv) to issue the Break-up Shares if the Closing (as defined in the Agreement) shall not have occurred with respect to a Buyer (other than Investcorp CSK Holdings L.P. and its affiliates) on or before December 31, 2001, to or upon the order of such Buyer from time to time upon deliver to you of a properly completed and duly executed Break-up Share Issuance Notice, in the form attached hereto as Exhibit IV which has been completed and executed or acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon and acknowledged by the Buyer to which it relates.

         You acknowledge and agree that so long as you have previously received
(a) written confirmation from counsel to the Company that a registration statement covering resales of the applicable Conversion Shares, Warrant Shares, Interest Shares and/or Break-up Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and (b) a copy of such registration statement, then, provided that you have received the acknowledgement of the Company thereon, you shall issue, within two (2) business days of your receipt of the Conversion Notice, Warrant Issuance Notice, Interest Share Issuance Notice or Break-up Share Issuance Notice, the certificates representing the Conversion Shares, Warrant Shares, Interest Shares and/or Break-up Shares, as applicable, and such certificates shall not bear any legend restricting transfer of the Conversion Shares, the Warrant Shares, Interest Shares and/or the Break-up Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares, Warrant Shares, Interest Shares and/or Break-up Shares are not registered for resale under the 1933 Act, then the certificates for such Conversion Shares, Warrant Shares, Interest Shares and/or Break-up Shares shall bear the following legend:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
              AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE
                  SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD,
              TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN
               EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES
                UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
              APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF
                  COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT
                 REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR
              APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD
               PURSUANT TO RULE 144

                         UNDER SAID ACT. THE SECURITIES
              MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN
                ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES."

         A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares, Warrant Shares, Interest Shares and/or Break-up Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit V.

         Please be advised that the Buyers are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Buyer is a third party beneficiary to these instructions.

         Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at [______________].

         IN WITNESS WHEREOF, the parties hereto have caused these Transfer Agent Instructions to be duly executed as of the date first written above.



                                      Very truly yours,

                                      CSK AUTO CORPORATION



                                      By:
                                      Name:
                                      Title:


THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this [___] day of December, 2001

Mellon Investor Services LLC



By:
     ----------------------------
Name:
     ----------------------------
Title:
     ----------------------------


Enclosures

cc: LBI Group Inc.
    David Golay, Esq.

                                   SCHEDULE 1

Investors:

 Lehman Brothers Inc.
 c/o Sheraton Manhattan Hotel
 790 7th Avenue
 Room 809
 NY, NY 10019
 fax: (646)-758-5202
 phone: (212)-526-2614
 Attention: Kevin Genirs, LBI Group Inc.

                                    EXHIBIT I
                                CONVERSION NOTICE
                                       FOR
           7% CONVERTIBLE SUBORDINATED DEBENTURE DUE SEPTEMBER__, 2006

         The undersigned, as Buyer of the 7% Convertible Subordinated Debenture Due December __, 2006 of CSK AUTO CORPORATION (the "Company"), No. _, in the outstanding principal amount of $_______ (the "Debenture"), hereby elects to convert $_______ of the outstanding principal amount of the Debenture into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company according to the conditions of the Debenture, as of the date written below. The undersigned confirms that the representations and warranties contained in Sections 2(a),(b),(f),and (g) of the Securities Purchase Agreement entered into in connection with the initial issuance of the Debentures are true and correct as to the undersigned as of the date hereof.

               Date of Conversion:
                                  ----------------------------------------------

               Principal Amount of Debentures to be converted:
                                                               -----------------
               Tax ID Number (If applicable):
                                             -----------------------------------

Please confirm the following information:
                                         ---------------------------------------
               Conversion

Price:
      --------------------------------------------------------------------------
               Number of shares of Common Stock to be issued:
                                                            --------------------

               Please issue the Common Stock into which the Debentures are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

               Issue to:
                        --------------------------------------------------------

               Address:
                       ---------------------------------------------------------
               Telephone Number:
                                ------------------------------------------------
               Facsimile Number:
                                ------------------------------------------------
               Authorization:
                             ---------------------------------------------------
               By:
                  --------------------------------------------------------------
               Title:
                     -----------------------------------------------------------
               Dated:

               Account Number (if electronic book entry transfer):
                                                                  --------------
               Transaction Code Number (if electronic book entry transfer):
                                                                          ------

               -----------------------------------------------------------------

[NOTE TO BUYER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

                                 ACKNOWLEDGMENT


         The Company hereby acknowledges this Conversion Notice and hereby directs [_____] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December __, 2001 from the Company and acknowledged and agreed to by [_____].


                                        CSK AUTO CORPORATION


                                        By:
                                          --------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT II

                             WARRANT ISSUANCE NOTICE
                     TO BE EXECUTED BY CSK AUTO CORPORATION

         CSK Auto Corporation hereby notifies the Transfer Agent that __________ of the shares of Common Stock ("Warrant Shares") of CSK AUTO CORPORATION, a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant") have been automatically exercised pursuant to such Warrant and should be delivered to the undersigned Buyer. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

                  1. Form of Warrant Exercise Price. The payment of the Warrant Exercise Price shall be made as:

                           ______ "Cashless Exercise" with respect to ______
                  Warrant Shares.

                  2. Exercise Information

               Date of Exercise:
                                ------------------------------------------------

               Number of shares of Common Stock to be issued:

               Tax ID Number (If applicable):
                                              ----------------------------------

              Please issue the Common Stock for which the Warrants are being exercised and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

               Issue to:
                        --------------------------------------------------------

               Address:
                      ----------------------------------------------------------
               Telephone Number:
                               -------------------------------------------------
               Facsimile Number:
                                ------------------------------------------------

               Authorization:
                             ---------------------------------------------------

               By:
                  --------------------------------------------------------------

               Title:
                     -----------------------------------------------------------
               Dated:
                     -----------------------------------------------------------
               Account Number (if electronic book entry transfer):
                                                                  --------------

               Transaction Code Number (if electronic book entry transfer):
                                                                          ------
               -----------------------------------------------------------------

               Date:
                    --------------------

CSK Auto Corporation


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                                 ACKNOWLEDGMENT

              The undersigned buyer (the "Buyer") hereby acknowledges this Warrant Issuance Notice and hereby directs Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December ___, 2001 from the Company and acknowledged and agreed to by Transfer Agent.

              4. Delivery of Warrant Shares. The holder of this warrant has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

              5. Private Placement Representations. The holder of this Warrant confirms the continuing validity of the representations set forth in Section 6 of the Warrant.


              6. Buyer Information. The Buyer acknowledges the information with respect to Buyer set forth above is accurate.


                                               Name of Registered Buyer


                                               By:
                                                    ----------------------------



                                               Name:
                                                    ----------------------------
                                               Title:
                                                    ----------------------------

                                   EXHIBIT III

                         INTEREST SHARE ISSUANCE NOTICE
                     TO BE EXECUTED BY CSK AUTO CORPORATION


       CSK Auto Corporation hereby notifies the Transfer Agent that _______ shares of Common Stock (the "Interest Shares") of CSK Auto Corporation, a Delaware corporation (the "Company") will be issued to _________________ (the "Buyer").

              2.     Delivery of Interest Shares.

              2.     Delivery Information

              Number of shares of Common Stock to be issued:

              Tax ID Number (If applicable):
                                            ------------------------------------

              Please issue the Common Stock and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

              Issue to:
                        --------------------------------------------------------

              Address:
                      ----------------------------------------------------------
              Telephone Number:
                                ------------------------------------------------
              Facsimile Number:
                               -------------------------------------------------
              Authorization:
                            ----------------------------------------------------
              By:
                 ---------------------------------------------------------------
              Title:
                    ------------------------------------------------------------
              Dated:

              Account Number (if electronic book entry transfer):
                                                                ----------------

              Transaction Code Number (if electronic book entry transfer):
                                                                         -------

Date:
     ------------- -----, ---

-----------------------------
CSK Auto Corporation


By:_______________________________

Name:_____________________________

Title:______________________________

                                 ACKNOWLEDGMENT

       The undersigned buyer (the "Buyer") hereby acknowledges this Interest Share Issuance Notice and hereby directs Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December ___, 2001 from the Company and acknowledged and agreed to by Transfer Agent.

       1. Delivery of Interest Shares. The holder of these Interest Shares has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

       2. Private Placement Representations. The undersigned confirms that the representations and warranties contained in Section 2(a) and (b) of the Securities Purchase Agreement entered into in connection with the initial issuance of the Debentures are true and correct as to the undersigned as of the date hereof.

       3. Buyer Information. The Buyer acknowledges the information with respect to Buyer set forth above is accurate.


                                                 Name of Registered Buyer


                                                 By:
                                                    ----------------------------



                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                   EXHIBIT IV

                         BREAK-UP SHARE ISSURANCE NOTICE
                     TO BE EXECUTED BY CSK AUTO CORPORATION


       CSK Auto Corporation hereby notifies the Transfer Agent that _______ shares of Common Stock (the "Break-up Shares") of CSK Auto Corporation, a Delaware corporation (the "Company") will be issued to _________________ (the "Buyer").

              3. Delivery of Break-up Shares.

              2. Delivery Information

              Number of shares of Common Stock to be issued:

              Tax ID Number (If applicable):
                                             -----------------------------------

              Please issue the Common Stock and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

              Issue to:
                       ---------------------------------------------------------
              Address:
                      ----------------------------------------------------------
              Telephone Number:
                                ------------------------------------------------
              Facsimile Number:
                                ------------------------------------------------
              Authorization:
                            ----------------------------------------------------
              By:
                 ---------------------------------------------------------------
              Title:
                    ------------------------------------------------------------
              Dated:

              Account Number (if electronic book entry transfer):
                                                                 ---------------

              Transaction Code Number (if electronic book entry transfer):
                                                                          ------

Date: _______________ __, ____

----------------------------------
CSK Auto Corporation

By:_______________________________

Name:_____________________________

Title:______________________________

                                 ACKNOWLEDGMENT

       The undersigned buyer (the "Buyer") hereby acknowledges this Break-up Share Issuance Notice and hereby directs Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December ___, 2001 from the Company and acknowledged and agreed to by Transfer Agent.

       1. Delivery of Break-up Shares. The holder of these Break-up Shares has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

       2. Private Placement Representations. The undersigned confirms that the representations and warranties contained in Section 2(a) and (b) of the Securities Purchase Agreement entered into in connection with the initial issuance of the Break-up Shares are true and correct as to the undersigned as of the date hereof.

       3. Buyer Information. The Buyer acknowledges the information with respect to Buyer set forth above is accurate.


                                    Name of Registered Buyer


                                    By:
                                       -----------------------------------------



                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT V
                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[-------------]
Attn:

               Re:   CSK Auto Corporation

Ladies and Gentlemen:

       We are counsel to CSK Auto Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Purchase Agreement") entered into by and among the Company and the named therein on the Schedule of Buyers (collectively, the "Buyers") pursuant to which the Company issued to the Buyers its 7% Convertible Debentures Due December __, 2006 (the "Debentures") convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), warrants exercisable for shares of its Common Stock (the "Warrants"), shares of Common Stock issued as Interest Shares (as defined in the Debentures) and shares of Common Stock issued pursuant to Section 1(d) of the Purchase Agreement (the "Break-up Shares"). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Buyers (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Break-up Shares, the Interest Shares and shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Buyers as a selling stockholder thereunder.

       In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC, and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                               Very truly yours,

                                               [ISSUER'S COUNSEL]


                                               By:_____________________
CC:            [LIST NAMES OF BUYERS]

                   EXHIBIT I TO SECURITIES PURCHASE AGREEMENT

                                VOTING AGREEMENT

                  This VOTING AGREEMENT, dated as of December 7, 2001 (this "Agreement"), is entered into by and among the certain stockholders of CSK Auto Corporation (the "Company") listed on the signature pages hereto under the heading "Stockholders" that have executed this Agreement (each, a "Stockholder" and collectively, the "Stockholders"), the Company, and the investors listed on the signature pages hereto under the heading "Investors" that have executed this Agreement, including (i) LBI Group, Inc.; (ii) Investcorp CSK Holdings L.P.; and
(3) additional investors, if any, that become a party to the Securities Purchase Agreement (as defined below) on or before December 15, 2001 (each, an "Investor" and collectively, the "Investors").

                  WHEREAS, the Investors and the Company are contemporaneously herewith entering into (i) a Securities Purchase Agreement dated as of the date hereof, pursuant to which, among other things, the Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase, Convertible Debentures of up to an aggregate principal amount of $50 million plus such additional amounts as may be added to such principal amount pursuant to the second paragraph of such Convertible Debentures (collectively, the "Debentures") and Warrants (collectively, the "Warrants") to acquire shares of common stock of the Company, par value $0.01 per share (together with any amendments thereto, including any amendments changing the allocation of Debentures and Warrants among the Investors or adding additional Investors, the "Securities Purchase Agreement") and (ii) a Registration Rights Agreement, dated as of the date hereof (together with any amendments thereto, the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act") (the transactions contemplated by the Securities Purchase Agreement and the Registration Rights Agreement are collectively referred to herein as the "Transaction");

                  WHEREAS, as of the date hereof, the potential Stockholder parties own collectively a majority of the total issued and outstanding common stock of the Company, par value $0.01 per share ("Company Common Stock"), including the Company Common Stock issuable upon conversion of the Company's 7% Convertible Subordinated Notes due September 2006; and

                  WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and the Registration Rights Agreement and to consummate the Transaction, the Investors have required that the Stockholders agree, and in order to induce the Investors to enter into the Securities Purchase Agreement and the Registration Rights Agreement and to consummate the Transaction, the Stockholders have so agreed, to enter into this Agreement, which shall apply to (i) all of the shares of Company Common Stock now owned and which may hereafter be acquired by the Stockholders (the "Shares") and (ii) any other securities of the Company now owned and which may hereafter be acquired by the Stockholders (the "Other Securities"), in each case that the Stockholders are entitled to vote at any meeting of stockholders of the Company.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                            PROXY OF THE STOCKHOLDERS

                  SECTION 1.01. Voting Agreement. Each Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, each of the Stockholders shall vote the Shares and the Other Securities:

                  (a) in favor of the Transaction, the Securities Purchase Agreement(in the form executed on the date hereof), the Registration Rights Agreement (in the form executed on the date hereof), and any of the transactions contemplated by such agreements or the Debentures or Warrants, including, without limitation, the issuance of the Debentures, the Warrants, and the shares of Company Common Stock issuable upon the conversion or exercise thereof;

                  (b) against any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Articles of Incorporation or Bylaws, any other material change in the Company's corporate structure or business, or any other proposal to be considered by the Company's stockholders, in each such case that would reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Transaction, the Securities Purchase Agreement, the Registration Rights Agreement, any of the transactions contemplated by such agreements or the Debentures or Warrants, or the likelihood of the Transaction being consummated; and

                  (c) in favor of any other matter necessary for consummation of the Transaction, the Securities Purchase Agreement, the Registration Rights Agreement, and any of the transactions contemplated by such agreements or the Debentures or Warrants that is considered at any such meeting of shareholders or proposed in any such consent, and in connection therewith to execute any documents that are necessary or appropriate in order to effectuate the foregoing.

                  SECTION 1.02. Irrevocable Proxy. Until the termination of this Agreement, each Stockholder hereby irrevocably appoints Don Watson and Martin Fraser, or either of them acting alone, as his or its attorney and proxy pursuant to the provisions of Section 212(c) of the General Corporation Law of the State of Delaware, each with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares and the Other Securities which such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1.01 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND

COUPLED WITH AN INTEREST. The Stockholders hereby revoke all other proxies and powers of attorney with respect to the Shares and the Other Securities that they may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholders with respect to the matters specified in Section 1.01 hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any Stockholder and any obligation of any Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors or assigns of such Stockholder.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Stockholder hereby represents and warrants, severally but not jointly, to the Investors as follows:

                  SECTION 2.01. Authority Relative to This Agreement. Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Shares or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares or Other Securities owned by such Stockholder are bound or affected.

                  (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.

                  SECTION 2.03. Title to the Shares. As of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder's name on the signature pages hereto. Such Shares and any Other Securities owned by such Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, except as provided for in that certain Stockholders' Agreement dated as of October 30, 1996, as amended by that certain Amendment thereto, dated as of June 12, 1998, as further amended by that certain letter agreement, dated December 8, 1998, and as further amended by that certain amendment, dated the date hereof, relating to the Shares held by certain stockholders listed on the signature pages hereto under the heading "Stockholders" (the "Stockholders' Agreement"). Except as provided in this Agreement, no Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares or Other Securities owned by such Stockholder.

                  SECTION 2.04. Shares Outstanding. The Company represents that this Agreement has been executed by a majority of the outstanding shares of Company Common Stock (including the Company Common Stock issuable upon conversion of the Company's 7% Convertible Subordinated Notes due September
2006).

                                   ARTICLE III

                                    COVENANTS

                  SECTION 3.01. No Disposition or Encumbrance of Shares. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, such Stockholder shall not directly or indirectly offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on any Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares or Other Securities, and shall not initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, that such Stockholder may take any such action with respect to the Shares or Other Securities under this Agreement or under the Stockholders' Agreement so long as any recipient of any such Shares or Other Securities or rights with respect thereto or party to any such action has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the Investors that such recipient or party shall be bound by, and the Shares and/or Other Securities so transferred, assigned or sold shall remain subject to, this Agreement.

                  SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that, unless the provisions of Section 3.01 have been complied with, it will not recognize (apart from this Agreement) any sale, transfer, tender, assignment, hypothecation or other disposal of, grant of proxy or power of attorney with respect to, or the creation or permission to exist of any security interest, lien, claim, pledge, option, right of first refusal, agreement on any of the Shares or Other Securities subject to this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.01. Termination. This Agreement and the proxy granted hereunder shall terminate and be of no further force and effect upon the earlier of (i) the conclusion of any shareholder vote approving the Transaction;
(ii) the receipt by the Company of a shareholder consent approving the Transaction, duly executed by a shareholders of the Company controlling a majority of the shares entitled to vote to approve the Transaction; (iii) after the later of (A) the termination of the Securities Purchase Agreement by all of the Buyers (as defined therein) in accordance with Section 9(k)(i) thereof and (B) the expiration of the Post-Closing Participation Period (as defined in the Securities Purchase Agreement); or (iv) the termination of the Securities Purchase Agreement by the Company in accordance with Section 9(k)(ii).

                  SECTION 4.02. Further Assurances. Each Stockholder will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  SECTION 4.03. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party.

                  SECTION 4.04. Entire Agreement. This Agreement constitutes the entire agreement between the Investors, the Stockholders and the Company (other than the Transaction Documents (as defined in the Securities Purchase Agreement) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Investors, the Stockholders and the Company with respect to the subject matter hereof.

                  SECTION 4.05. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 4.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  SECTION 4.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court.

                  SECTION 4.08. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.



                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the Company and each Stockholder have duly executed this Agreement as of the date first written above.

THE COMPANY

CSK AUTO CORPORATION

By:  ___________________________
         Name:__________________
         Title:_________________

                          STOCKHOLDERS' SIGNATURE PAGES

EQUITY CSKA LIMITED                        Shares of Company Common Stock Owned:


By:  ___________________________           409,641
         Name:_________________
Title:__________________


EQUITY CSKB LIMITED                        Shares of Company Common Stock Owned:


By:  ___________________________           409,641
         Name:_________________
Title:__________________


EQUITY CSKC LIMITED                        Shares of Company Common Stock Owned:


By:  ___________________________           87,542
         Name:_________________
Title:__________________


AUTO EQUITY LIMITED                        Shares of Company Common Stock Owned:


By:  ___________________________           755,702
         Name:_________________
Title:__________________


AUTO PARTS LIMITED                         Shares of Company Common Stock Owned:


By:  ___________________________           755,702
         Name:_________________
Title:__________________


AUTO INVESTMENTS LIMITED                   Shares of Company Common Stock Owned:


By:  ___________________________           755,702
         Name:_________________
Title:__________________

CSK INVESTMENTS LIMITED                    Shares of Company Common Stock Owned:


By:  ___________________________           766,815
         Name:_________________
Title:__________________


CSK EQUITY LIMITED                         Shares of Company Common Stock Owned:


By:  ___________________________           755,702
         Name:_________________
Title:__________________


NEW CSK EQUITY LIMITED                     Shares of Company Common Stock Owned:

By:  ___________________________           377,838
         Name:_________________
Title:__________________


INVESTCORP CSK HOLDINGS L.P.               Shares of Company Common Stock Owned:


By:  ___________________________           565,040
         Name:_________________
Title:__________________


CSK INTERNATIONAL LIMITED                  Shares of Company Common Stock Owned:


By:  ___________________________           108,101
         Name:_________________
Title:__________________


J.P. MORGAN (SUISSE) SA, AS SUCCESSOR TO
CHASE MANHATTAN PRIVATE BANK (SWITZERLAND) Shares of Company Common Stock Owned:


By:  ___________________________           107,743
         Name:_________________
Title:__________________

SOUTH BAY LIMITED                          Shares of Company Common Stock Owned:


By:  ___________________________           121,914
         Name:_________________
Title:__________________


BALLET LIMITED                             Shares of Company Common Stock Owned:


By:  ___________________________           4,957
         Name:_________________
Title:__________________


DENARY LIMITED                             Shares of Company Common Stock Owned:


By:  ___________________________           4,957
         Name:_________________
Title:__________________


GLEAM LIMITED                              Shares of Company Common Stock Owned:


By:  ___________________________           4,957
         Name:_________________
Title:__________________


HIGHLANDS LIMITED                          Shares of Company Common Stock Owned:


By:  ___________________________           4,957
         Name:_________________
Title:__________________


NOBLE LIMITED                              Shares of Company Common Stock Owned:


By:  ___________________________           4,957
         Name:_________________
Title:__________________

OUTRIGGER LIMITED                          Shares of Company Common Stock Owned:


By:  ___________________________           4,957
         Name:_________________
Title:__________________


QUILL LIMITED                              Shares of Company Common Stock Owned:


By:  ___________________________           4,957
         Name:_________________
Title:__________________


RADIAL LIMITED                             Shares of Company Common Stock Owned:


By:  ___________________________           4,957
         Name:_________________
Title:__________________


SHORELINE LIMITED                          Shares of Company Common Stock Owned:


By:  ___________________________           4,957
         Name:_________________
Title:__________________


ZINNIA LIMITED                             Shares of Company Common Stock Owned:


By:  ___________________________           4,957
         Name:_________________
Title:__________________


INVESTCORP INVESTMENT EQUITY LIMITED       Shares of Company Common Stock Owned:

By:  ___________________________
         Name:_________________            4,311
Title:__________________

CHILTERN TRUSTEES LIMITED, IN ITS
CAPACITY AS TRUSTEE OF                     Shares of Company Common Stock Owned:
THE CARMEL TRUST

By:  ___________________________           497,282
         Name:_________________
Title:__________________


TRANSATLANTIC INVESTMENTS, LLC             Shares of Company Common Stock Owned:


By:  ___________________________           544,685
         Name:_________________
Title:__________________


GLENELLEN INVESTMENT CO.                   Shares of Company Common Stock Owned:


By:  ___________________________           4,600,000
         Name:_________________
Title:__________________


THE JAB TRUST                              Shares of Company Common Stock Owned:


By:  ___________________________           259,857
         Name:_________________
Title:__________________


By:  ___________________________
         Name:_________________
Title:__________________

OPPENHEIMER CAPITAL INCOME FUND            Shares of Company Common Stock Owned:

By:  ___________________________
         Name:_________________            1,839,300
Title:__________________


THE MILLENIUM INCOME AND GROWTH FUND       Shares of Company Common Stock Owned:

By:  ___________________________           20,000
         Name:_________________
Title:__________________

                                           Shares of Company Common Stock Owned:

By:____________________________            21,100
         MAYNARD JENKINS

                                           Shares of Company Common Stock Owned:

By:  ___________________________           7,795
         JOHN ANTIOCO

                                           Shares of Company Common Stock Owned:

By:  ___________________________           4,346
         MORTON GODLAS

                                           Shares of Company Common Stock Owned:

By:  ___________________________           31,000
         CHARLES MARQUIS

                                           Shares of Company Common Stock Owned:

By:  ___________________________           32,000
         CHRISTOPHER O'BRIEN

                                           Shares of Company Common Stock Owned:

By:  ___________________________           7,000
         MAMOUN ASKARI

                                           Shares of Company Common Stock Owned:

By:  ___________________________           41,000
         CHRISTOPHER STADLER

                                           Shares of Company Common Stock Owned:

By:  ___________________________           13,000
         SAVIO TUNG

                                           Shares of Company Common Stock Owned:

By:  ___________________________           25,256
         MARTIN FRASER

                                           Shares of Company Common Stock Owned:

By:  ___________________________           9,024
         DON WATSON

Agreed and Accepted
as of December __, 2001:

LBI GROUP INC.

By:  __________________________
      Name:
      Title:

Agreed and Accepted
as of December __, 2001:

INVESTCORP CSK HOLDINGS L.P.

By:  __________________________
      Name:
      Title:

Agreed and Accepted
as of December __, 2001:

OPPENHEIMER CAPITAL INCOME FUND

By:  __________________________
      Name:  ________________________
      Title:    ________________________